Exhibit 3.169

Delaware        PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE SIXTEENTH DAY OF JANUARY, A.D. 2001, AT 12:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE SECOND DAY OF APRIL, A.D. 2001, AT 3 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FOURTH DAY OF APRIL, A.D. 2001.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES, LLC” TO “ADVANCED DISPOSAL SERVICES, INC.”, FILED THE TWELFTH DAY OF APRIL, A.D. 2002, AT 2 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE FIFTEENTH DAY OF APRIL, A.D. 2002, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF APRIL, A.D. 2002, AT 2 O’CLOCK P.M.

3344830        8100H

121187004

AUTHENTICATION: 9956724

DATE: 11-01-12

Delaware        PAGE 2

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF INCORPORATION IS THE FIFTEENTH DAY OF APRIL, A.D. 2002, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWELFTH DAY OF APRIL, A.D. 2002, AT 2:01 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF DESIGNATION IS THE FIFTEENTH DAY OF APRIL, A.D. 2002, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWELFTH DAY OF APRIL, A.D. 2002, AT 2:01 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF DESIGNATION IS THE FIFTEENTH DAY OF APRIL, A.D. 2002, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TWELFTH DAY OF APRIL, A.D. 2002, AT 2:01 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF DESIGNATION IS THE FIFTEENTH DAY OF APRIL, A.D. 2002, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-FOURTH DAY OF JUNE, A.D. 2002, AT 4:30 O’CLOCK P.M.

3344830        8100H

121187004

AUTHENTICATION: 9956724

DATE: 11-01-12

Delaware        PAGE 3

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE TWENTY-FIFTH DAY OF JUNE, A.D. 2002.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF SEPTEMBER, A.D. 2002, AT 1:30 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED THE THIRTIETH DAY OF SEPTEMBER, A.D. 2002, AT 9:45 O’CLOCK A.M.

RESTATED CERTIFICATE, FILED THE THIRTY-FIRST DAY OF DECEMBER, A. D. 2002, AT 11 O’CLOCK A.M.

RESTATED CERTIFICATE, FILED THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 2003, AT 10:17 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED THE THIRTIETH DAY OF MARCH, A.D. 2004, AT 6:18 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED THE TWENTY-FOURTH DAY OF AUGUST, A.D. 2006, AT 5:22 O’CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2006, AT 9:50 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF MAY, A.D. 2007, AT 6:16 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTY-FIRST DAY OF MAY,

3344830        8100H

121187004

AUTHENTICATION: 9956724

DATE: 11-01-12

Delaware        PAGE 4

The First State

A.D. 2007, AT 8:59 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED THE TWENTY-FIRST DAY OF APRIL, A.D. 2011, AT 11:42 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “ADVANCED DISPOSAL SERVICES, INC.”.

3344830        8100H

121187004

AUTHENTICATION: 9956724

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

ADVANCED DISPOSAL SERVICES, LLC

ARTICLE I - NAME

The name of this Limited Liability Company is Advanced Disposal Services, LLC (the “Company”).

ARTICLE II - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III - OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized representative of the Company has executed this Certificate of Formation this 16 day of January, 2001.

ADVANCED DISPOSAL SERVICES, LLC

By:
Michael A. Wodrich
Authorized Representative of Company

CERTIFICATE OF MERGER

of

ADVANCED DISPOSAL SERVICES, LLC

into

ADVANCED DISPOSAL SERVICES, LLC

This Certificate of Merger is submitted in accordance with Delaware Code Section 18-209.

1. The surviving company is ADVANCED DISPOSAL SERVICES, LLC, a Delaware limited liability company.

2. The merging company is ADVANCED DISPOSAL SERVICES, LLC, a Florida limited liability company.

3. An agreement of merger has been approved and executed by the surviving company and the merging company.

4. The merger shall become effective on April 4, 2001.

5. The agreement of merger is on file at the offices of the surviving company, located at 9250 Baymeadows Road, Suite 220, Jacksonville, FL 32256, and a copy of such agreement will be furnished by the surviving company to any Member of the merging or surviving company upon written request and at no cost to such Member.

IN WITNESS WHEREOF, the undersigned sign this Certificate of Merger as of this 29 of March, 2001.

ADVANCED DISPOSAL SERVICES, LLC, a Florida limited liability company

By:
Name:	Charles C. Appleby
Its:	President

ADVANCED DISPOSAL SERVICES, LLC a Delaware limited liability company

By:
Name:	Charles C. Appleby
Its:	President

CERTIFICATE OF CONVERSION

CONVERTING

ADVANCED DISPOSAL SERVICES, LLC

a Delaware limited liability company

TO

ADVANCED DISPOSAL SERVICES, INC.

a Delaware corporation

(Pursuant to Section 265 of the Delaware General Corporation Law and Section 18-216 of the Delaware Limited Liability Company Act)

The undersigned, being an authorized person, does hereby certify for and on behalf of Advanced Disposal Services, LLC, a Delaware limited liability company (the “Company”), that:

1. Date. The date on which the Company was formed is January 16, 2001.

2. Name of Limited Liability Company. The name of the Company immediately prior to the filing of this Certificate of Conversion was “Advanced Disposal Services, LLC.”

3. Name of Corporation. The name of the corporation to which the Company is being converted is sot forth in its Certificate of Incorporation as “Advanced Disposal Services, Inc.”

4. Delaware Entity. The Company is a limited liability company formed under the laws of the State of Delaware.

5. Effective Time. This Certificate of Conversion shall be effective at 12:01 a.m. on April 15, 2002.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Conversion as of April 12, 2002.

/s/ Charles C. Appleby
Charles C. Appleby
An Authorized Person

CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES, INC.

ARTICLE ONE

NAME

The name of this corporation is “ADVANCED DISPOSAL SERVICES, INC.” (the “Corporation”).

ARTICLE TWO

PURPOSES

The Corporation has been formed to (i) engage in and invest in enterprises engaged in the business of collection, transportation and disposal (including ownership and operation of landfills and other solid waste disposal facilities) of residential, commercial and industrial waste; (ii) engage in such other activities as are reasonably incidental to the purpose and business of the Corporation set forth in clause (i); and (iii) engage in such other activities as the Board of Directors may, from time to time, direct. In furtherance of the foregoing, and not in limitation thereof, the Corporation shall have the power and authority to do everything necessary, proper or incidental to the accomplishment of its purposes.

ARTICLE THREE

REGISTERED OFFICE AND AGENT

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

ARTICLE FOUR

CAPITAL STOCK

The maximum number of shares with par value that the Corporation is authorized to have outstanding at any time is eight million (8,000,000) shares, which shall be divided into two (2) classes designated: (a) a Common Stock and consisting of five million (5,000,000) shares, with the par value of $0.001 each; and (b) a Preferred Stock and consisting of three million (3,000,000) shares, with the par value of $0.001 each.

4.1 Common Stock. Each share of Common Stock shall be entitled to one ( I) vote per share on any matters on which any share of Common Stock is entitled to vote. The shares of the Common Stock are subject to the terms, conditions, and restrictions set forth in this Certificate of Incorporation and the Bylaws of the Corporation.

4.2 Preferred Stock. The Board of Directors of the Corporation is authorized, subject to the limitations on the maximum number of shares permitted to be outstanding pursuant to this Article Fourth, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors of the Corporation with respect to each series shall include, but not be limited to, determination of the following;

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether the series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors of the Corporation shall determine;

(d) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(e) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(f) The rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(g) Any other relative rights, preferences and limitations of that series.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall, be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

ARTICLE FIVE

BOARD OF DIRECTORS

The affairs of the Corporation shall be managed by the Board of Directors of the Corporation which shall initially consist of six (6) persons selected by the holders of those shares of the Common Stock and Preferred Stock entitled to vote for the members of the Board of Directors of the Corporation as provided in the Bylaws. Notwithstanding the foregoing, the number of the members of the Board of Directors of the Corporation may be increased or decreased through amendment of the Bylaws.

ARTICLE SIX

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders of the Corporation herein are granted subject to this reservation. Notwithstanding the foregoing, Article Four of this Certificate of incorporation may not be amended except following the affirmative vote of all, and not less than all, of the members of the Board of Directors, and by a majority vote of holders of shares of the Common Stock and Preferred Stock of the Corporation entitled to vote on such amendment.

ARTICLE SEVEN

BYLAWS

The Board of Directors of the Corporation shall adopt such Bylaws for the conduct of the business of the Corporation in carrying out its purpose as the Board of Directors may deem necessary from time to time; provided, however, such Bylaws shall not be inconsistent with the provisions of this Certificate of Incorporation. The Board of Directors shall have the power to amend, alter, or rescind the Bylaws or adopt new Bylaws as provided therein.

ARTICLE EIGHT

EFFECTIVE DATE

This Certificate of Incorporation shall be effective as of 12:01 a.m. on the 15th day of April, 2002.

ARTICLE NINE

INCORPORATOR

The name and mailing address of the incorporator are as follows: Charles C. Appleby, 9250 Baymeadows Road, Suite 220, Jacksonville, Florida 32256.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation, and do certify that the facts stated herein are true, and I have accordingly hereunto set my hand this 12th day of April, 2002.

By:	/s/ Charles C. Appleby
Charles C. Appleby, Incorporator

CERTIFICATE OF DESIGNATIONS

OF

SERIES A PREFERRED STOCK

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, INC., a Delaware corporation (the “Corporation”), does hereby certify:

That the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), effective as of 12:01 a.m. on April 15, 2002, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation authorizing the Corporation to issue up to three million (3,000,000) shares of its Preferred Stock, par value $0.001 per share (the “Preferred Stock”):

“Be it resolved, that the issuance of a series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of Advanced Disposal Services, Inc. (the “Corporation”) is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of incorporation of the Corporation, are hereby fixed as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series A Preferred Stock” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A.

Section 2. Number of Shares. The number of shares of Series A shall be one million three hundred thousand (1,300,000). Subject to the approval required by Section 8(c), such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series A then outstanding) by the Board of Directors. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled.

Section 3. Definitions. As used herein with respect to Series A:

(a) “Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

(b) “Junior Stock” means the shares of the Common Stock and any other classes or series of capital stock of the Corporation hereafter authorized that are not, by their express terms, Parity Stock or Senior Stock and over which Series A has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(c) “Parity Stock” means the Series B Preferred Stock of the Corporation (the “Series B”), the Series C Preferred Stock of the Corporation (the “Series C”), and any other class or series of capital stock of the Corporation that by its express terms ranks on a parity with Series A in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(d) “Senior Stock” means any class or series of capital stock of the Corporation that by its express terms ranks senior to the Series A in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(e) “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or organization.

Section 4. Dividends. The shares of Series A do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board of Directors of the Corporation.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series A shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full an amount equal to the Liquidation Preference (as defined herein) determined as of the payment date. For purposes of this Section 5 the merger or consolidation of the Corporation with any other Person shall not constitute a liquidation, dissolution or winding up of the Corporation. “Liquidation Preference” shall be Ten and 00/100 Dollar ($10.00) per share of Series A.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference determined as of the payment date to all holders of Series A and all holders of any Parity Stock, the amounts paid to the holders of Series A and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series A and all such Parity Stock.

(c) Residual Distributions. If the Liquidation Preference determined as of the payment date have been paid in full to all holders of Series A and the respective liquidation preferences payable in connection with such liquidation, dissolution or winding up have been paid in full to all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

Section 6. Conversion to Common Stock.

(a) Automatic Conversion.

(i) At the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the Series A then issued and outstanding, or (B) the closing of a qualified public offering of at least Fifty Million and 00/100 Dollars ($50,000,000) (the “Automatic Conversion Date”), all (but

not less than all) of the outstanding shares of Series A will automatically be converted into fully paid, validly issued and non-assessable shares of Common Stock, at the rate of one (I) share of Common Stock for each full share of Series A (the “Automatic Conversion”).

(ii) The Corporation shall mail written notice of any Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of Series A at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given when so mailed, whether or not the holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A shall not affect the validity of the Automatic Conversion of any other shares of Series A. The Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Automatic Conversion Date, and from and after such time the shares of Series A shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of the Series A and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of Series A must surrender the certificate or certificates representing their shares of Series A at the office of the transfer agent for the Series A or at such other office or offices, if any, as the Board of Directors may designate for the purpose (which certificate or certificates for the Series A, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or, certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(b) Right of Conversion. Each share of Series A shall be convertible at the option of the holder thereof, at any time prior to the date fixed for redemption of such share as provided in Section 6(a) (and thereafter if the Corporation defaults in payment of the redemption price), into fully paid, validly issued and nonassessable shares of Common Stock, at the rate of one (1) share of Common Stock for each full share of Series A.

(c) Conversion Procedures.

(i) Any holder of shares of Series A desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series A at the office of the transfer agent for the Series A or at such other office or offices, if any, as the Board of Directors may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of Series A (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to he delivered).

(ii) Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series A on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion.

(iii) The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of Series A being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of full shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of Series A to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(d) Fractional Shares. Fractional shares of Common Stock may he issued upon conversion of Series A.

(e) Adjustment of Shares.

(i) Splits and Combinations. If the Corporation shall at any time or from time to time after the date hereof effect a subdivision of the shares of Common Stock (without effecting an identical subdivision of the shares of Series A), the number of shares of Common Stock into which the shares of Series A are convertible immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the date hereof combine the outstanding shares of Common Stock (without effecting an identical combination of the shares of Series A), the number of shares of Common Stock into which the shares of Series A are convertible immediately before that combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in additional shares of Common Stock on the Common Stock (without an identical dividend or other distribution on Series A), then and in each such event the number of shares of Common Stock into which the shares of Series A are convertible shall be increased as of the time of such issuance, to reflect such dividend or other distribution.

(iii) Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in securities (including, without limitation, options or convertible securities) of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holder of Series A shall receive upon conversion of Series A to Common Stock in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that the holder would have received had such Series A been converted to Common, Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period.

(iv) Reclassification, Exchange, or Substitution. If the shares of Common Stock issuable upon the conversion of Series A shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets provided for below), then and in each such event holders of Series A shall have the right thereafter to convert such Series A for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such Series A might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(v) Merger Etc. In case of any consolidation, merger or share exchange of the Corporation with or into another corporation or entity or the sale of all or substantially all of the assets of the Corporation to another corporation or entity, then shares of Series A shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of Series A would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 6 to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the number of shares of stock issuable upon conversion of Series A) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A into shares of Common Stock.

(f) Reservation of Shares; Etc. The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Series A, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Series A then outstanding. If any shares of Common Stock required to be reserved for purposes of conversion of the Series A hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued or freely transferred upon conversion, the Corporation will use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, as expeditiously as possible. If the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A. Notwithstanding the foregoing, the reference to free transferability in the second sentence of this paragraph and the reference to listing in the third sentence of this paragraph shall apply only when the Series A shall have become freely transferable under the federal securities laws.

Section 7. Transfer and Other Taxes. The Corporation shall pay any and all stock transfer, documentary stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Series A or shares of Common Stock or other securities issued or delivered on conversion of Series A. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A or Common Stock or other securities in a name other than that in which the shares of Series A with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 8. Voting Rights.

(a) General. Except as hereinafter provided, the holders of Series A shall be entitled to the number of votes per share of Series A equal to the number of whole shares of Common Stock into which one (1) share of Series A is then convertible pursuant to Section 7(b) and shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(b) Election of Member of Board of Directors. Holders of Series A shall be entitled to elect one (1) member of the Board of Directors by the majority vote or consent of more than fifty percent (50%) of the shares of Series A at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

(c) Other Voting Rights. So long as any shares of Series A are outstanding, in addition to any other vote or consent of the stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series A at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(i) amend or repeal any provision of or add any provision to the certificate of incorporation or the bylaws of the Corporation (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A, including, without limitation, increasing or decreasing the total number of authorized shares of Series A;

(ii) effect any (A) consolidation or merger of the Corporation or any of its subsidiaries with or into any other entity, (B) exchange of shares of the Corporation’s capital stock for shares or equity interests in any other entity, (C) conversion of the Corporation into another type of business organization, (D) recapitalization or reorganization of the Corporation or of any subsidiary or affiliate of the Corporation, (E) sale of all or substantially all of the assets of the Corporation, or (F) action to initiate a bankruptcy of the Corporation;

(iii) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series A;

(iv) effect any change in the business of the Corporation or the purchase or acquisition by the Corporation, or by any subsidiary of the Corporation, of any capital stock of any corporation or any voting interest in or material assets of any entity, which is not engaged in a business substantially similar to or substantially related to the business of the Corporation;

(v) enter into any agreement or transaction by the Corporation with any of its shareholders, officers or directors, or any individual related by blood or marriage to any such person or any entity in which such person owns a beneficial interest (other than a non-controlling interest in a public corporation);

(vi) issue any shares of capital stock of the Corporation for a purchase price less than Ten and 00/100 Dollars ($10.00) per share or any securities convertible into shares of capital stock of the Corporation with an exercise price less than Ten and 00/100 Dollars ($10.00) per share, except pursuant to options issued as compensation pursuant to any option plan adopted by the Corporation;

(vii) adopt or implement any qualified or non-qualified stock option plan not otherwise in effect on the date of filing of this certificate of designations or increase the number of option shares available for grant under any qualified or non-qualified stock option plan in effect on such date; or

(viii) take any action indirectly through a subsidiary, or permitting any subsidiary to take any action, which the Corporation may not do directly.

Section 9. Other Rights. The shares of Series A shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the certificate of incorporation of the Corporation or as required by Delaware law (after giving effect to any limitations included herein or in the certificate of incorporation that are permitted by such law).

Section 10. Restatement of Certificate. Upon any restatement of the certificate of incorporation of the Corporation, Sections 1 through 9 of this certificate of designations shall be included in Article Four of the Certificate of Incorporation under the heading “Series A Preferred Stock” and this Section 10 may be omitted. If the Board of Directors so determines, the numbering of Sections 1 through 9 may be changed for convenience of reference or for any other proper purpose.

IN WITNESS WHEREOF, ADVANCED DISPOSAL SERVICES, INC., has caused this certificate to be signed by Charles C Appleby, its President and Secretary as of the 12th day of April, 2002.

ADVANCED DISPOSAL SERVICES, INC.

By:	/s/Charles C. Appleby
Name:	Charles C. Appleby
Title:	President

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PREFERRED STOCK

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, INC., a Delaware corporation (the “Corporation”), does hereby certify:

That the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), effective as of 12:01 a.m. on April 15, 2002, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation authorizing the Corporation to issue up to three million (3,000,000) shares of its Preferred Stock, par value $0.001 per share (the “Preferred Stock”):

“Be it resolved, that the issuance of a series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of Advanced Disposal Services, Inc. (the “Corporation”) is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series B Preferred Stock” (“Series B”). Each share of Series B shall be identical in all respects to every other share of Series B.

Section 2. Number of Shares. The number of shares of Series B shall be two hundred thousand (200,000). Subject to the approval required by Section 8(c), such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series B then outstanding) by the Board of Directors. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled.

Section 3. Definitions. As used herein with respect to Series B:

(a) “Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

(b) “Junior Stock” means the shares of the Common Stock and any other classes or series of capital stock of the Corporation hereafter authorized that are not, by their express terms, Parity Stock or Senior Stock and over which Series B has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(c) “Parity Stock” means the Series A Preferred Stock of the Corporation (the “Series A”), the Series C Preferred Stock of the Corporation (the “Series C”), and any other class or series of capital stock of the Corporation that by its express terms ranks on a parity with Series B in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(d) “Senior Stock” means any class or series of capital stock of the Corporation that by its express terms ranks senior to the Series B in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(e) “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or organization.

Section 4. Dividends. The shares of Series B do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board of Directors of the Corporation.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series B shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full an amount equal to the Liquidation Preference (as defined herein) determined as of the payment date. For purposes of this Section 5 the merger or consolidation of the Corporation with any other Person shall not constitute a liquidation, dissolution or winding up of the Corporation, “Liquidation Preference” shall be Fifteen and 00/100 Dollars ($15.00) per share of Series B.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference determined as of the payment date to all holders of Series B and all holders of any Parity Stock, the amounts paid to the holders of Series B and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series B and all such Parity Stock,

(c) Residual Distributions. If the Liquidation Preference determined as of the payment date have been paid in full to all holders of Series B and the respective liquidation preferences payable in connection with such liquidation, dissolution or winding up have been paid in full to all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

Section 6, Conversion to Common Stock.

(a) Automatic Conversion.

(i) At the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the Series B then issued and outstanding, or (B) the closing of a qualified public offering of at least Fifty Million and 00/100 Dollars ($50,000,000) (the “Automatic Conversion Date”), all (but

not less than all) of the outstanding shares of Series B will automatically be converted into fully paid, validly issued and non-assessable shares of Common Stock, at the rate of one (1) share of Common Stock for each full share of Series B (the “Automatic Conversion”).

(ii) The Corporation shall mail written notice of any Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of Series B at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given when so mailed, whether or not the holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B shall not affect the validity of the Automatic Conversion of any other shares of Series B. The Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Automatic Conversion Date, and from and after such time the shares of Series B shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of the Series B and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of Series B must surrender the certificate or certificates representing their shares of Series B at the office of the transfer agent for the Series B or at such other office or offices, if any, as the Board of Directors may designate for the purpose (which certificate or certificates for the Series B, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(b) Right of Conversion. Each share of Series B shall be convertible at the option of the holder thereof, at any time prior to the date fixed for redemption of such share as provided in Section 6(a) (and thereafter if the Corporation defaults in payment of the redemption price), into fully paid, validly issued and nonassessable shares of Common Stock, at the rate of one (1) share of Common Stock for each full share of Series B.

(c) Conversion Procedures.

(i) Any holder of shares of Series B desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series B at the office of the transfer agent for the Series B or at such other office or offices, if any, as the Board of Directors may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of Series B (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered).

(ii) Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series B on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion.

(iii) The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of Series B being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of full shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of Series B to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series B shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(d) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series B.

(e) Adjustment of Shares.

(i) Splits and Combinations. If the Corporation shall at any time or from time to time after the date hereof effect a subdivision of the shares of Common Stock (without effecting an identical subdivision of the shares of Series B), the number of shares of Common Stock into which the shares of Series B are convertible immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the date hereof combine the outstanding shares of Common Stock (without effecting an identical combination of the shares of Series B), the number of shares of Common Stock into which the shares of Series B are convertible immediately before that combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in additional shares of Common Stock on the Common Stock (without an identical dividend or other distribution on Series B), then and in each such event the number of shares of Common Stock into which the shares of Series B are convertible shall be increased as of the time of such issuance, to reflect such dividend or other distribution.

(iii) Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in securities (including, without limitation, options or convertible securities) of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holder of Series B shall receive upon conversion of Series B to Common Stock in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that the holder would have received had such Series B been converted to Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period.

(iv) Reclassification, Exchange, or Substitution. If the shares of Common Stock issuable upon the conversion of Series B shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets provided for below), then and in each such event holders of Series B shall have the right thereafter to convert such Series B for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such Series B might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(v) Merger or Reorganization, Etc. In case of any consolidation, merger or share exchange of the Corporation with or into another corporation or entity or the sale of all or substantially all of the assets of the Corporation to another corporation or entity, then shares of Series B shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of Series B would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 6 to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the number of shares of stock issuable upon conversion of Series B) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series B into shares of Common Stock.

(f) Reservation of Shares; Etc. The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Series B, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Series B then outstanding. If any shares of Common Stock required to be reserved for purposes of conversion of the Series B hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued or freely transferred upon conversion, the Corporation will use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, as expeditiously as possible. If the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series B. Notwithstanding the foregoing, the reference to free transferability in the second sentence of this paragraph and the reference to listing in the third sentence of this paragraph shall apply only when the Series B shall have become freely transferable under the federal securities laws.

Section 7. Transfer and Other Taxes. The Corporation shall pay any and all stock transfer, documentary stamp and other taxes that may he payable in respect of any issuance or delivery of shares of Series B or shares of Common Stock or other securities issued or delivered on conversion of Series B. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B or Common Stock or other securities in a name other than that in which the shares of Series B with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 8. Voting Rights.

(a) General, Except as hereinafter provided, the holders of Series B shall be entitled to the number of votes per share of Series B equal to the number of whole shares of Common Stock into which one (1) share of Series B is then convertible pursuant to Section 6(b) and shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(b) Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series B at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation. Any amendment, alteration or repeal of any provision of the certificate of incorporation or bylaws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series B so as to affect them adversely; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series B;

(ii) Authorization of Senior or Parity Stock. Any amendment or alteration of the certificate of incorporation to authorize or create (by reclassification or otherwise), or increase the authorized amount of; any Parity Stock or any Senior Stock; or

(iii) Changes in Authorized Preferred Stock. Any amendment or alteration of the certificate of incorporation to increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Series A, Series B or Series C.

Section 9. Other Rights. The shares of Series B shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the certificate of incorporation of the Corporation or as required by Delaware law (after giving effect to any limitations included herein or in the certificate of incorporation that are permitted by such law).

Section 10. Restatement of Certificate. Upon any restatement of the certificate of incorporation of the Corporation, Sections 1 through 9 of this certificate of designations shall be included in Article Four of the Certificate of Incorporation under the heading “Series B Preferred Stock” and this Section 10 may be omitted. If the Board of Directors so determines, the numbering of Sections 1 through 9 may be changed for convenience of reference or for any other proper purpose.

IN WITNESS WHEREOF, ADVANCED DISPOSAL SERVICES, INC., has caused this certificate to be signed by Charles C. Appleby, its President and Secretary as of the 12th day of April, 2002.

ADVANCED DISPOSAL SERVICES, INC.

By:	/s/ Charles C. Appleby
Name:	Charles C. Appleby
Title:	President

CERTIFICATE OF DESIGNATIONS

OF

SERIES C PREFERRED STOCK

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, a Delaware corporation (the “Corporation”), does hereby certify:

That the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), effective as of 12:01 a.m. on April 15, 2002, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation authorizing the Corporation to issue up to three million (3,000,000) shares of its Preferred Stock, par value $0.001 per share (the “Preferred Stock”):

“Be it resolved, that the issuance of a series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of Advanced Disposal Services, Inc. (the “Corporation”) is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series C Preferred Stock” (“Series C”). Each share of Series C shall be identical in all respects to every other share of Series C.

Section 2. Number of Shares. The number of shares of Series C shall be two hundred fifty thousand (250,000). Subject to the approval required by Section 8(c), such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series C then outstanding) by the Board of Directors. Shares of Series C that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled.

Section 3. Definitions. As used herein with respect to Series C:

(a) “Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

(b) “Junior Stock” means the shares of the Common Stock and any other classes or series of capital stock of the Corporation hereafter authorized that are not, by their express terms, Parity Stock or Senior Stock and over which Series C has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(c) “Parity dock” means the Series A Preferred Stock of the Corporation (the “Series A”), the Series B Preferred Stock of the Corporation (the “Series B”), arid any other class or series of capital stock of the Corporation that by its express terms ranks on a parity with Series B in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(d) “Senior Stock” means any class or series of capital stock of the Corporation that by its express terms ranks senior to the Series C in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(e) “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or organization.

Section 4. Dividends, The shares of Series C do not have any preferences with respect to dividends by the Corporation, Dividends, if any, will be declared in the sole discretion of the Board of Directors of the Corporation.

Section 5. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series C shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full an amount equal to the Liquidation Preference (as defined herein) determined as of the payment date. For purposes of this Section 5 the merger or consolidation of the Corporation with any other Person shall not constitute a liquidation, dissolution or winding up of the Corporation. “Liquidation Preference” shall be Twenty and 00/100 Dollars ($20.00) per share of Series C.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference determined as of the payment date to all holders of Series C and all holders of any Parity Stock, the amounts paid to the holders of Series C and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series C and all such Parity Stock.

(c) Residual Distributions. If the Liquidation Preference determined as of the payment date have been paid in full to all holders of Series C and the respective liquidation preferences payable in connection with such liquidation, dissolution or winding up have been paid in full to all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

Section 6. Conversion to Common Stock.

(a) Automatic Conversion.

(i) At the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the Series C then issued and outstanding, or (B) the closing of a qualified public offering of at least Fifty Million and 00/100 Dollars ($50,000,000) (the “Automatic Conversion Date”), all (but

not less than all) of the outstanding shares of Series C will automatically be converted into fully paid, validly issued and non-assessable shares of Common Stock, at the rate of one (1) share of Common Stock for each full share of Series C (the “Automatic Conversion”).

(ii) The Corporation shall mail written notice of any Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of Series C at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given when so mailed, whether or not the holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C shall not affect the validity of the Automatic Conversion of any other shares of Series C. The Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Automatic Conversion Date, and from and after such time the shares of Series C shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of the Series C and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of Series C must surrender the certificate or certificates representing their shares of Series C at the office of the transfer agent for the Series C or at such other office or offices, if any, as the Board of Directors may designate for the purpose (which certificate or certificates for the Series C, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion,

(b) Right of Conversion. Each share of Series C shall be convertible at the option of the holder thereof, at any time prior to the date fixed for redemption of such share as provided in Section 6(a) (and thereafter if the Corporation defaults in payment of the redemption price), into fully paid, validly issued and nonassessable shares of Common Stock, at the rate of one (1) share of Common Stock for each full share of Series C.

(c) Conversion Procedures.

(i) Any holder of shares of Series C desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series C at the office of the transfer agent for the Series C or at such other office or offices, if any, as the Board of Directors may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of Series C (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered).

(ii) Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series C on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion.

(iii) The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of Series C being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of full shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of Series C to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series C shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(d) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series C.

(e) Adjustment of Shares,

(i) Splits and Combinations. If the Corporation shall at any time or from time to time after the date hereof effect a subdivision of the shares of Common Stock (without effecting an identical subdivision of the shares of Series C), the number of shares of Common Stock into which the shares of Series C are convertible immediately before that subdivision shall he proportionately increased. If the Corporation shall at any time or from time to time after the date hereof combine the outstanding shares of Common Stock (without effecting an identical combination of the shares of Series C), the number of shares of Common Stock into which the shares of Series C are convertible immediately before that combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in additional shares of Common Stock on the Common Stock (without an identical dividend or other distribution on Series C), then and in each such event the number of shares of Common Stock into which the shares of Series C are convertible shall be increased as of the time of such issuance, to reflect such dividend or other distribution.

(iii) Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in securities (including, without limitation, options or convertible securities) of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holder of Series C shall receive upon conversion of Series C to Common Stock in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that the holder would have received had such Series C been converted to Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period.

(iv) Reclassification, Exchange, or Substitution. If the shares of Common Stock issuable upon the conversion of Series C shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets provided for below), then and in each such event holders of Series C shall have the right thereafter to convert such Series C for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such Series C might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(v) Merger or Reorganization, Etc. In case of any consolidation, merger or share exchange of the Corporation with or into another corporation or entity or the sale of all or substantially all of the assets of the Corporation to another corporation or entity, then shares of Series C shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of Series C would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 6 to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the number of shares of stock issuable upon conversion of Series C) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series C into shares of Common Stock.

(f) Reservation of Shares; Etc. The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Series C, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Series C then outstanding. If any shares of Common Stock required to be reserved for purposes of conversion of the Series C hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued or freely transferred upon conversion, the Corporation will use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, as expeditiously as possible. If the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series C. Notwithstanding the foregoing, the reference to free transferability in the second sentence of this paragraph and the reference to listing in the third sentence of this paragraph shall apply only when the Series C shall have become freely transferable under the federal securities laws.

Section 7. Transfer and Other Taxes. The Corporation shall pay any and all stock transfer, documentary stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Series B or shares of Common Stock or other securities issued or delivered on conversion of Series C. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C or Common Stock or other securities in a name other than that in which the shares of Series C with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable,

Section 8. Voting Rights.

(a) General. Except as hereinafter provided, the holders of Series C shall be entitled to the number of votes per share of Series C equal to the number of whole shares of Common Stock into which one (1) share of Series C is then convertible pursuant to Section 6(b) and shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(b) Other Voting Rights. So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series C at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation. Any amendment, alteration or repeal of any provision of the certificate of incorporation or bylaws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series C so as to affect them adversely; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series C;

(ii) Authorization of Senior or Parity Stock. Any amendment or alteration of the certificate of incorporation to authorize or create (by reclassification or otherwise), or increase the authorized amount of, any Parity Stock or any Senior Stock; or

(iii) Changes in Authorized Preferred Stock. Any amendment or alteration of the certificate of incorporation to increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Series A, Series B or Series C.

Section 9. Other Rights. The shares of Series C shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the certificate of incorporation of the Corporation or as required by Delaware law (after giving effect to any limitations included herein or in the certificate of incorporation that are permitted by such law).

Section 10. Restatement of Certificate. Upon any restatement of the certificate of incorporation of the Corporation, Sections 1 through 9 of this certificate of designations shall be included in Article Four of the Certificate of Incorporation under the heading “Series C Preferred Stock” and this Section 10 may be omitted. If the Board of Directors so determines, the numbering of Sections 1 through 9 may be changed for convenience of reference or for any other proper purpose.”

IN WITNESS WHEREOF, ADVANCED DISPOSAL SERVICES, INC., has caused this certificate to be signed by Charles C. Appleby, its President and Secretary as of the 12th day of April, 2002.

ADVANCED DISPOSAL SERVICES, INC.

By:	/s/ Charles C. Appleby
Name:	Charles C. Appleby
Title:	President

CERTIFICATE OF MERGER OF

RC/ADS HOLDINGS, INC.

WITH AND INTO

ADVANCED DISPOSAL SERVICES, INC.

This Certificate of Merger is submitted in accordance with Section 252, Delaware General Corporation Law.

1. The name and jurisdiction of the constituent corporations are as follows:

(a) Advanced Disposal Services, Inc., a Delaware corporation.

(b) RC/ADS Holdings, Inc., a Florida corporation.

2. The Agreement and Plan of Merger was approved, adopted, certified, executed and acknowledged by each of RC/ADS Holdings, Inc. and Advanced Disposal Services, Inc. on June 21, 2002 in accordance with the provisions of Section 252, Delaware General Corporation Law and Section 607.1107, Florida Statutes. The Agreement and Plan of Merger was adopted by the Board of Directors of Advanced Disposal Services, Inc. without being submitted to a vote of the shareholders in accordance with Section 251(f), Delaware General Corporation Law and the conditions specified in such subsection have been satisfied.

3. The surviving corporation is Advanced Disposal Services, Inc.

4. The certificate of incorporation of Advanced Disposal Services, Inc. in effect at the time of the merger shall be unchanged and shall remain the Certificate of Incorporation of the surviving entity following the merger.

5. An executed copy of the Agreement and Plan of Merger is on file at the offices of Advanced Disposal Services, Inc., located at 9250 Baymeadows Road, Suite 220, Jacksonville, Florida 32256 and a copy of such will be furnished without charge to any requesting stockholder of either Advanced Disposal Services, Inc. or RC/ADS Holdings, Inc.

6. The authorized capital stock of RC/ADS Holdings, Inc. is One Thousand (1,000) shares of Common Stock.

7. The merger shall be effective as of June 25, 2002.

IN WITNESS WHEREOF, the undersigned sign this Certificate of merger as of this 24 day of June 2002.

ADVANCED DISPOSAL SERVICES, INC.
a Delaware corporation

By:
Name:	Charles C. Appleby
Its:	President

RC/ADS HOLDINGS, INC. a Florida corporation

By:
Name:
Its:

The undersigned Secretary of Advanced Disposal Services, Inc. hereby certifies that the conditions set forth Section 251(f), Delaware General Corporations Law have been satisfied.

Charles C. Appleby

IN WITNESS WHEREOF, the undersigned sign this Certificate of Merger as of this 24 day of June 2002.

ADVANCED DISPOSAL SERVICES, INC.
a Delaware corporation

By:
Name:	Charles C. Appleby
Its:	President

RC/ADS HOLDINGS, INC. a Florida corporation

By:
Name:
Its:

The undersigned Secretary of Advanced Disposal Services, Inc. hereby certifies that the conditions set forth Section 251(f), Delaware General Corporations Law have been satisfied.

Charles C. Appleby

CERTIFICATE OF DESIGNATIONS

OF

SERIES C-1 PREFERRED STOCK

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, INC., a Delaware corporation (the “Corporation”), does hereby certify:

That the following resolution was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), effective as of August 31, 2002, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation authorizing the Corporation to issue up to three million (3,000,000) shares of its Preferred Stock, par value $0.001 per share (the “Preferred Stock”):

“Be it resolved, that the issuance of a series of preferred stock, par value $0.001 per share (the “Preferred Stock”), of Advanced Disposal Services, Inc. (the “Corporation”) is hereby authorized, and the designation, voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of the shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

Section 1. Designation. The distinctive serial designation of such series is “Series C-1 Preferred Stock” (“Series C-1”). Each share of Series C-1 shall be identical in all respects to every other share of Series C-1.

Section 2. Number of Shares. The number of shares of Series C-1 shall be two hundred fifty-six thousand six hundred sixty-six (256,666). Subject to the approval required by Section 8(c), such number may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series C-1 then outstanding) by the Board of Directors. Shares of Series C-1 that are redeemed, purchased or otherwise acquired by the Corporation or converted into Common Stock shall be cancelled.

Section 3. Definitions. As used herein with respect to Series C-1:

(a) “Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

(b) “Junior Stock” means the shares of the Common Stock, the Series A Preferred Stock of the Corporation (the “Series A”), the Series B Preferred Stock of the Corporation (the “Series B”), the Series C Preferred Stock of the Corporation (the “Series C”) and any other classes or series of capital stock of the Corporation hereafter authorized that are not, by their express terms, Parity Stock or Senior Stock and over which Series C-1 has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(c) “Parity Stock” means any class or series of capital stock of the Corporation that by its express terms ranks on a parity with Series C-1 in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(d) “Senior Stock” means any class or series of capital stock of the Corporation that by its express terms ranks senior to the Series C-1 in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(e) “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity or organization.

Section 4. Dividends. The shares of Series C-1 do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board of Directors of the Corporation.

Section 5. Liquidation and Redemption Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or in the event the Corporation shall desire to pay any dividend on any Junior Stock or redeem any shares of Junior Stock, the holders of Series C-1 shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Stock, to receive in full an amount equal to the Liquidation Preference (as defined in Section 5(b)) determined as of the payment date. For purposes of this Section 5 the merger or consolidation of the Corporation with any other Person shall, at the option of each holder exercisable within ten (10) days after notice by the Corporation, constitute a liquidation, dissolution or winding up of the Corporation.

(b) Liquidation Preference. For purposes hereof, “Liquidation Preference” shall be an amount equal to Fifteen and 00/100 Dollars ($15.00) per share of Series C-1 as adjusted pursuant to this Section 5(b). On September 1, 2002, and on the first day of each calendar month thereafter, the Liquidation Preference shall be increased and shall be an amount equal to the Liquidation Preference in effect during the prior calendar plus forty cents ($0.40) per share.

(c) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the Liquidation Preference determined as of the payment date to all holders of Series C-1 and all holders of any Parity Stock, the amounts paid to the holders of Series C-1 and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of Series C-1 and all such Parity Stock.

(d) Residual. If the Liquidation Preference determined as of the payment date have been paid in full to all holders of Series C-1 and the respective liquidation preferences payable in connection with such liquidation, dissolution or winding up have been paid in full to all holders of any Parity Stock, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(e) Redemption at Corporation option. The Corporation may redeem the Series C-1 at any time upon ten (10) days notice to the holders of the Series C-1 as provided herein and payment in cash of the price per share of Series C-1 provided herein (the “Redemption Price”). The Redemption Price shall be an amount per share equal to the Liquidation Preference per share in effect on the date of payment.

(f) Conversion to Parity Stock or Senior Stock. If the shares of Series C-1 have not been redeemed on or prior to September 30, 2002, then the holders of at least two-thirds (2/3) of the Series C-1 shares then issued and outstanding Series C-1 shall have the right at any time prior to December 31, 2002 (“Preferred Stock Conversion Period”) upon three (3) business days notice to the Corporation as provided herein, to convert all, and not less than all, of the Series C-1 shares into such number of validly issued fully paid and nonassessable shares of Parity Stock or Senior Stock designated by the holders of Series C-1 as is equal to the quotient of the Liquidation Preference (aggregating the Liquidation Preference of all shares of Series C-1 held by a holder), by Fifteen and 00/100 Dollars ($15.00) (the “Conversion Price”), by surrender of the certificates representing the shares of Series C-1 to be converted in the manner provided in Section 6(c) hereof. Provided, however, if the Corporation has no Parity Stock or Senior Stock authorized as of the last day of the Preferred Stock Conversion Period, then the holders of at least two-thirds (2/3) of the Series C-1 shares then issued and outstanding shall have the right, upon three (3) business days written notice to the Corporation as provided herein, to cause the redemption rights granted to the Corporation pursuant to Section 6(e) to be terminated with respect to all, and not less than all, of the Series C-1 shares.

(g) Redemption at Holders’ Option. At any time after September 30, 2002, the holders of at least two-thirds (2/3) of the Series C-1 shares then issued and outstanding shall have the right to demand that the Corporation redeem all, and not less than all, of the shares of Series C-I upon forty-five (45) days notice to the Corporation as provided herein. The Corporation shall pay to the holder in cash on the date of such redemption an amount per share equal to the Liquidation Preference in effect on the date payment is made to the holder.

Section 6. Conversion to Common Stock.

(a) Automatic Conversion.

(i) At the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the Series C-1 shares then issued and outstanding, or (B) the closing of a qualified public offering of at least Fifty Million and 00/100 Dollars ($50,000,000) (the “Automatic Conversion Date”), all (but not less than all) of the outstanding shares of Series C-1 will automatically be converted into that number of fully paid, validly issued and non-assessable shares of Common Stock (the “Automatic Conversion”) determined by dividing the Liquidation Preference (aggregating the Liquidation Preference of all shares of Series C-1 held by a holder) by the Conversion Price.

(ii) The Corporation shall mail written notice of any Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of Series C-1 at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given when so mailed, whether or not the holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C-1 shall not affect the validity of the Automatic Conversion of any other shares of Series C-1. The Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Automatic Conversion Date, and from and after such time the shares of Series C-1 shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of the Series C-1 and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of Series C-1 must surrender the certificate or certificates representing their shares of Series C-1 at the office of the transfer agent for the Series C-1 or at such other office or offices, if any, as the Board of Directors may designate for the purpose (which certificate or certificates for the Series C-1, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persona shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(b) Right of Conversion. Each share of Series C-1 shall be convertible at the option of the holder thereof, at any time after September 30, 2002 and prior to the date fixed for redemption of such share as provided in Section 6(a) (and thereafter if the Corporation defaults in payment of the redemption price), into that number of fully paid, validly issued and nonassessable shares of Common Stock determined by dividing the Liquidation Preference (aggregating the Liquidation Preference of all shares of Series C-1 held by a holder) by the Conversion Price.

(c) Conversion Procedures.

(i) Any holder of shares of Series C-1 desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series C-1 at the office of the transfer agent for the Series C-1 or at such other office or offices, if any, as the Board of Directors may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of Series C-1 (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered).

(ii) Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series C-1 on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion.

(iii) The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of Series C-1 being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of full shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of Series C-1 to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series C-1 shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(d) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series C-1.

(e) Adjustment of Shares

(i) Splits and Combinations. If the Corporation shall at any time or from time to time after the date hereof effect a subdivision of the shares of Common Stock, the number of shares of Common Stock into which the shares of Series C-1 are convertible immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the date hereof combine the outstanding shares of Common Stock, the number of shares of Common Stock into which the shares of Series C-1 are convertible immediately before that combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in additional shares of Common Stock on the Common Stock (without an identical dividend or other distribution on Series C-1), then and in each such event the number of shares of Common Stock into which the shares of Series C-1 are convertible shall be increased as of the time of such issuance, to reflect such dividend or other distribution.

(iii) Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof shall make or issue a dividend or other distribution payable in securities (including, without limitation, options or convertible securities) of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holder of Series C-1 shall receive upon conversion of Series C-1 to Common Stock in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that the holder would have received had such Series C-1 been converted to Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period.

(iv) Reclassification, Exchange, or Substitution. If the shares of Common Stock issuable upon the conversion of Series C-1 shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets provided for below), then and in each such event holders of Series C-1 shall have the right thereafter to convert such Series C-1 for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such Series C-1 might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(v) Merger or Reorganization, Etc. In case of any consolidation, merger or share exchange of the Corporation with or into another corporation or entity or the sale of all or substantially all of the assets of the Corporation to another corporation or entity, then shares of Series C-1 in respect of which the holder does not elect to treat as a liquidation shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of Series C-1 would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 6 to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments of the number of shares of stock issuable upon conversion of Series C-1) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series C-1 into shares of Common Stock.

(f) Reservation of Shares; Etc. The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Series C-1, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Series C-1 then outstanding. If any shares of Common Stock required to be reserved for purposes of conversion of the Series C-1 hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued or freely transferred upon conversion, the Corporation will use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, as expeditiously as possible. If the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series C-1. Notwithstanding the foregoing, the reference to free transferability in the second sentence of this paragraph and the reference to listing in the third sentence of this paragraph shall apply only when the Series C-1 shall have become freely transferable under the federal securities laws.

(g) Adjustments to Conversion Price for Diluting Issues.

(i) Definitions. For purposes of this Section 6(g), the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(2) “Original Issue Date” shall mean the date on which the first share of Series C-1 is first issued.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(4) “Additional Share of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 6(g)(iii), deemed to be issued) by the Corporation after the Original Issue Date.

(5) “Rights to Acquire Common Stock” (or “Rights”) shall mean all rights whatsoever issued by the Corporation to acquire Common Stock by exercise of a warrant, option or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance, excluding the rights granted under those certain options to purchase up to an aggregate of one hundred thousand (100,000) shares of Common Stock issued to Durward W. Jackson, II and Durward W. Jackson, III prior to the date hereof.

(ii) No Adjustment of Conversion Price. No adjustment of the number of shares of Common Stock into which Series C-1 is convertible shall be made, by adjustment in the applicable Conversion Price thereof:

(1) unless the consideration per share (determined pursuant to Section 6(g)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock;

(2) if prior to such issuance, the Corporation receives written notice from holders of at least 66 2/3% of the then outstanding shares of Series C-1 agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock, which written notice shall be binding upon all shares of such series of C-1; or

(3) notwithstanding anything to the contrary set forth herein, with respect to the issuance by the Corporation of Common Stock, Options, Convertible Securities or other Rights to Acquire Common Stock in connection with an acquisition of another corporation, partnership or other business entity or substantially all of the assets of any such entity, provided such acquisition is approved by the board of directors of the Corporation and the shareholders of the Corporation immediately prior to such acquisition own at least a majority of the voting securities of the Corporation after such acquisition.

(iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(g)(v)) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1) No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

(2) Upon the expiration or termination of any unexercised Option or Right, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or Right shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

(3) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Options, Rights or Convertible Securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted (but not upwards) to such Conversion Price as would have obtained had the adjustment that was made upon the issuance of such Options, Rights or Convertible Securities not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Options, Rights or Convertible Securities.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. If the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(g)(iii), but excluding shares issued as a dividend or distribution as provided in Section 6(e)(ii) or upon a stock split or combination as provided in Section 6(e)(i)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) equal to the amount of the consideration per share received by the Corporation for such Additional Shares of Common Stock. Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced to an amount less than $.001 per share.

(v) Determination of Consideration. For purposes of this Section 6(g) the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property: Such consideration shall:

(aa) Insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(bb) Insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Corporation’s Board of Directors; and

(cc) In the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in Sections 6(g)(v)(aa) and (6)(g)(v)(bb), as determined in good faith by the Corporation’s Board of Directors.

(2) Options, Rights and Convertible Securities: The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(g)(iii), relating to Options, Rights and Convertible Securities, shall be determined by dividing

(aa) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

(bb) The maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or Rights or the conversion or exchange of such Convertible Securities.

Section 7. Transfer and Other Taxes. The Corporation shall pay any and all stock transfer, documentary stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Series C-1 or shares of Common Stock or other securities issued or delivered on conversion of Series C-1. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C-1 or Common Stock or other securities in a name other than that in which the shares of Series C-1 with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

Section 8. Voting Rights.

(a) General. Except as hereinafter provided, the holders of Series C-1 shall be entitled to the number of votes per share of Series C-1 equal to the number of whole shares of Common Stock into which one (1) share of Series C-1 is then convertible pursuant to Section 6(b) and shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(b) Other Voting Rights. So long as any shares of Series C-1 are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series C-1 at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Amendment of Certificate of Incorporation. Any amendment, alteration or repeal of any provision of the certificate of incorporation or bylaws of the Corporation that would alter or change the voting powers, preferences or special rights of the Series C-1 so as to affect them adversely; provided, however, that the amendment of the certificate of incorporation so as to authorize or create, or to increase the authorized amount of, any Junior Stock shall not be deemed to affect adversely the voting powers, preferences or special rights of the Series C-1;

(ii) Authorization of Senior or Parity Stock. Any amendment or alteration of the certificate of incorporation or the filing of any certificate of designations to authorize or create (by reclassification or otherwise), or increase the authorized amount of, any Parity Stock or any Senior Stock; or

(iii) Changes in Authorized Preferred Stock. Any amendment or alteration of the certificate of incorporation or the filing of any certificate of designations to increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Series A, Series B or Series C.

Section 9. Other Rights. The shares of Series C-1 shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the certificate of incorporation of the Corporation or as required by Delaware law (after giving effect to any limitations included herein or in the certificate of incorporation that are permitted by such law).

Section 10. Restatement of Certificate. Upon any restatement of the certificate of incorporation of the Corporation, Sections 1 through 9 of this certificate of designations shall be included in Article Four of the Certificate of Incorporation under the heading “Series C-1 Preferred Stock” and this Section 10 may be omitted. If the Board of Directors so determines, the numbering of Sections 1 through 9 may be changed for convenience of reference or for any other proper purpose.”

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IN WITNESS WHEREOF, ADVANCED DISPOSAL SERVICES, INC., has caused this certificate to be signed by Charles C. Appleby, its President and Secretary effective as of the 31st day of August, 2002.

ADVANCED DISPOSAL SERVICES, INC.

By:
Name:	Charles C. Appleby
Title:	President

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL, SERVICES, INC.

ADVANCED DISPOSAL SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the Corporation is Advanced Disposal Services, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002, and effective as of April 15, 2002. The Corporation was originally organized as a Delaware limited liability company on January 16, 2001, under the name Advanced Disposal Services, LLC. The Corporation converted from a limited liability company to a corporation under Delaware law effective April 15, 2002.

SECOND: That pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this First Amended and Restated Certificate of Incorporation restates and integrates and amends the Certificate of Incorporation of the Corporation.

THIRD: That the Certificate of Incorporation of the Corporation, be, and it hereby is, amended and restated to read in its entirety as set forth below.

FOURTH: That the Board of Directors of the Corporation, acting by unanimous written consent in lieu of a meeting, duly adopted, in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, the proposed amendment and restatement of the Certificate of Incorporation of the Corporation, declaring such amendment and restatement to be advisable and directing that such amendment and restatement be submitted to the stockholders of the Corporation for approval.

FIFTH: That thereafter, pursuant to the resolution of the Board of Directors of the Corporation, the stockholders of the Corporation duly adopted the proposed amendment and restatement by written consent in lieu of a special meeting, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

SIXTH: That the text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is “ADVANCED DISPOSAL SERVICES, INC.”

ARTICLE TWO

PURPOSES

The Corporation has been formed to (a) engage in and invest in enterprises engaged in the business of collection, transportation and disposal (including ownership and operation of landfills and other solid waste disposal facilities) of residential, commercial and industrial waste; (b) engage in such other activities as are reasonably incidental to the purpose and business of the

Corporation set forth in clause (a); and (c) engage in such other activities as the Board may, from time to time, direct. In furtherance of the foregoing, and not in limitation thereof, the Corporation shall have the power and authority to do everything necessary, proper or incidental to the accomplishment of its purposes.

ARTICLE THREE

REGISTERED OFFICE AND AGENT

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

ARTICLE FOUR

CAPITAL STOCK

4.1 Number of Shares: Par Value. Effective as of the date and time of filing of this Certificate, the total number of shares of capital stock that the Corporation shall have authority to issue shall be forty-one million six hundred thousand (41,600,000) shares, consisting of the following:

(a) Voting Common Stock. Fifteen million (15,000,000) shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock” or the “Voting Common Stock”);

(b) Nonvoting Common Stock. Fifteen million (15,000,000) shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” or the “Nonvoting Common Stock”);

(c) Preferred Stock. Eleven million six hundred thousand (11,600,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which:

(i) Series A Preferred Stock. One million three hundred thousand (1,300,000) shares shall be designated Series A Preferred Stock (the “Series A Preferred Stock”);

(ii) Voting Series B Preferred Stock. Six hundred thousand (600,000) shares shall be designated Voting Series B Preferred Stock (the “Voting Series B Preferred Stock”).

(iii) Nonvoting Series B Preferred Stock. Six hundred thousand (600,000) shares shall be designated Nonvoting Series B Preferred Stock (the “Nonvoting Series B Preferred Stock”);

(iv) Series C Preferred Stock. Two hundred fifty thousand (250,000) shares shall be designated Series C Preferred Stock (the “Series C Preferred Stock”);

(v) Serifs C-1 Preferred Stock. Two hundred fifty-six thousand six hundred sixty-six (256,666) shares shall be designated Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”);

(vi) Voting Series D Preferred Stock. Four million (4,000,000) shares shall be designated Voting Series D Preferred Stock (the “Voting Series D Preferred Stock”);

(vii) Nonvoting Series D Preferred Stock. Four million (4,000,000) shares shall be designated Nonvoting Series D Preferred Stock (the “Nonvoting Series D Preferred Stock”); and

(viii) Undesignated. Five hundred ninety-three thousand three hundred thirty-four (593,334) shall be undesignated as to class or series.

Each of the Series A Preferred Stock, Voting Series B Preferred Stock, Nonvoting Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Voting Series D Preferred Stock, and Nonvoting Series D Preferred Stock shall have the rights and privileges set forth in this Certificate.

(d) Designation of Undesignated Preferred Stock. The Board is authorized, subject to the rights of the holders of Preferred Stock set forth herein and limitations prescribed by law, to provide for the issuance of the shares of unissued and undesignated Preferred Stock, in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series and to fix the designation, powers, preferences and rights of the shares for each such class or series and the qualifications, limitations or restrictions thereof. Without limiting the grant of authority contained in the preceding sentence, but subject to the rights of the holders of Preferred Stock set forth herein, the authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares of such class or series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board providing for the issuance of such class or series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

(ii) The dividend rate, if any, on the shares of such class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such class or series;

(iii) Whether such class or series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(iv) Whether or not the shares of such class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(v) Whether such class or series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vi) The rights of the shares of such class or series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vii) Any other relative rights, preferences and limitations of such class or series.

Any of the powers, preferences, rights and qualifications, limitations, restrictions or designations of any such class or series of Preferred Stock may be made dependent upon facts ascertainable outside of this Certificate or the resolution or resolutions adopted by the Board providing for the designation or issuance of such Preferred Stock pursuant to the authority vested in the Board; provided, that the manner in which such facts shall operate upon the powers, preferences, rights and qualifications, limitations, restrictions or designations of such class or series of Preferred Stock is clearly and expressly set forth in this Certificate or the resolution or resolutions providing for the issuance of such Preferred Stock. The term “facts” as used in the preceding sentence shall have the meaning given to it in Section 151(a) of the General Corporation Law of the State of Delaware.

(e) Ranking of Preferred Stock. The Voting Series D Preferred Stock and Nonvoting Series D Preferred Stock shall rank senior to all other Equity Securities; and, except as set forth in this Certificate, the Voting Series D Preferred Stock and Nonvoting Series D Preferred Stock shall be identical in all respects. The Series C-1 Preferred Stock- shall rank senior to the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock and all Junior Securities. The Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock shall rank senior to all Junior Securities.

4.2 Defined Terms.

(a) “2003 EBITDA Goal” means EBITDA of the Corporation for the 2003 fiscal year equal to Twenty-Four Million Eight Hundred Ninety-Four Thousand Eighty-Six and 00/100 Dollars ($24,894,086.00).

(b) “Automatic Conversion” is defined in Section 4.4(c)(i).

(c) “Automatic Conversion Date” is defined in Section 4.4(c)( i)

(d) “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

(e) “Asset Sale” means any sale or transfer of all or substantially all of the assets of the Corporation and the Subsidiaries on a consolidated basis (measured by the fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business).

(f) “Board” means the Board of Directors of the Corporation.

(g) “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in Jacksonville, Florida.

(h) “Bylaws” means the Bylaws of the Corporation.

(i) “Certificate” means this First Amended and Restated Certificate of Incorporation of the Corporation.

(j) “Class A Common Stock” is defined in Section 4.1(a).

(k) “Class B Common Stock” is defined in Section 4.1(b).

(1) “Common Stock” shall mean the Class A Common Stock and Class B Common Stock, together.

(m) “Convertible Securities” means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for capital stock or other Equity Securities of the Corporation.

(n) “Corporation” means Advanced Disposal Services, Inc., a corporation organized and existing under the laws of the State of Delaware.

(o) “Dilutive Transaction” is defined in Section 4.7(e).

(p) “Eagle Point Minority Interest EBITDA” means that percentage of the EBITDA for Federal Road, LLC (or any entity to which it shall transfer all or substantially all a its assets)’that is equal to the percentage of Federal Road,’ LLC not held directly or indirectly by the Corporation.

(q) “EBITDA” of a Person means, for any fiscal year of such Person, such Person’s consolidated net income for such fiscal year, minus accrued bonuses payable to employees of such Person and its Subsidiaries in respect of such fiscal year, whether or not paid in such fiscal year, minus (in the case of the Corporation only) the Eagle Point Minority Interest EBITDA, plus (or minus), to the extent deducted (or added) in determining net income:

(i) any provisions for (or less any benefit from) income taxes and (to the extent based on such Person’s income) franchise taxes;

(ii) interest expense;

(iii) amortization and depreciation;

(iv) losses (or minus gains) from dispositions of assets or other non-cash items (Excluding sales, expenses, or losses related to current assets);

(v) extraordinary losses (or minus extraordinary gains);

(vi) management fees, director fees and any other fees payable by such Person to any stockholders or any of their respective Affiliates.

(r) “EBITDA Achievement Amount” is defined in Section 4.6(d)(iv).

(s) “Employee-Shareholders Agreement” means the Advanced Disposal Services, Inc. Employee-Shareholders Agreement as in effect on the date hereof.

(t) “Equity Securities” means any capital stock or other similar security of the Corporation, including, without limitation, securities containing equity features and securities containing profit participation features, Convertible Securities and Options.

(u) “Fully Diluted Common Stock Outstanding” means, at any time, the aggregate number of shares of Common Stock issued and outstanding, plus the aggregate number of shares of Common Stock that are issuable upon the conversion, exercise or exchange of all Convertible Securities or Options (regardless of the exercise price therefor) that are then outstanding, in the case of convertible or exchangeable securities at the then applicable conversion or exchange prices therefor, provided, however, that Fully Diluted Common Stock Outstanding shall exclude shares reserved for issuance upon the exercise of options under a plan or otherwise with respect to which options have not been granted. For the sake of clarification, shares underlying options or warrants that have been issued shall be included in Fully Diluted Common Stock Outstanding regardless of whether they have vested or are exercisable and regardless of the exercise price of such options or warrants.

(v) “GAAP” means generally accepted accounting principals in the United States, consistently applied.

(w) “Holder” shall mean any registered holder of shares of Preferred Stock.

(x) “ Investors-Shareholders Agreement” means that certain First Amended and Restated Advanced Disposal Services, Inc. Investors-Shareholders Agreement, as amended from time to time.

(y) “Issue Date” means, as to a share of Preferred Stock, the date on which such share was issued by the Corporation.

(z) “Junior Preferred Stock” means the Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, and the Series C-1 Preferred Stock, and any other class or series of Preferred Stock of the Corporation ranking junior to the Series D Preferred Stock.

(aa) “Junior Securities” means any Equity Securities, except for the Preferred Stock.

(bb) “Liquidation” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(cc) “Liquidation Preference” means the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference, the Series C-1 Liquidation Preference, and the Series B Liquidation Preference.

(dd) “LSA Event” means a liquidation, a Sale Transaction or an Asset Sale.

(ee) “Market Value,” means the average of the closing prices of any security’s sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00

P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Value” is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Value” shall be the fair value thereof determined jointly by the Corporation and the Holders of a majority of the outstanding Preferred Stock (measured by Liquidation Preference) who would be affected by such determination of value. If such parties are unable to reach agreement within thirty (30) days after the date as of which Market Value is being determined, such Market Value shall be determined by a nationally recognized independent appraiser experienced in valuing securities jointly selected by the Board and the Holders of a majority of the outstanding Preferred Stock (measured by Liquidation Preference) affected by such determination of value; provided, however, the members of the Board designated or elected by the Holders of a majority of the outstanding Preferred Stock affected by such determination shall not participate in the Board’s selection of the independent appraiser. Additionally, in determining such Market Value, the appraiser shall not take into account any discounts for minority interests or the lack of a market for the securities being valued or any premiums for controlling or majority interests and the appraiser shall treat non-voting and voting stock equally. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

(ff) “Nonvoting Common Stock” is defined in Section 4.1(b).

(gg) “Nonvoting Series B Preferred Stock” is defined in Section 4.1(c)(iii).

(hh) “Nonvoting Series D Preferred Stock” is defined in Section 4.1(c)(vii).

(ii) “NYLI” means New York Life Insurance Company.

(jj) “Option” means any right, option, or warrant to subscribe for, purchase, or otherwise acquire Common Stock or Convertible Securities.

(kk) “Person” shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

(ll) “Preferred Stock” is defined in Section 4.1(c).

(mm) “Public Offering” shall mean a public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

(nn) “Qualified Public Offering” shall mean a firm commitment underwritten Public Offering, subsequent to which the Common Stock is listed on a national securities exchange or on the NASDAQ System, at an offering price to the public (without deduction for underwriting fees, commission or discounts) in an aggregate amount not less than Fifty Million Dollars ($50,000,000), and which places an equity value on each share of Fully Diluted Common Stock

Outstanding of the Corporation (based upon the offer price per share of Common Stock and the percentage of the Corporation being sold) of not less than 1.75 times the Series Conversion Price, as then in effect.

(oo) “Sale Transaction” shall mean any merger, consolidation, recapitalization, sale, transfer or issuance of Equity Securities by the Corporation or any holders thereof, or any series of such transactions in each case, which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common Stock and Preferred Stock immediately following the closing of the Stock Purchase Agreement, and the Affiliates thereof, owning more than fifty percent (50%) by vote of the voting stock of the Corporation (or of the surviving corporation, if the Corporation is not the surviving corporation) outstanding at the time of the consummation of such merger, consolidation, recapitalization, sale, transfer or issuance or series of such transactions.

(pp) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto.

(qq) “Series A Liquidation Preference” means an amount equal to Ten and 00/100 Dollars ($10.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock.

(rr) “Series A Preferred Stock” is defined in Section 4.1(c)(i).

(ss) “Series B Liquidation Preference” means an amount equal to Fifteen and 00/100 Dollars ($15.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock.

(tt) “Series B Preferred Stock” shall mean the Voting Series B Preferred Stock and the Nonvoting Series B Preferred Stock, together.

(uu) “Series C Liquidation Preference” means an amount equal to Twenty and 00/100 Dollars ($20.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock.

(vv) “Series C Preferred Stock” is defined in Section 4.1(c)(iv).

(ww) “Series C-1 Automatic Conversion” is defined in Section 4.5(f)(i).

(xx) “Series C-1 Automatic Conversion Date” is defined in Section 4.5(f)(i).

(yy) “Series C-1 Conversion Period” is defined in Section 4.5(d).

(zz) “Series C-1 Conversion Price” shall mean Fifteen and 00/100 Dollars ($15.00) per share.

(aaa) “Series C-1 Liquidation Preference” means an amount equal to Fifteen and 00/100 Dollars ($15.00), increased as provided herein and adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C-1 Preferred Stock. On September 1, 2002, and on the first (1st) day of each calendar month thereafter, the Series C-1

Liquidation Preference shall be increased and shall he an amount equal to the Series C-1 Liquidation Preference in effect during the prior calendar month plus forty cents ($0.40) per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C-1 Preferred Stock).

(bbb) “Series C-1 Preferred Stock” is defined in Section 4.1(c)(v).

(ccc) “Series D Automatic Conversion” is defined in Section 4.6(d)(ii).

(ddd) “Series D Automatic Conversion Date” is defined in Section 4.6(d)(ii).

(eee) “Series D Conversion Price” is defined in Section 4.6(d)(iii).

(fff) “Series D Dividend Payment Date” is defined in Section 4.(a)(ii).

(ggg) “Series D Liquidation Preference” means an amount equal to Fifteen and 00/100 Dollars ($15.00), plus all accrued and unpaid dividends thereon, adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock.

(hhh) “Series D Preferred Stock” shall mean the Voting Series D Preferred Stock and the Nonvoting Series D Preferred Stock, together.

(iii) “Series D Redemption Price” is defined in Section 4.6(c)(iii).

(jjj) “Stock Purchase Agreement” means that certain Stock Purchase Agreement for the sale and purchase of Series D Preferred Stock dated as of September     , 2002.

(kkk) “Subsidiary” means (i) any corporation, fifty percent (50%) or more of whose stock of all classes having by the terms thereof ordinary voting power to elect a majority of the director% of such corporation is owned by the Corporation directly or indirectly through other Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which the Corporation, directly or indirectly through other Subsidiaries, has a fifty percent (50%) or more equity interest.

(lll) “Voting Common Stock” is defined in Section 4.1(a).

(mmm) “Voting Series B Preferred Stock” is defined in Section 4.1(c)(ii).

(nnn) “Voting Series D Preferred Stock” is defined in Section 4(e)(vi).

4.3 Common Stock.

(a) Voting Rights. The holders of Class A Common Stock shall have full voting power for all purposes, Each share of Class A Common Stock shall be entitled to one (1) vote at any meeting of stockholders or action taken by written consent. The holders of the Class B Common Stock shall not be entitled to any voting rights except as required by law and except with respect to (i) changes to the rights, privileges or preferences of the Class B Common Stock, (ii) the creation of any new class of securities of the Corporation having rights, privileges or preferences on parity with or senior to the Class 13 Common Stock (to the same extent that the holders of Class A Common Stock have such rights), or (iii) with respect to a Liquidation. Except as set forth in this Certificate, the Class A Common Stock and the Class B Common Stock shall be identical in all respects, including, without limitation, with respect to dividends and distributions and upon dissolution or otherwise. Any certificate representing shares of the Common Stock shall be deemed to be Class A Common Stock or Voting Common Stock unless specifically designated on the face thereof as Class B Common Stock or Nonvoting Common Stock. Except as otherwise may be provided in this Certificate or by applicable law, the holders of the Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all action to be taken by the stockholders of the Corporation.

(b) Conversion to Nonvoting Common Stock. Each share of Voting Common Stock shall be convertible at the option of the holder thereof, from time to time and at any time, into fully paid, validly issued and nonassessable shares of Nonvoting Common Stock, at the rate of one (1) share of Nonvoting Common Stock for each full share of such Voting Common Stock. Any holder of shares of such Voting Common Stock desiring to convert such shares into Nonvoting Common Stock shall surrender the certificate or certificates evidencing such shares of such Voting Common Stock at the office of the transfer agent for such Voting Common Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Voting Common Stock (which notice shall specify the name or names (with address or addresses) in which a certificate ‘or certificates evidencing the shares of Nonvoting Common Stock to be issued upon such conversion are.to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Voting Common Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Nonvoting Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Voting Common Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Nonvoting Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Voting Common Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Nonvoting Common Stock deliverable upon conversion of such Voting Common Stock shall be treated for all purposes as the record holder or holders of such Nonvoting Common Stock on such date. Nothing herein shall preclude the Nonvoting Common Stock received on such conversion from being converted back into Voting Common Stock at any time or from time to time.

4.4 Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(a) Dividends. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board.

(b) Liquidation Rights.

(i) Liquidation. In the event of any Liquidation, the holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Securities but subject to the rights of the holders of Series C-1 Preferred Stock and Series D Preferred Stock, to receive in full an amount equal to the Series A Liquidation Preference, Series B Liquidation Preference, or Series C Liquidation Preference, as the case may be, determined as of the payment date.

(ii) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the each of the Series A Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference determined as of the payment date to all Holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, the amounts paid to the Holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

(iii) Residual Distributions. If the Series A Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference, determined as of the payment date, have been paid in full to all Holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the rights of the holders of all Series C-1 Preferred Stock and Series D Preferred Stock have been satisfied in full, the holders of Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Conversion to Common Stock.

(i) Automatic Conversion. Each share of the Series A Preferred Stock, the Voting Series B Preferred Stock, or the Series C Preferred Stock shall be automatically converted into fully paid, validly issued and non-assessable shares of Voting Common Stock and each share of the Nonvoting Series B Preferred Stock shall be automatically converted into fully paid, validly issued and non-assessable shares of Nonvoting Common Stock, at the rate of one (1) share of Common Stock for each full share of Preferred Stock subject to the conversion (the “Automatic Conversion”) at the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the class or series of Preferred Stock then issued and outstanding, voting as a single class or series, to convert such class or series (i.e., the holders of Series A Preferred Stock shall have the ability to solely convert the Series A Preferred Stock and likewise), or (B) the closing of a Qualified Public Offering (the “Automatic Conversion Date”). The Corporation shall mail written notice of any Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of such Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.4(c)(i) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to arty holder of shares of such Preferred Stock shall not affect the validity of the Automatic Conversion of any other shares of such Preferred Stock. The Automatic Conversion shall be deemed to have occurred on the Automatic Conversion Date, and from and after such time the shares of such Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Preferred Stock must surrender the certificate or certificates representing their shares of such Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. No payment or adjustment shall be made upon any conversion of shares of such Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stool to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(ii) Right of Conversion. Each share of Series A Preferred Stock, Voting Series B Preferred Stock, and Series C Preferred Stock shall be convertible at the option of the Holder thereof into fully paid, validly issued and nonassessable shares of Voting Common Stock and each share of Nonvoting Series B Preferred Stock shall be convertible at the option of the Holder thereof into fully paid, validly issued and nonassessable shares of Nonvoting Common Stock, at any time prior to the Automatic Conversion Date, at the rate of one (I) share of Common Stock for each full share of such Preferred Stock. Any Holder of shares of such Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of

Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(iii) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Preferred Stock.

(d) Voting Rights.

(i) General. The holders of Series A Preferred Stock, Voting Series B Preferred Stock and Series C Preferred Stock shall be entitled to the number of votes per share of such Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is then convertible pursuant to Section 4.4(c) and shall vote together with the holders of Voting Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Voting Common Stock are entitled to vote. The holders of the Nonvoting Series B Voting Stock shall have no voting power for any purpose except as provided by applicable law. Any shares of the Series B Preferred Stock shall be deemed to be Voting Series B Preferred Stock unless specifically designated on the face of the certificate representing such shares as Nonvoting Series B Preferred Stock.

(ii) Election of Member of Board of Directors by Holders of Series A Preferred Stock. So long as thirty percent (30%) or more of the shares of Series A Preferred Stock which are issued and outstanding on the date of this Certificate remain issued and outstanding, Holders of Series A Preferred Stock shall be entitled to elect one (1) member of the Board of Directors by the majority vote or consent of more than fifty percent (50%) of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

(iii) Other Voting Rights of folders of Series A Preferred Stock. So long as thirty percent (30%) or more of the shares of Series A Preferred Stock which are issued and outstanding on the date of this Certificate remain issued and outstanding, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series A Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series A Preferred Stock;

(C) enter into any agreement or transaction by the Corporation with any of its shareholders, officers or directors, or any individual related by blood or marriage to any such person or any entity in which such person owns a beneficial interest (other than a non-controlling interest in a public corporation), except that no vote or consent hereunder shall be required for (i) any transaction arising under this Certificate, the Employee-Shareholder Agreement or the Investor-Shareholder Agreement, or (ii) any contract between the Corporation and NYLI relating to the provision of insurance or other services by NYLI in the ordinary course of NYLI’s business on customary terms;

(D) adopt or implement any qualified or non-qualified stock option plan not otherwise in effect on the date of filing of this certificate of designations or increase the number of option shares available for grant under any qualified or non-qualified stock option plan in effect on such date; or

(E) take any action indirectly through a Subsidiary, or permitting any Subsidiary to take any action, which the Corporation may not take directly.

(iv) Other Voting Rights of Voting Series B Preferred Stock. So long as any shares of Voting Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series B Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series B Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series B Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series B Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(v) other Voting Rights of Series C Preferred Stock. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series C Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in wilting without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series C Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series C Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities a the Corporation having rights, preferences or privileges on parity with or senior to the Series C Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(vi) Other Rights of Holders of Series A Preferred Stock. Series B Preferred Stock and Series C Preferred Stock. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

(e) Conversion to Nonvoting Series B Preferred Stock. Each share of Voting Series B Preferred Stock shall be convertible at the option of the holder thereof, from time to time and at any time prior to the Automatic Conversion Date (and thereafter if the Corporation defaults in payment of the redemption price), into fully paid, validly issued and nonassessable shares of Nonvoting Series B Preferred Stock, at the rate of one (1) share of Nonvoting Series B Preferred Stock for each full share of such Voting Series B Preferred Stock. Any holder of shares of such Voting Series B Preferred Stock desiring to convert such shares into Nonvoting Series B Preferred Stock shall surrender the certificate or certificates evidencing such shares of such Voting Series B Preferred Stock at the office of the transfer agent for such Voting Series B Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Voting Series B Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Nonvoting Series B Preferred Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Voting Series B Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Nonvoting Series B Preferred

Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Voting Series B Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Nonvoting Series B Preferred Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Voting Series B Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Nonvoting Series B Preferred Stock deliverable upon conversion of such Voting Series B Preferred Stock shall be treated for all purposes as the record holder or holders of such Nonvoting Series B Preferred Stock on such date. Nothing herein shall preclude the Nonvoting Series B Preferred Stock received on such conversion from being converted hack into Voting Series B Preferred Stock at any time or from time to time.

4.5 Series C-1 Preferred Stock.

(a) Dividends. The shares of Series C-1 Preferred Stock do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board of Directors of the Corporation.

(b) Liquidation Rights. In the event of any Liquidation, or in the event the Corporation shall desire to pay any dividend on any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Junior Securities, or redeem any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Junior Securities, the Holders of Series C-1 Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the Holders of any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Junior Securities and subject to the rights of the Holders of Series D Preferred Stock, to receive in full an amount equal to the Series C-1 Liquidation Preference determined as of the payment date. For purposes of this Section 4.5(b), the merger or consolidation of the Corporation with any other Person shall, at the option of each holder exercisable within ten (10) days after notice by the Corporation, constitute a Liquidation. If the Series C-1 Liquidation Preference determined as of the payment date have been paid in full to all Holders of Series C-1 Preferred Stock and the respective liquidation preferences payable in connection with such liquidation, dissolution or winding up have been paid in full to all holders of any Series D Preferred Stock, the Holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Redemption at Corporation Option. The Corporation may redeem the Series C-1 Preferred Stock at any time upon ten (10) days notice to the Holders of the Series C-1 Preferred Stock as provided herein and payment in cash of the price per share of Series C-1 Preferred Stock equal to the Series C-1 Liquidation Preference per share in effect on the date of payment.

(d) Conversion to Voting Series D Preferred Stock. If the shares of Series C-1 have not been redeemed on or prior to September 30, 2002, then the Holders of at least two-thirds (2/3) of the then issued and outstanding shares of Series C-1 Preferred Stock shall have the right at any time prior to December 31, 2002 (the “Series C-1 Conversion Period”), upon three (3) business days notice to the Corporation as provided herein, to convert all, and not less than all, of the shares of the Series C-1 Preferred Stock into such number of validly issued fully paid and nonassessable shares of Voting Series D Preferred Stock as is equal to the quotient obtained by dividing (i) the aggregate Series C-1 Liquidation Preference, by (ii) the Series C-1 Conversion Price.

(e) Redemption at Option of Holders of Series C-1 Preferred Stock. At any time after September 30, 2002, the Holders of at least two-thirds (2/3) of the then issued and outstanding shares of Series C-1 Preferred Stock shall have the right to demand that the Corporation redeem all, and not less than all, of the shares of Series C-1 Preferred Stock upon forty-five (45) days notice to the Corporation. The Corporation shall pay to the Holders in cash on the date of such redemption an amount per share equal to the Series C-1 Liquidation Preference in effect on the date payment is made to such Holders.

(f) Conversion to Common Stock.

(i) Automatic Conversion. At the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the then issued and outstanding shares of Series C-1 Preferred Stock, or (B) the closing of a Qualified Public Offering (the “Series C-1 Automatic Conversion Date”), all (but not less than all) of the then outstanding shares of Series C-1 Preferred Stock shall automatically be converted into such number of validly issued fully paid and nonassessable shares of Common Stock (“Series C-1 Automatic Conversion”)- as is equal to the quotient obtained by dividing (A) the Series C-1 Liquidation Preference; by (B) the Series C-1 Conversion Price. The Corporation shall mail written notice of any Series C-1 Automatic Conversion by first class mail, postage prepaid, addressed to the Holders of record of the outstanding shares of Series C-1 Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given when so mailed, whether or not the holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series C-1 Preferred Stock shall not affect the validity of the Series C-1 Automatic Conversion of any other shares of Series C-1 Preferred Stock. The Series C-1 Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Series C-1 Automatic Conversion Date, and from and after such time the shares of Series C-1 Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of the Series C-1 Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the Holders of shares of Series C-1 Preferred Stock must surrender the certificate or certificates representing their shares of Series C-1 Preferred Stock at the office of the transfer agent for the Series C-1 Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for the Series C-1 Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series C-1 Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(ii) Right of Conversion. Each share of Series C-1 Preferred Stock shall be convertible at the option of the holder thereof, at any time after September 30, 2002, and prior to the date fixed for redemption of such share as provided in Section 4.5(c) (and thereafter if the Corporation defaults in payment of the redemption price), into such number of validly issued fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) the Series C-1 Liquidation Preference, by (B) the Series C-1 Conversion Price. Any Holder of shares of Series C-1 Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of Series C-1 Preferred Stock at the office of the transfer agent for the Series C-1 Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such Shares of Series C-1 Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of Series C-1 Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of Series C-1 Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of Series C-1 Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series C-1 Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(g) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series C-1 Preferred Stock.

(h) Voting Rights. Except as hereinafter provided, the Holders of Series C-1 Preferred Stock shall be entitled to the number of votes per share of Series C-1 Preferred Stock equal to the number of whole shares of Common Stock into which one (1) share of Series C-1 Preferred Stock is then convertible pursuant to Section 4.5(f) and shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote. The shares of Series C-1 Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in this Certificate or as required by law (after giving effect to any limitations included herein or in this Certificate that are permitted by such law).

(i) Other Voting Rights of Series C-1 Preferred Stock. So long as any shares of Series C-1 Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series C-1 Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series C-1 Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series C-1 Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series C-1 Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

4.6 Series D Preferred Stock.

(a) Dividends.

(i) The shares of Series D Preferred Stock are senior to the Junior Preferred Stock and the Junior Securities with respect to the right to receive dividends.

(ii) The Holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board (and as provided below), from any source of funds legally available therefor, distributions on each share of Series D Preferred Stock, at a rate per annum equal to ten percent (10%) of the Series D Liquidation Preference per share from the Issue Date of such share through September 30, 2007, compounded annually. Such dividends shall accrue on a daily basis whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. No dividends shall accrue on the Series D Preferred Stock, and previously accrued dividends shall not compound, after September 30, 2007. All dividends shall be cumulative, whether or not earned or declared, and shall be payable in cash only upon an LSA Event (a

“Series D Dividend Payment Date”). Each distribution in the form of a dividend shall be payable to the Holders of record of the Series D Preferred Stock as they appear on the stock register of the Corporation on the relevant Series D Dividend Payment Date.

(iii) So long as any shares of Voting Series D Preferred Stock are outstanding, without the prior written consent of the Holders of more than fifty percent (50%) of the Voting Series D Preferred Stock at the time outstanding, the Corporation shall not (A) (1) declare, pay or set apart for payment any dividend on any Junior Preferred Stock or Junior Securities, or (2) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Preferred Stock or Junior Securities, or make any distribution in respect thereof, in each case, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, or (B) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Preferred Stock or Junior Securities. Notwithstanding the foregoing, the Corporation shall not require the consent of the Holders of the Series D Preferred Stock to redeem the Series C-1 Preferred Stock in accordance with the terms of this Certificate or to redeem or repurchase Junior Securities from former or current employees in accordance with the Employee-Shareholders Agreement.

(b) Liquidation Rights.

(i) Liquidation. In the event of any LSA Event, the Holders of Series D Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Preferred Stock or Junior Securities, to receive in full an amount equal to the Series D Liquidation Preference per share, determined as of the payment date.

(ii) Residual Distributions. If the Series D Liquidation Preference per share, determined as of the payment date, has been paid in full to all Holders of Series D Preferred Stock, the holders of Junior Preferred Stock and Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Redemption.

(i) Redemption Right. At any time and from time to time after December 31, 2006, the Holders of more than fifty percent (50%) of the Series D Preferred Stock, then outstanding, voting as a single class, shall have the right to demand that the Corporation redeem all, and not less than all, of such Holders’ shares of Series D Preferred Stock upon two hundred seventy (270) days written notice (which notice may be given at any time after, but not before, December 31, 2006) at a price per share equal to the Series D Redemption Price payable in cash. The “Series D Redemption Price” shall be an amount equal to the greater of: (A) the Series D Liquidation Preference determined as of the date of the redemption demand notice; or (B) the Market Value of the Series D Preferred Stock.

(ii) Inability to Redeem. Notwithstanding anything in this Section 4.6(c) to the contrary, if the Corporation is in default with respect to any senior indebtedness, or if the Corporation determines in good faith that honoring the redemption right would cause a default with respect to any senior indebtedness, violate any law, rule, regulation, or order of any government authority applicable to the Corporation or its Subsidiaries or cause the Corporation or any of its Subsidiaries to be insolvent (each, a “Redemption Restriction”), then the Corporation will promptly notify the Holders of Series D Preferred Stock exercising the right of redemption under this Section 4.6(c) of such fact. In the circumstances described above, the Holders of Series D Preferred Stock (by a vote of more than fifty percent (50%) of the Series D Preferred Stock, with respect to which redemption is sought, voting as a single class) may elect (in lieu of their right to receive cash as provided above), at their sole option by giving notice to the Corporation to such effect, to either:

(A) exercise their right of redemption in return for the obligation of the Corporation to pay the Series D Redemption Price as soon as the Corporation ceases to be subject to a Redemption Restriction, but in no event later than three (3) years from the date when such obligation is given, together with interest accrued on the unpaid balance thereof from the date when the Series D Redemption Price is determined until the date when such Holders of Series D Preferred Stock receive payment in full in cash at a rate per annum equal to the greater of (1) eight percent (8%) or (2) the rate announced by SunTrust Bank in Jacksonville, Florida from time to time as its prime rate, in each case plus three percent (3%), which obligation shall be evidenced by a promissory note or notes of the Corporation, will be secured by a pledge of the Series D Preferred Stock subject to the redemption right in this Section 4.6(c) and, if required by the holders of any senior indebtedness, will be subordinate in right of payment to such senior indebtedness so long as such subordination does not block payment on such note or notes during times when the Corporation is not in default (or when and to the extent that such payment would not cause a default) with respect to such senior indebtedness; or

(B) withdraw such exercise of their right of redemption under this Section 4.6(c), in which case the Corporation will inform the Holders of Series D Preferred Stock as soon as the Corporation can honor such right or redemption, in whole, without causing a Redemption Restriction.

(d) Conversion to Common Stock.

(i) Conversion at Option of Holders of Series D Preferred Stock. Each share of Series D Preferred Stock shall be convertible at the option of the Holder thereof, at any time prior to the Series D Automatic Conversion Date, into such number of fully paid, validly issued and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) Fifteen and 00/100 Dollars ($15.00), by (B) the Series D Conversion Price. Each share of Nonvoting Series D Preferred Stock shall be converted into Nonvoting Common Stock and each share of Voting Series D Preferred Stock shalt be converted into Voting Common Stock. Any holder of shares of such Series D Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Series D Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Series D Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Series D Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common, Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Series D Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(ii) Automatic Conversion. Each share of Voting Series D Preferred Stock shall be automatically converted into such number of fully paid, validly issued and nonassessable shares of Voting Common Stock and each share of Nonvoting Series D Preferred Stock shall be automatically converted into such number of fully paid, validly issued and nonassessable shares of Nonvoting Common Stock as is equal to the quotient obtained by dividing (A) Fifteen and 00/100 Dollars ($15.00), by (B) the Series D :Conversion Price (the “Series D Automatic Conversion”) at the earlier to occur of (X) the written consent of the holders of at least two-thirds (2/3) of the Holders of the Series D Preferred Stock then issued and outstanding, voting as a single class or series (i.e., Voting Series D Preferred Stock and Nonvoting Series D Preferred Stock), to convert such class or series, or (Y) the closing of a Qualified Public Offering (the “Series D Automatic Conversion Date”). The Corporation shall mail written notice of any Series D Automatic Conversion by first class mail, postage prepaid, addressed to the Holders of record of the outstanding shares of such Series D Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.6(d)(ii) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to ‘give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Series D Preferred Stock shall not affect the validity of the Series D Automatic Conversion of any other shares of such Series D Preferred Stock. The Series D Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Series D Automatic Conversion Date, and from and after such time the shares of such Series D Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Series D Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Series D Preferred Stock must surrender the certificate or certificates representing their shares of such Series D Preferred Stock at the office of the transfer agent for such Series D Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Series D Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(iii) Series D Conversion Price. Subject to Section 4.7, the “Series D Conversion Price” shall be an amount equal to (A) Fifteen and 00/100 Dollars ($15.00), plus (B) the EBITDA Achievement Amount; provided that, in the event of a Sales Transaction prior to December 31, 2003, for purposes of Section 4.6(d)(i) and (ii) of this Certificate, the Series D Conversion Price shall be deemed to be the lesser of: (I) Twenty and 00/100 Dollars ($20.00) or (II) the effective price per share of Common Stock on a fully diluted, as converted, basis in the Sale Transaction. For all other purposes in this Certificate, prior to December 31, 2003, the Series D Conversion Price shall be deemed to be Fifteen and 00/100 Dollars ($15.00), subject to adjustment as provided in Section 4.7.

(iv) EBITDA Achievement Amount. For purposes hereof, the “EBITDA Achievement Amount” is determined as follows:

(A) If actual EBITDA of the Corporation for its 2003 fiscal year is less than or equal to ninety percent (90%) of the 2003 EBITDA Goal, the EBITDA Achievement Amount shall be zero (-0-);

(B) If actual EBITDA of the Corporation for its 2003 fiscal year is greater than ninety percent (90%) but less than one hundred percent (100%) of the 2003 EBITDA Goal, the EBITDA Achievement Amount shall be a cumulative amount equal to five cents ($0.05) for each tenth of a percent (0.1%) (rounded to the nearest whole tenth of a percent (0.1%)) by which actual EBITDA of the Corporation for its 2003 fiscal year exceeds ninety percent of 2003 EBITDA Goal (but in no event to exceed Five and 001100 Dollars ($5.00)); and

(C) If actual EBITDA of the Corporation for its 2003 fiscal year is equal to or greater than one hundred percent (100%) of the 2003 EBITDA Goal, the EBITDA Achievement Amount shall be Five and 00/100 Dollars ($5.00).

EBITDA of the Corporation, the Eagle Point Minority Interest EBITDA and the EBITDA Achievement Amount for the 2003 fiscal year shall be calculated by the Corporation using the audited year-end financial statements of the Corporation as approved by the Board and in accordance with GAAP applied on a basis consistent with prior periods.

(v) Challenge of Series D Conversion Price. The Corporation shall submit its calculations of the Series D Conversion Price (including, without limitation, its calculations of EBITDA of the Corporation, the Eagle Point Minority Interest EBITDA and the EBITDA Achievement Amount) to the Holders of Series B Preferred Stock within fifteen (15) days after it approves the audited 2003 year-end financial statements of the Corporation. The Holders of Series D Preferred Stock shall have the right to challenge the calculation of the Series D Conversion Price within fifteen (15) days of delivery of notice of the Series D Conversion Price, and if they elect to do so, they and their accountants and other representatives will be granted access to all of the books and records of the Corporation relevant thereto as well as to all of the Corporation’s and its accountants’ and other advisors’ work papers related thereto in order to test and challenge the calculation of all elements of such Series D Conversion Price. If, after such review, the Holders of the Series D Preferred Stock do not agree with the Corporation’s calculation of the Series D Conversion Price, an expert selected by the Holders of the Series D Preferred Stock and an expert (who may be the outside auditors of the Corporation) selected by the Board (the members of the Board designated or elected by the Holders of a majority of the outstanding Series D Preferred Stock shall not participate in the Board’s selection of the expert) shall endeavor in good faith to resolve all differences and to agree on an appropriate Series D Conversion Price. If such experts are not able to resolve their differences and agree on a Series D Conversion Price within thirty (30) days, the experts shall jointly select an expert (the “Independent), who, if available, shall be one of the so-called “big four” national accounting firms or such other national accounting firm acceptable to both the Board’s and the Holders’ experts, in each case that has not been retained by the Corporation or any significant Holder of Series D Preferred Stock (or any of their respective Affiliates) in the twelve (12)-month period prior to the date they are to be retained hereunder. The Independent Expert shall make its determination of the Series D Conversion Price in accordance with the provisions of this Certificate. The Independent Expert shall be instructed to deliver its determination of the Series D Conversion Price within thirty (30) days of its retention and such determination shall be binding on the Corporation and the Holders of Series D Preferred Stock. The Corporation shall bear all of the costs and expenses in connection with any investigation or dispute under this Section 4.6(d) (including the cost of retention of the Independent Expert, but excluding the costs and expenses of the expert retained by the Holders of Series D Preferred Stock).

(vi) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series D Preferred Stock.

(e) Conversion to Nonvoting Series D Preferred Stock. Each share of Voting Series D Preferred Stock shall be convertible at the option of the holder thereof, from time to time and at any time prior to the conversion to Common Stock, into fully paid, validly issued and nonassessable shares of Nonvoting Series D Preferred Stock, at the rate of one (1) share of Nonvoting Series D Preferred Stock for each full share of such Voting Series D Preferred Stock. Any holder of shares of such Voting Series D Preferred Stock desiring to convert such shares into Nonvoting Series D Preferred Stock shall surrender the certificate or certificates evidencing such shares of such Voting Series D Preferred Stock at the office of the transfer agent for such Voting Series D Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Voting Series D Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Nonvoting Series D Preferred Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Voting Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Nonvoting Series D Preferred Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Voting Series D Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Nonvoting Series D Preferred Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Voting Series D Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Nonvoting Series D Preferred Stock deliverable upon conversion of such Voting Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such Nonvoting Series D Preferred Stock on such date. Upon the conversion of such Voting Series D Preferred Stock for Nonvoting Series D Preferred Stock, the shares of Nonvoting Series D Preferred Stock received upon such conversions shall retain all of the rights to any and all dividends which accrued with respect to such Voting Series D Preferred Stock as of the date of such conversion. Nothing herein shall preclude the Nonvoting Series D Preferred Stock received on such conversion from being converted back into Voting Series D Preferred Stock at any time or from time to time.

(f) Voting Rights.

(i) General. The holders of Voting Series D Preferred Stock shall be entitled to the number of votes per share of such Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is convertible pursuant to Section 4.6(d) and, except as otherwise provided in this Certificate or applicable law, shall vote together with the holders of Voting Common Stock (and of any other class or series that may be similarly entitled to vote with holders of Voting Common Stock) as a single class on all matters on which holders of Voting Common Stock are entitled to vote. The holders of Nonvoting Series D Preferred Stock shall not be entitled to any voting rights except as otherwise requited by law and except with respect to (A) changes to the rights, privileges or preferences of the Nonvoting Series D Preferred Stock, (B) the creation of any new class or series of securities of the Corporation having rights, privileges or preferences on parity with or senior to Nonvoting Series D Preferred Stock, (C) with respect to any Liquidation, or (D) any provision in this Certificate that provides for the vote of the holders of the Series D Preferred Stock, voting as, a separate class, other than election of members of the Board. Except as set forth herein, the Voting Series D Preferred Stock and the Nonvoting Series Preferred Stock shall be identical in all respects, including, without limitation, with respect to dividends and distributions and upon dissolution or otherwise.

Any certificate representing shares of the Series D Preferred Stock shall be deemed to be Voting Series D Preferred Stock unless specifically designated on the face thereof as Nonvoting Series D Preferred Stock.

(ii) Election of Members of Board of Directors by Holders of Voting Series D Preferred Stock. So long as thirty percent (30%) or more of the shares of the Series D Preferred Stock which are issued pursuant to the Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, holders of shares of the Voting Series D Preferred Stock (or Voting Common Stock issued upon conversion of such shares) shall be entitled to elect three (3) members of the Board by the vote or consent of more than fifty percent (50%) of the shares of the Voting Series D Preferred Stock at the time outstanding (or Voting Common Stock issued upon conversion of such shares), voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

(iii) Other Voting Rights of Holders of Series D Preferred Stock. So long as twenty percent (20%) or more of the shares of the Series D Preferred Stock which are issued pursuant to the Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the holders of more than fifty percent (50%) of the shares of the Voting Series D Preferred Stock at the time outstanding (or Voting Common Stock issued upon conversion of such shares), voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision or add any provision to this Certificate or the Bylaws (whether by merger, consolidation, or otherwise) if such action would (i) adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series D Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series D Preferred Stock or (ii) add to the rights, privileges, preferences or restrictions created for the benefit of the Junior Preferred Stock or the Junior Securities;

(B) authorize, create (by reclassification or otherwise) issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences, or privileges on parity with or senior to the Series D Preferred Stock, any Junior Preferred Stock or any Junior Securities;

(C) enter into any agreement or transaction by the Corporation with any of its shareholders, officers, or director, or any individual related by blood or marriage to any such person or any entity in which such person owns a beneficial interest (other than a non-controlling interest in a public corporation), except that no vote or consent hereunder shall be required for (i) any transaction arising under this Certificate, the Employee-Shareholder Agreement or the Investor-Shareholder Agreement, or (ii) any contract between the Corporation and NYLI relating to the provision of insurance or other services by NYLI in the ordinary course of NYLI’s business on customary terms;

(D) adopt or implement any qualified or non-qualified stock option plan not otherwise in effect on the date of filing this Certificate or increase the number of option shares available for grant under qualified or non-qualified stock option plan in effect on such date;

(E) enter into any agreement that would restrict the ability of the Corporation to perform under the Stock Purchase Agreement or any other agreement entered into in connection with the transactions described in the Stock Purchase Agreement;

(F) sell or lease twenty-five percent (25%) or more of the assets of the Corporation on a consolidated basis, except in the ordinary course of business;

(G) issue additional securities to employees, officers or directors, of the Corporation or any Subsidiary, except securities issuable upon the exercise of outstanding options and warrants, or issuable upon the exercise of options granted in the future at fair market value;

(H) issue any securities for a price less than fair market value as determined in the good faith of the Board, other than as may be required by contractual commitments existing as of the date of this Certificate;

(I) prior to January 1, 2004, acquire the assets or business of any other Person if EBITDA generated by such assets or business, and by all other assets and business acquired during the one hundred eighty (180)-day period preceding the date of such acquisition, (I) was One Million and 00/100 Dollars ($1,000,000.00) or more during the twelve (12)-month period immediately prior to such acquisition or (II) is projected by the Corporation to be One Million and 00/100 Dollars ($1,000,000.00) or more during the twelve (12)-month period immediately following such acquisition;

(J) engage in any transaction which would impair or reduce the rights of the holders of the Series D Preferred Stock as a class;

(K) enter into any Sale Transaction or Asset Sale;

(L) incur indebtedness of the Corporation and its Subsidiaries, on a consolidated basis, in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate, except for draws upon revolving credit facilities as in effect on the date of this Certificate or which were previously approved by such Holders, or enter into any agreement which permits the Corporation or any Subsidiary to incur such indebtedness or any amendment to any such agreement which increases the amount which the Corporation or any Subsidiary may borrow thereunder;

(M) approve the annual performance budget of the Corporation;

(N) approve the annual capital expenditure budget of the Corporation;

(O) approve employment agreements (including any material amendments thereto) for employees of the Corporation or any Subsidiary above the general manager level; or

(P) take any action indirectly through a Subsidiary, or permit any Subsidiary to take any action which the Corporation may not take directly.

(iv) Other Rights of Holders of Series D Preferred Stock. The shares of Series D Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4.7 Adjustment of Conversion Price, Number of Shares of Common Stock, etc. The applicable Conversion Prices for the Preferred Stock shall be subject to adjustment from time to time as hereinafter provided for in this Section 4.7.

(a) Stock Dividends. In case at any time the Corporation shall declare a dividend or make any other distribution upon the Common Stock which is payable in Common Stock, Convertible Securities or Options, each Conversion Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced and the number of shares of Common Stock issuable upon conversion of each series of Preferred Stock immediately prior to such dividend or other distribution shall be proportionately increased.

(b) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, each Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, each Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such combination shall be proportionately reduced.

(c) Sale of Common Stock (Series A Preferred Stock end Series D Preferred Stock). In the event the Corporation shall at any time or from time to time while any Series A Preferred Stock or Series D Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury), for a consideration per share less than any Conversion Price applicable to the Series A Preferred Stock or Series D Preferred Stock in effect immediately prior to the issuance, sale or exchange of such securities (any such issuance, sale or exchange hereinafter referred to as a “Dilutive Transaction”), then, and thereafter successively upon the consummation of any Dilutive Transaction, each Conversion Price applicable to Series A Preferred Stock or Series D Preferred Stock shall forthwith be reduced to an amount determined, by multiplying each such Conversion Price by a fraction:

(i) the numerator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the Dilutive Transaction (excluding treasury shares), plus (B) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at such Conversion Price (prior to such adjustment), and

(ii) the denominator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the Dilutive Transaction (excluding treasury shares) plus (B) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

(d) Sale of Options, Rights or Convertible Securities (Series A Preferred Stock and Series D Preferred Stock). In the event the Corporation shall, at any time or from time to time while any Series A Preferred Stock or Series D Preferred Stock is outstanding, issue, agree or commit to issue Convertible Securities, Options or any other rights to subscribe for shares of Common Stock for a consideration per share (determined by dividing the net aggregate consideration by the maximum aggregate number of shares of Common Stock that would be issued if all such Convertible Securities and Options were exercised or convened to the fullest extent permitted by their terms) less than any Conversion Price applicable to Series A Preferred Stock or Series D Preferred Stock, then each Conversion Price applicable to Series A Preferred Stock or Series D Preferred Stock shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

(i) the numerator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the issuance of such Convertible Securities. Options or other rights (excluding treasury shares), plus (B) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such Convertible Securities, Options or other rights plus the minimum amount set forth in the terms of such Convertible Securities, Options and other rights as payable to the Corporation upon the exercise or conversion thereof (i.e., the net aggregate consideration) would purchase at such Conversion Price (prior to such adjustment), and

(ii) the denominator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the issuance of such Convertible Securities, Option or other rights (excluding treasury shares), plus (B) the maximum aggregate number of shares of Common Stock that would be issued if all such Convertible Securities, Options or other rights were exercised or converted.

(e) Sale of Common Stock (Series C-1 Preferred Stock). In the event the Corporation shall at any time or from time to time while any Series C-1 Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury), for a consideration per share less than the Series C-l Conversion Price in effect immediately prior to a Dilutive Transaction, then, and thereafter successively upon the consummation of any Dilutive Transaction, the Series C-1 Conversion Price shall forthwith be reduced to the consideration paid for the shares of Common Stock so issued in the Dilutive Transaction.

(f) Sale of Options, Rights or Convertible Securities (Series C-1 Preferred Stock). In the event the Corporation shall, at any time or from time to time while any Series C-1 Preferred Stock is outstanding, issue, agree or commit to issue Convertible Securities, Options or any other rights to subscribe for shares of Common Stock for a consideration per share (determined by dividing the net aggregate consideration by the maximum aggregate number of shares of Common Stock that would be issued if all such Convertible Securities and Options were exercised or converted to the fullest extent permitted by their terms) less than the Series C-1 Conversion Price, then the Series C-1 Conversion Price shall forthwith be reduced to the consideration paid for the shares of Common Stock so issued in the Dilutive Transaction.

(g) Other Adjustments. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend, or a reorganization, merger, consolidation or sale of assets provided for in this Section 4.7), then and in each such event each Holder of Preferred Stock shall have the right thereafter to convert such Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by Holders of the number of shares of Common Stock into which such Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(h) Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of any class of its capital stock (other than an action described elsewhere in this Section 4.7), then the number of shares of Common Stock or other stock or other consideration into which the Preferred Stock are convertible and/or the Conversion Prices shall be adjusted in such manner as may be equitable in the circumstances.

(i) Adjustments for Consolidation, Merger, Reorganization, etc. In case the Corporation (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger and such consolidation or merger does not constitute a Sale Transaction, or (ii) permits any other corporation to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets and such consolidation or merger does not constitute a Sale Transaction, or (iii) effects a capital reorganization or reclassification of the Equity Securities in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock and such reorganization or reclassification does not constitute a Sale Transaction, then, and in each such case, proper provision, in form and substance reasonably satisfactory to the Holders of a majority of the shares of Series D Preferred Stock then outstanding (measured by Series D Liquidation Preference), shall be made so that, (A) upon the basis and upon the terms and in the manner provided for in this Section 4.7(e), upon the conversion of the Preferred Stock at any time after the consummation of such consolidation, merger, reorganization or reclassification, each Holder shall be entitled to receive (at the Conversion Price in effect for shares issuable upon such conversion of each respective series of Preferred Stock immediately prior to such consummation), in lieu of shares issuable upon such conversion of the Preferred Stock prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so converted such Preferred Stock immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 4.7) and (B) the provisions of this Section 4.7 thereafter shall remain applicable to the Preferred Stock (including, in the case of any such consolidation or merger in which the successor entity is other than the Corporation, an immediate adjustment of each Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of each series of Preferred Stock, if the value so reflected is less than any Conversion Price which otherwise would be in effect immediately after such consolidation or merger). The Corporation shall not effect any such consolidation or merger, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger assumes by written instrument (in form and substance satisfactory to the Holders of a majority of the shares of Series D Preferred Stock then outstanding), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

(j) Notice of Adjustment. Whenever the number of shares issuable upon the conversion of any series of Preferred Stock or any Conversion Price is adjusted, as provided for in this Section 4.7, the Corporation shall prepare and mail to each Holder a certificate setting forth (i) each Conversion Price and the number of shares issuable upon the conversion of each series of Preferred Stock after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

(k) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Corporation. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue of Common Stock for the purposes of this Section 4.7.

(l) Certain Adjustment Rules.

(i) The provisions of this Section 4.7 shall similarly apply to successive transactions.

(ii) If the Corporation shall declare any dividend referred to in Section 4.(b) and if any Holder converts all or any part of the Preferred Stock after such declaration, but before the payment of such dividend, the Corporation may elect to defer, until the payment of such dividend, issuing to such Holder the shares of Common Stock issuable upon such conversion over and above the shares issuable upon such conversion on the basis of the applicable Conversion Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to each such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the payment of such dividend.

(iii) If the Corporation shall declare any dividend referred to in Section 4.7(b) and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this Section 4.7 in respect of such declaration.

(iv) Notwithstanding anything in this Section 4.7 to the contrary, no adjustment to any Conversion Price shall be made (A) upon the direct or indirect conversion, exercise or exchange of (I) any securities of the Corporation outstanding on the date this Amended and Restated Certificate is filed with the office of the Secretary of State of the State of Delaware, or (II) up to four million (4,000,000) shares of Series D Preferred Stock issued pursuant to the Stock Purchase Agreement, or (B) following consummation of a Qualified Public Offering.

(m) Notice in Certain Circumstances. In case at any time the Corporation proposes to: (i) declare any dividends or other distributions (whether in cash or other property) in respect of the

Common Stock or Preferred Stock; (ii) issue any shares of the Common Stock or Preferred Stock or any Options or Convertible Securities (except pursuant to the exercise of Options or Convertible Securities in accordance with their terms); (iii) offer for subscription pro rata to the holders of shares of Common Stock or Preferred Stock any additional shares or any Options or Convertible Securities; (iv) effect a capital reorganization or reclassification of the Common Stock or Preferred Stock, a consolidation or merger of the Corporation with or into another entity or a sale or other disposition of all or substantially all of its assets; or (v) effect a Liquidation; then the Corporation shall give to the holders of Common Stock and Preferred Stock notice of such event at least thirty (30) days (but not more than ninety (90) days) prior to the earlier to occur of (x) the date when the holder must be a holder of shares of Common Stock or Preferred Stock, as the case may be, in order to participate in such event (if applicable) or (y) the date when such event is scheduled to occur.

4.8 Reservation of Shares; Etc.

(a) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock, the full number of shares of, Common Stock that would then be deliverable upon the conversion of all shares of Preferred Stock then outstanding.

(b) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Voting Common Stock, solely for the purpose of effecting the conversion of shares of Nonvoting Common Stock, the full number of shares of Voting Common Stock that would then be deliverable upon the conversion of all shares of Nonvoting Common Stock then outstanding, and the Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Nonvoting Common Stock, solely for the purpose of effecting the conversion of shares of Voting Common Stock, the full number of shares of Nonvoting Common Stock that would then be deliverable upon the conversion of all shares of Voting Common Stock then outstanding.

(c) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Voting Series B Preferred Stock, solely for the purpose of effecting the conversion of shares of Nonvoting Series B Preferred Stock, the full number of shares of Voting Series B Preferred Stock that would then be deliverable upon the conversion of all shares of Nonvoting Series B Preferred Stock then outstanding, and the Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Nonvoting Series B Preferred Stock, solely for the purpose of effecting the conversion of shares of Voting Series B Preferred Stock, the full number of shares of Nonvoting Series B Preferred Stock that would then be deliverable upon the conversion of all shares of Voting Series B Preferred Stock then outstanding.

(d) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Voting Series D Preferred Stock, solely for the purpose of effecting the conversion of shares of Nonvoting Series D Preferred Stock, the full number of shares of Voting Series D Preferred Stock that would then be deliverable upon the conversion of all shares of Nonvoting Series D Preferred Stock then outstanding, and the

Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Nonvoting Series D Preferred Stock, solely for the purpose of effecting the conversion of shares of Voting Series D Preferred Stock, the full number of shares of Nonvoting Series D Preferred Stock that would then be deliverable upon the conversion of all shares of Voting Series D Preferred Stock then outstanding.

(e) If any shares of Common Stock required to be reserved hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued or freely transferred upon conversion, the Corporation will use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, as expeditiously as possible. If the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Preferred Stock. Notwithstanding the foregoing, the reference to free transferability and the reference to listing in this Section 4.8(e) shall apply only when the Preferred Stock shall have become freely transferable under the federal securities laws.

4.9 Transfer and Other Taxes. The Corporation shall pay any and all stock transfer, documentary stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock or shares of Common Stock or other securities issued or delivered on conversion of such Preferred Stock. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance, or delivery of shares of Preferred Stock or Common Stock or other securities in a name other than that in which the shares of such Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

4.10 No Reissuance.

(a) No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

(b) Redeemed, or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Preferred Stock.

ARTICLE FIVE

BOARD OF DIRECTORS

The affairs of the Corporation shall be managed by the Board which shall initially consist of seven (7) persons selected by the holders of those shares of the Common Stock and Preferred Stock entitled to vote for the members of the Board as provided in this Certificate and the Bylaws.

ARTICLE SIX

AMENDMENT

Subject to the rights of the shareholders set forth in Article Four, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders of the Corporation herein are granted subject to this reservation. Notwithstanding the foregoing, Article Four of this Certificate may not be amended except following the affirmative vote of a majority of the issued and outstanding shares of the Common Stock and Preferred Stock of the Corporation entitled to vote on such amendment, voting together as a single class, and following any separate vote of any series or class of Equity Securities required by this Certificate or by applicable law.

ARTICLE SEVEN

BYLAWS

The Board shall adopt such Bylaws for the conduct of the business of the Corporation in carrying out its purpose as the Board may deem necessary from time to time; provided, however, such Bylaws shall not be inconsistent with the provisions of this Certificate. The Board shall have the power to amend, alter, or rescind the Bylaws or adopt new Bylaws as provided therein.

* * * * *

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IN WITNESS WHEREOF, the undersigned has executed this First Amended and Restated Certificate of Incorporation of Advanced Disposal Services, Inc. this 27th day of September, 2002.

ADVANCED DISPOSAL SERVICES. INC.

By:	/s/ Charles C. Appleby
Charles C. Appleby, President

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the Corporation is Advanced Disposal Services, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002, and effective as of April 15, 2002, and was subsequently restated in its entirety by the First Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 30, 2002. The Corporation was originally organized as a Delaware limited liability company on January 16, 2001, under the name Advanced Disposal Services, LLC. The Corporation converted from a limited liability company to a corporation under Delaware law effective April 15, 2002.

SECOND: That pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation restates and integrates and amends the First Amended and Restated Certificate of Incorporation of the Corporation.

THIRD: That the Board of Directors of the Corporation, acting by unanimous written consent in lieu of a meeting, duly adopted, the proposed amendment and restatement of the Certificate of Incorporation of the Corporation, in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, declaring such amendment and restatement to be advisable and directing that such amendment and restatement be submitted to the stockholders of the Corporation for approval.

FOURTH: That thereafter, pursuant to the resolution of the Board of Directors of the Corporation, the stockholders of the Corporation duly adopted the proposed amendment and restatement by written consent in lieu of a special meeting, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH: That the text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is “ADVANCED DISPOSAL SERVICES, INC.”

ARTICLE TWO

PURPOSES

The Corporation has been formed to (a) engage in and invest in enterprises engaged in the business of collection, transportation and disposal (including ownership and operation of landfills and other solid waste disposal facilities) of residential, commercial and industrial waste; (b) engage in such other activities as are reasonably incidental to the purpose and business of the Corporation set forth in clause (a); and (c) engage in such other activities as the Board may, from time to time, direct. In furtherance of the foregoing, and not in limitation thereof, the Corporation shall have the power and authority to do everything necessary, proper or incidental to the accomplishment of its purposes.

ARTICLE THREE

REGISTERED OFFICE AND AGENT

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

ARTICLE FOUR

CAPITAL STOCK

4.1 Number of Shares; Par Value. Effective as of the date and time of filing of this Certificate, the total number of shares of capital stock that the Corporation shall have authority to issue shall be forty-one million six hundred thousand (41,600,000) shares, consisting of the following:

(a) Voting Common Stock. Fifteen million (15,000,000) shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock” or the “Voting Common Stock”);

(b) Nonvoting Common Stock. Fifteen million (15,000,000) shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock” or the “Nonvoting Common Stock”);

(c) Preferred Stock. Eleven million six hundred thousand (11,600,000) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which:

(i) Voting Series A- Preferred Stock. Seven hundred thousand (700,000) shares shall be designated Series A- Preferred Stock (the “Voting Series A- Preferred Stock”);

(ii) Nonvoting Series A- Preferred Stock. Seven hundred thousand (700,000) shares shall be designated Series A- Preferred Stock (the “Nonvoting Series A- Preferred Stock”);

(iii) Series A Preferred Stock. One million three hundred thousand (1,300,000) shares shall be designated Series A Preferred Stock (the “Series A Preferred Stock”);

(iv) Series B Preferred Stock. Two hundred thousand (200,000) shares shall be designated Series B Preferred Stock (the “Series B Preferred Stock”);

(v) Series C Preferred Stock. Two hundred fifty thousand (250,000) shares shall be designated Series C Preferred Stock (the “Series C Preferred Stock”);

(vi) Voting Series D Preferred Stock. Three million seven hundred twenty-five thousand (3,725,000) shares shall be designated Voting Series D Preferred Stock (the “Voting Series D Preferred Stock”);

(vii) Nonvoting Series D Preferred Stock. Three million seven hundred twenty-five thousand (3,725,000) shares shall be designated Nonvoting Series D Preferred Stock (the “Nonvoting Series D Preferred Stock”); and

(viii) Undesignated. One Million (1,000,000) shall be undesignated as to class or series.

Each of the Voting Series A- Preferred Stock, Nonvoting Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Voting Series D Preferred Stock, and Nonvoting Series D Preferred Stock shall have the rights and privileges set forth in this Certificate.

(d) Designation of Undesignated Preferred Stock. The Board is authorized, subject to the rights of the holders of Preferred Stock set forth herein and limitations prescribed by law, to provide for the issuance of the shares of unissued and undesignated Preferred Stock, in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series and to fix the designation, powers, preferences and rights of the shares for each such class or series and the qualifications, limitations or restrictions thereof. Without limiting the grant of authority contained in the preceding sentence, but subject to the rights of the holders of Preferred Stock set forth herein, the authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares of such class or series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board providing for the issuance of such class or series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

(ii) The dividend rate, if any, on the shares of such class or series, whether dividends shall be cumulative, and, if so, from which date or dates, arid the relative rights of priority, if any, of payment of dividends on shares of such class or series;

(iii) Whether such class or series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(iv) Whether or not the shares of such class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(v) Whether such class or series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vi) The rights of the shares of such class or series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vii) Any other relative rights, preferences and limitations of such class or series.

Any of the powers, preferences, rights and qualifications, limitations, restrictions or designations of any such class or series of Preferred Stock may be made dependent upon facts ascertainable outside of this Certificate or the resolution or resolutions adopted by the Board providing for the designation or issuance of such Preferred stock pursuant to the authority vested in the Board; provided, that the manner in which such facts shall operate upon the powers, preferences, rights and qualifications, limitations, restrictions or designations of such class or series of Preferred Stock is clearly and expressly set forth in this Certificate or the resolution or resolutions providing for the issuance of such Preferred Stock. The term “facts” as used in the preceding sentence shall have the meaning given to it in Section 151(a) of the General Corporation Law of the State of Delaware.

(e) Ranking of Preferred Stock. The Voting Series D Preferred Stock and Nonvoting Series D Preferred Stock shall rank senior to all other Equity Securities; and, except as set forth in this Certificate, the Voting Series D Preferred Stock and Nonvoting Series D Preferred Stock shall be identical in all respects. The Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock shall rank senior to the Series A- Preferred Stock. The Series A- shall rank senior to all Junior Securities.

4.2 Defined Terms.

(a) “2003 EBITDA Goal” means EBITDA of the Corporation for the 2003 fiscal year equal to Twenty-Four Million Eight Hundred Ninety-Four Thousand Eighty-Six and 00/100 Dollars ($24,894,086.00).

(b) “Automatic Conversion” is defined in Section 4.5(c)(i).

(c) “Automatic Conversion Date” is defined in Section 4.5(c)(i)

(d) “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

(e) “Asset Sale” means any sale or transfer of all or substantially all of the assets of the Corporation and the Subsidiaries on a consolidated basis (measured by the fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business).

(f) “Board” means the Board of Directors of the Corporation.

(g) “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in Jacksonville, Florida.

(h) “Bylaws” means the Bylaws of the Corporation.

(i) “Certificate” means this Second Amended and Restated Certificate of Incorporation of the Corporation.

(j) “Class A Common Stock” is defined in Section 4.1(a).

(k) “Class B Common Stock” is defined in Section 4.1(b).

(l) “Common Stock” shall mean the Class A Common Stock and Class B Common Stock, together.

(m) “Convertible Securities” means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for capital stock or other Equity Securities of the Corporation.

(n) “Corporation” means Advanced Disposal Services, Inc., a corporation organized and existing under the laws of the State of Delaware.

(o) “Dilutive Transaction” is defined in Section 4.7(c).

(p) “Eagle Point Minority Interest EBITDA” means that percentage of the EBITDA for Federal Road, LLC (or any entity to which it shall transfer all or substantially all of its assets) that is equal to the percentage of Federal Road, LLC not held directly or indirectly by the Corporation.

(q) “EBITDA” of a Person means, for any fiscal year of such Person, such Person’s consolidated net income for such fiscal year, minus accrued bonuses payable to employees of such Person and its Subsidiaries in respect of such fiscal year, whether or not paid in such fiscal year, minus (in the case of the Corporation only) the Eagle Point Minority Interest EBITDA, plus (or minus), to the extent deducted (or added) in determining net income:

(i) any provisions for (or less any benefit from) income taxes and (to the extent based on such Person’s income) franchise taxes;

(ii) interest expense;

(iii) amortization and depreciation;

(iv) losses (or minus gains) from dispositions of assets or other non-cash items (Excluding sales, expenses, or losses related to current assets);

(v) extraordinary losses (or minus extraordinary gains);

(vi) management fees, director fees and any other fees payable by such Person to any stockholders or any of their respective Affiliates.

(r) “EBITDA Achievement Amount” is defined in Section 4.6(d)(iv)

(s) “Employee-Shareholders Agreement” means the Advanced Disposal Services, Inc. Employee-Shareholders Agreement as in effect on September 30, 2002.

(t) “Equity Securities” means any capita] stock or other similar security of the Corporation, including, without limitation, securities containing equity features and securities containing profit participation features, Convertible Securities and Options.

(u) “Fully Diluted Common Stock Outstanding” means, at any time, the aggregate number of shares of Common Stock issued and outstanding, plus the aggregate number of shares of Common Stock that are issuable upon the conversion, exercise or exchange of all Convertible Securities or Options (regardless of the exercise price therefor) that are then outstanding, in the case of convertible or exchangeable securities at the then applicable conversion or exchange prices therefor, provided however, that Fully Diluted Common Stock Outstanding shall exclude shares reserved for issuance upon the exercise of options under a plan or otherwise with respect to which options have not been granted. For the sake of clarification, shares underlying options or warrants that have been issued shall be included in Fully Diluted Common Stock Outstanding regardless of whether they have vested or are exercisable and regardless of the exercise price of such options or warrants.

(v) “GAAP” means generally accepted accounting principals in the United States, consistently applied.

(w) “Holder” shall mean any registered holder of shares of Preferred Stock.

(x) “Independent Expert” is defined in Section 4.6(d)(v).

(y) “Investors-Shareholders Agreement” means that certain First Amended and Restated Advanced Disposal Services, Inc. Investors-Shareholders Agreement, as amended from time to time.

(z) “Issue Date” means, as to a share of Preferred Stock, the date on which such share was issued by the Corporation.

(aa) “Junior Preferred Stock” means the Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, and any other class or series of Preferred Stock of the Corporation ranking junior to the Series D Preferred Stock.

(bb) “Junior Securities” means any Equity Securities, except for the Preferred Stock

(cc) “Liquidation” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(dd) “Liquidation Preference” means the Series A- Preferred Liquidation Preference, the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference, and the Series D Liquidation Preference.

(ee) “LSA Event” means a Liquidation, a Sale Transaction or an Asset Sale.

(ff) “Market Value” means the average of the closing prices of any security’s sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Value” is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Value” shall be the fair value thereof determined jointly by the Corporation and the Holders of a majority of the outstanding Preferred Stock (measured by Liquidation Preference) who would be affected by such determination of value. If such parties are unable to reach agreement within thirty (30) days after the date as of which Market Value is being determined, such Market Value shall be determined by a nationally recognized independent appraiser experienced in valuing securities jointly selected by the Board and the Holders of a majority of the outstanding Preferred Stock (measured by Liquidation Preference) affected by such determination of value; provided, however, the members of the Board designated or elected by the Holders of a majority of the outstanding Preferred Stock affected by such determination shall not participate in the Board’s selection of the independent appraiser. Additionally, in determining such Market Value, the appraiser shall not take into account any discounts for minority interests or the lack of a market for the securities being valued or any premiums for controlling or majority interests and the appraiser shall treat non-voting and voting stock equally. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

(gg) “Nonvoting Common Stock” is defined in Section 4.1(b).

(hh) “Nonvoting Series A- Preferred Stock” is defined in Section 4.1(c)(ii).

(ii) “Nonvoting Series D Preferred Stock” is defined in Section 4.1(c)(vii).

(jj) “NYLI” means New York Life Insurance Company.

(kk) “Option” means any right, option, or warrant to subscribe for, purchase, or otherwise acquire Common Stock or Convertible Securities.

(ll) “Person” shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

(mm) “Preferred Stock” is defined in Section 4.1(c).

(nn) “Public Offering” shall mean a public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

(oo) “Qualified Public Offering” shall mean a firm commitment underwritten Public Offering, subsequent to which the Common Stock is listed on a national securities exchange or on the NASDAQ System, at an offering price to the public (without deduction for underwriting fees, commission or discounts) in an aggregate amount not less than Fifty Million Dollars ($50,000,000), and which places an equity value on each share of Fully Diluted Common Stock Outstanding of the Corporation (based upon the offer price per share of Common Stock and the percentage of the Corporation being sold) of not less than 1.75 times the Series D Conversion Price as then in effect.

(pp) “Redemption Restriction” is defined in Section 4.6(c)(ii).

(qq) “Sale Transaction” shall mean any merger, consolidation, recapitalization, sale, transfer or issuance of Equity Securities by the Corporation or any holders thereof, or any series of such transactions in each case, which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common Stock and Preferred Stock immediately following the closing of the Stock Purchase Agreement, and the Affiliates thereof, owning more than fifty percent (50%) by vote of the voting stock of the Corporation (or of the surviving corporation, if the Corporation is not the surviving corporation) outstanding at the time of the consummation of such merger, consolidation, recapitalization, sale, transfer or issuance or series of such transactions.

(rr) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto.

(ss) “Series A Liquidation Preference” means an amount equal to Ten and 00/100 Dollars ($10.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock.

(tt) “Series A Preferred Stock” is defined in Section 4.1(c)(iii).

(uu) “Series A- Liquidation Preference” means an amount equal to Fifteen and 00/100 Dollars ($15.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A- Preferred Stock.

(vv) “Series A Automatic Conversion” is defined in Section 4.4(c)(i).

(ww) “Series A- Automatic Conversion Date” is defined in Section 4.4(c)(i).

(xx) “Series A- Preferred Stock” shall mean the Voting Series A- Preferred Stock and the Nonvoting Series A- Preferred Stock, together.

(yy) “Series B Liquidation Preference” means an amount equal to Fifteen and 00/100 Dollars ($15.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock.

(zz) “Series B Preferred Stock” is defined in Section 4.1(c)(iv).

(aaa) “Series C Liquidation Preference” means an amount equal to Twenty and 00/100 Dollars ($20.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock.

(bbb) “Series C Preferred Stock” is defined in Section 4.1(c)(v).

(ccc) “Series D Automatic Conversion” is defined in Section 4.6(d)(ii).

(ddd) “Series D Automatic Conversion Date” is defined in Section 4.6(d)(ii).

(eee) “Series D Conversion Price” is defined in Section 4.6(d)(iii).

(fff) “Series D Dividend Payment Date” is defined in Section 4.6(a)(ii).

(ggg) “Series D Liquidation Preference” means an amount equal to Fifteen and 00/100 Dollars ($15.00), plus all accrued and unpaid dividends thereon, adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock.

(hhh) “Series D Preferred Stock” shall mean the Voting Series D Preferred Stock and the Nonvoting Series D Preferred Stock, together.

(iii) “Series D Redemption Price” is defined in Section 4.6(c)(i).

(jjj) “Stock Purchase Agreement” means that certain Stock Purchase Agreement for the sale and purchase of Series D Preferred Stock dated as of September 30, 2002.

(kkk) “Subsidiary” means (i) any corporation, fifty percent (50%) or more of whose stock of all classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned by the Corporation directly or indirectly through other Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which the Corporation, directly or indirectly through other Subsidiaries, has a fifty percent (50%) or more equity interest.

(lll) “Voting Common Stock” is defined in Section 4.1(a).

(mmm) “Voting Series A- Preferred Stock” is defined in Section 4.1(c)(i).

(nnn) “Voting Series D Preferred Stock” is defined in Section 4.1(c)(vi).

4.3 Common Stock.

(a) Voting Rights. The holders of Class A Common Stock shall have full voting power for all purposes. Each share of Class A Common Stock shall be entitled to one (1) vote at any meeting of stockholders or action taken by written consent. The holders of the Class B Common Stock shall not be entitled to any voting rights except as required by law and except with respect to (i) changes to the rights, privileges or preferences of the Class B Common Stock, (ii) the creation of any new class of securities of the Corporation having rights, privileges or preferences on parity with or senior to the Class B Common Stock (to the same extent that the holders of

Class A Common Stock have such rights), or (iii) with respect to a Liquidation. Except as set forth in this Certificate, the Class A Common Stock and the Class B Common Stock shall be identical in all respects, including, without limitation, with respect to dividends and distributions and upon dissolution or otherwise. Any certificate representing shares of the Common Stock shall be deemed to be Class A Common Stock or Voting Common Stock unless specifically designated on the face thereof as Class B Common Stock or Nonvoting Common Stock. Except as otherwise may be provided in this Certificate or by applicable law, the holders of the Common Stock shall vole together with all other classes and series of stock of the Corporation as a single class on all action to be taken by the stockholders of the Corporation.

(b) Conversion to Nonvoting Common Stock. Each share of Voting Common Stock shall be convertible at the option of the holder thereof, from time to time and at any time, into fully paid, validly issued and nonassessable shares of Nonvoting Common Stock, at the rate of one (1) share of Nonvoting Common Stock for each full share of such Voting Common Stock. Any holder of shares of such Voting Common Stock desiring to convert such shares into Nonvoting Common Stock shall surrender the certificate or certificates evidencing such shares of such Voting Common Stock at the office of the transfer agent for such Voting Common Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Voting Common Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Nonvoting Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Voting Common Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Nonvoting Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Voting Common Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Nonvoting Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Voting Common Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Nonvoting Common Stock deliverable upon conversion of such Voting Common Stock shall be treated for all purposes as the record holder or holders of such Nonvoting Common Stock on such date. The Nonvoting Common Stock may not be converted into Voting Common Stock at any time or from time to time.

4.4 Series A- Preferred Stock.

(a) Dividends. The shares of Series A- Preferred Stock do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board.

(b) Liquidation Rights.

(i) Liquidation. In the event of any Liquidation, the holders of Series A- Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Securities but subject to the rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, to receive in full an amount equal to the Series A-Liquidation Preference determined as of the payment date.

(ii) Residual Distributions. If the Series A- Liquidation Preference, determined as of the payment date, has been paid in full to all holders of Series A- Preferred Stock, and the rights of the holders of all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock have been satisfied in full in accordance with this Certificate, the holders of Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Conversion to Common Stock.

(i) Automatic Conversion. Each share of the Series A- Preferred Stock shall be automatically converted into fully paid, validly issued and non-assessable shares of Voting Common Stock at the rate of one (1) share of Common Stock for each full share of Preferred Stock subject to the conversion (the “Series A- Automatic Conversion”) at the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the Series A- Preferred Stock then issued and outstanding, voting as a single class, to convert the Series A- Preferred Stock, or (B) the closing of a Qualified Public Offering (the “Series A- Automatic Conversion Date”). The Corporation shall mail written notice of any Series A- Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of such Series A- Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.4(c)(i) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Series A- Preferred Stock shall not affect the validity of the Series A- Automatic Conversion of any other shares of such Series A- Preferred Stock. The Series A- Automatic Conversion shall be deemed to have occurred on the Series A- Automatic Conversion Date, and from and after such time the shares of such Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Series A- Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Series A- Preferred Stock must surrender the certificate or certificates representing their shares of such Series A- Preferred Stock at the office of the transfer agent for such Series A- Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Series A- Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. No payment or adjustment shall be made upon any conversion of shares of such Series A- Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall he entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(ii) Right of Conversion. Each share of Series A- Preferred Stock shall be convertible at the option of the holder thereof into fully paid, validly issued and nonassessable shares of Voting Common Stock at any time prior to the Series A- Automatic Conversion Date, at the rate of one (1) share of Common Stock for each full share of such Series A- Preferred Stock. Any Holder of shares of such Series A- Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Series A- Preferred Stock at the office of the transfer agent for such Series A- Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Series A- Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Series A- Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Series A- Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Series A- Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A- Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(iii) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series A- Preferred Stock.

(d) Conversion to Nonvoting Series A- Preferred Stock. Each share of Voting Series A- Preferred Stock shall be convertible at the option of the holder thereof, from time to time and at any time prior to the conversion to Common Stock, into fully paid, validly issued and nonassessable shares of Nonvoting Series A- Preferred Stock, at the rate of one (1) share of

Nonvoting Series A- Preferred Stock for each full share of such Voting Series A- Preferred Stock. Any holder of shares of such Voting Series A- Preferred Stock desiring to convert such shares into Nonvoting Series A- Preferred Stock shall surrender the certificate or certificates evidencing such shares of such Voting Series A- Preferred Stock at the office of the transfer agent for such Voting Series A- Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Voting Series A- Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Nonvoting Series A- Preferred Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Voting Series A- Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Nonvoting Series A- Preferred Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Voting Series A- Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Nonvoting Series A- Preferred Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Voting Series A- Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Nonvoting Series A- Preferred Stock deliverable upon conversion of such Voting Series A- Preferred Stock shall be treated for all purposes as the record holder or holders of such Nonvoting Series A- Preferred Stock on such date. Upon the conversion of such Voting Series A- Preferred Stock for Nonvoting Series A- Preferred Stock, the shares of Nonvoting Series A- Preferred Stock received upon such conversions shall retain all of the rights to any and all dividends which accrued with respect to such Voting Series A-Preferred Stock as of the date of such conversion. The Nonvoting Series A- Preferred Stock may not be converted into Voting Series A- Preferred Stock at any time or from time to time.

(e) Voting Rights.

(i) General. The holders of Voting Series A- Preferred Stock shall be entitled to the number of votes per share of such Voting Series A- Preferred Stock equal to the number of shares of Common Stock into which one (I) share of such Voting Series A- Preferred Stock is then convertible pursuant to Section 4.4(c) and shall vote together with the holders of Voting Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Voting Common Stock are entitled to vote. The holders of Nonvoting Series A- Preferred Stock shall not be entitled to any voting rights except as otherwise required by law and except with respect to (A) changes to the rights, privileges or preferences of the Nonvoting Series A- Preferred Stock, (B) the creation of any new class or series of securities of the Corporation having rights, privileges or preferences on parity with or senior to Nonvoting Series A- Preferred Stock, (C) with respect to any Liquidation, or (D) any provision in this Certificate that provides for the vote of the holders of the Series A- Preferred Stock, voting as a separate class, other than election of members of the Board. Except as set forth herein, the Series A- Series D Preferred Stock and the Nonvoting Series A- Preferred Stock shall be identical in all respects, including, without limitation, with respect to dividends and distributions and upon dissolution or otherwise. Any certificate representing shares of the Series A- Preferred Stock shall be deemed to be Voting Series A- Preferred Stock unless specifically designated on the face thereof as Nonvoting Series A- Preferred Stock.

(ii) Other Voting Rights of Holders of Series A- Preferred Stock. So long as any shares of Voting Series A- Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Voting Series A- Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A- Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series A- Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series A- Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(iii) Other Rights of Holders of Series A- Preferred Stock. The shares of Series A- Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4 5 Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(a) Dividends. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board.

(b) Liquidation Rights.

(i) Liquidation. In the event of any Liquidation, the holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Series A- Preferred Stock or Junior Securities but subject to the rights of the holders of Series D Preferred Stock, to receive in full an amount equal to the Series A Liquidation Preference, Series B Liquidation Preference, or Series C Liquidation Preference, as the case may be, determined as of the payment date.

(ii) Partial Payment. If the assets of the Corporation are not sufficient to pay in full each of the Series A Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference determined as of the payment date to all Holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, the amounts paid to the Holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

(iii) Residual Distributions. If the Series A Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference, determined as of the payment date, have been paid in full to all Holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the rights of the holders of all Series D Preferred Stock have been satisfied in full, the holders of Series A- Preferred Stock and Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Conversion to Common Stock.

(i) Automatic Conversion. Each share of the Series A Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock shall be automatically converted into fully paid, validly issued and non-assessable shares of Voting Common Stock at the rate of one (1) share of Common Stock for each full share of Preferred Stock subject to the conversion (the “Automatic Conversion”) at the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the class or series of Preferred Stock then issued and outstanding, voting as a single class or series, to convert such class or series (i.e., the holders of Series A Preferred Stock shall have the ability to solely convert the Series A Preferred Stock and likewise), or (B) the closing of a Qualified Public Offering (the “Automatic Conversion Date”). The Corporation shall mail written notice of any Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of such Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.5(c)(i) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Preferred Stock shall not affect the validity of the Automatic Conversion of any other shares of such Preferred Stock. The Automatic Conversion shall be deemed to have occurred on the Automatic Conversion Date, and from and after such time the shares of such Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Preferred Stock must surrender the certificate or certificates representing their shares of such Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. No payment or adjustment shall be made upon any conversion of shares of such Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(ii) Right of Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be convertible at the option of the Holder thereof into fully paid, validly issued and nonassessable shares of Voting Common Stock at any time prior to the Automatic Conversion Date, at the rate of one (1) share of Common Stock for each full share of such Preferred Stock. Any Holder of shares of such Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(iii) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Preferred Stock.

(d) Voting Rights.

(i) General. The holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to the number of votes per share of such Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is then convertible pursuant to Section 4.5(c) and shall vote together with the holders of Voting Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Voting Common Stock are entitled to vote

(ii) Election of Member of Board of Directors by Holders of Series A Preferred Stock. So long as thirty percent (30%) or more of the shares of Series A Preferred Stock which are issued and outstanding on the date of this Certificate remain issued and outstanding, Holders of Series A Preferred Stock shall be entitled to elect one (1) member of the Board of Directors by the majority vote or consent of more than fifty percent (50%) of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

(iii) Other Voting Rights of Holders of Series A Preferred Stock. So long as thirty percent (30%) or more of the shares of Series A Preferred Stock which are issued and outstanding on the date of this Certificate remain issued and outstanding, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series A Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series A Preferred Stock;

(C) enter into any agreement or transaction by the Corporation with any of its shareholders, officers or directors, or any individual related by blood or marriage to any such person or any entity in which such person owns a beneficial interest (other than a non-controlling interest in a public corporation), except that no vote or consent hereunder shall be required for (i) any transaction arising under this Certificate, the Employee-Shareholder Agreement or the Investor-Shareholder Agreement, or (ii) any contract between the Corporation and NYLI relating to the provision of insurance or other services by NYLI in the ordinary course of NYLI’s business on customary terms;

(D) adopt or implement any qualified or non-qualified stock option plan not otherwise in effect on the date of filing of this certificate of designations or increase the number of option shares available for grant under any qualified or non-qualified stock option plan in effect on such date; or

(E) take any action indirectly through a Subsidiary, or permitting any Subsidiary to take any action, which the Corporation may not take directly.

(iv) Other Voting Rights of Series B Preferred Stock. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series B Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series B Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series B Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series B Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(v) Other Voting Rights of Series C Preferred Stock. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series C Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series C Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series C Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series C Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(vi) Other Rights of Holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The shares of Series A Preferred Stock, Series B Preferred Stock and Series

C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law),

4.6 Series D Preferred Stock.

(a) Dividends.

(i) The shares of Series D Preferred Stock are senior to the Junior Preferred Stock and the Junior Securities with respect to the right to receive dividends.

(ii) The Holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board (and as provided below), from any source of funds legally available therefor, distributions on each share of Series D Preferred Stock, at a rate per annum equal to ten percent (10%) of the Series D Liquidation Preference per share from the Issue Date of such share through September 30, 2007, compounded annually. Such dividends shall accrue on a daily basis whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. No dividends shall accrue on the Series D Preferred Stock, and previously accrued dividends shall not compound, after September 30, 2007. All dividends shall be cumulative, whether or not earned or declared, and shall be payable in cash only upon an LSA Event (a “Series D Dividend Payment Date”). Each distribution in the form of a dividend shall be payable to the Holders of record of the Series D Preferred Stock as they appear on the stock register of the Corporation on the relevant Series D Dividend Payment Date.

(iii) So long as any shares of Voting Series D Preferred Stock are outstanding, without the prior written consent of the Holders of more than fifty percent (50%) of the Voting Series D Preferred Stock at the time outstanding, the Corporation shall not (A) (1) declare, pay or set apart for payment any dividend on any Junior Preferred Stock or Junior Securities, or (2) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Preferred Stock or Junior Securities, or make any distribution in respect thereof, in each case, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, or (B) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Preferred Stock or Junior Securities. Notwithstanding the foregoing, the Corporation shall not require the consent of the Holders of the Series D Preferred Stock to redeem or repurchase Junior Securities from former or current employees in accordance with the Employee-Shareholders Agreement.

(b) Liquidation Rights.

(i) Liquidation. In the event of any LSA Event, the Holders of Series D Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Preferred Stock or Junior Securities, to receive in full an amount equal to the Series D Liquidation Preference per share, determined as of the payment date.

(ii) Residual Distributions. If the Series D Liquidation Preference per share, determined as of the payment date, has been paid in full to all Holders of Series D Preferred Stock, the holders of Junior Preferred Stock and Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Redemption.

(i) Redemption Right. At any time and from time to time after December 31, 2006, the Holders of more than fifty percent (50%) of the Series D Preferred Stock, then outstanding, voting as a single class, shall have the right to demand that the Corporation redeem all, and not less than all, of such Holders’ shares of Series D Preferred Stock upon two hundred seventy (270) days written notice (which notice may be given at any time after, but not before, December 31, 2006) at a price per share equal to the Series D Redemption Price payable in cash. The “Series D Redemption Price” shall be an amount equal to the greater of: (A) the Series D Liquidation Preference determined as of the date of the redemption demand notice; or (B) the Market Value of the Series D Preferred Stock.

(ii) Inability to Redeem. Notwithstanding anything in this Section 4.6(c) to the contrary, if the Corporation is in default with respect to any senior indebtedness, or if the Corporation determines in good faith that honoring the redemption right would cause a default with respect to any senior indebtedness, violate any law, rule, regulation, or order of any government authority applicable to the Corporation or its Subsidiaries or cause the Corporation or any of its Subsidiaries to be insolvent (each, a “Redemption Restriction”), then the Corporation will promptly notify the Holders of Series D Preferred Stock exercising the right of redemption under this Section 4.6(c) of such fact. In the circumstances described above, the Holders of Series D Preferred Stock (by a vote of more than fifty percent (50%) of the Series D Preferred Stock, with respect to which redemption is sought, voting as a single class) may elect (in lieu of their right to receive cash as provided above), at their sole option by giving notice to the Corporation to such effect, to either:

(A) exercise their right of redemption in return for the obligation of the Corporation to pay the Series D Redemption Price as soon as the Corporation ceases to be subject to a Redemption Restriction, but in no event later than three (3) years from the date when such obligation is given, together with interest accrued on the unpaid balance thereof from the date when the Series D Redemption Price is determined until the date when such Holders of Series D Preferred Stock receive payment in full in cash at a rate per annum equal to the greater of (1) eight percent (8%) or (2) the rate announced by SunTrust Bank in Jacksonville, Florida from time to time as its prime rate, in each case plus three percent (3%), which obligation shall be evidenced by a promissory note or notes of the Corporation, will be secured by a pledge of the Series D Preferred Stock subject to the redemption right in this Section 4.6(c) and, if required by the holders of any senior indebtedness, will be subordinate in right of payment to such senior indebtedness so long as such subordination does not block payment on such note or notes during times when the Corporation is not in default (or when and to the extent that such payment would not cause a default) with respect to such senior indebtedness; or

(B) withdraw such exercise of their right of redemption under this Section 4.6(c), in which case the Corporation will inform the Holders of Series B Preferred Stock as soon as the Corporation can honor such right or redemption, in whole, without causing a Redemption Restriction.

(d) Conversion to Common Stock.

(i) Conversion at Option of Holders of Series D Preferred Stock. Each share of Series D Preferred Stock shall be convertible at the option of the Holder thereof, at any time prior to the Series D Automatic Conversion Date, into such number of fully paid, validly issued and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) Fifteen and 001100 Dollars ($15.00), by (B) the Series D Conversion Price. Each share of Nonvoting Series D Preferred Stock shall be converted into Nonvoting Common Stock and each share of Voting Series B Preferred Stock shall be converted into Voting Common Stock. Any holder of shares of such Series D Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Series D Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Series D Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Series D Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Series D Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(ii) Automatic Conversion. Each share of Voting Series D Preferred Stock shall be automatically converted into such number of fully paid, validly issued and nonassessable shares of Voting Common Stock and each share of Nonvoting Series D Preferred Stock shall be automatically convened into such number of fully paid, validly issued and nonassessable shares of Nonvoting Common Stock as is equal to the quotient obtained by dividing (A) Fifteen and 00/100 Dollars ($15.00), by (B) the Series B Conversion Price (the “Series D Automatic Conversion”) at the earlier to occur of (X) the written consent of the holders of at least two-thirds (2/3) of the Holders of the Series D Preferred Stock then issued and outstanding, voting as a single class or series (i.e., Voting Series D Preferred Stock and Nonvoting Series D Preferred

Stock), to convert such class or series, or (Y) the closing of a Qualified Public Offering (the “Series D Automatic Conversion Date”). The Corporation shall mail written notice of any Series D Automatic Conversion by first class mail, postage prepaid, addressed to the Holders of record of the outstanding shares of such Series D Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.6(d)(ii) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Series D Preferred Stock shall not affect the validity of the Series D Automatic Conversion of any other shares of such Series D Preferred Stock. The Series D Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Series D Automatic Conversion Date, and from and after such time the shares of such Series D Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Series D Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Series D Preferred Stock must surrender the certificate or certificates representing their shares of such Series D Preferred Stock at the office of the transfer agent for such Series D Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Series D Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(iii) Series D Conversion Price. Subject to Section 4.6, the “Series D Conversion Price” shall be an amount equal to (A) Fifteen and 00/100 Dollars ($15.00), plus (B) the EBITDA Achievement Amount; provided that, in the event of a Sales Transaction prior to December 31, 2003, for purposes of Section 4.6(d)(i) and (ii) of this Certificate, the Series D Conversion Price shall be deemed to be the lesser of: (I) Twenty and 00/100 Dollars ($20.00) or (II) the effective price per share of Common Stock on a fully diluted, as converted, basis in the Sale Transaction. For all other purposes in this Certificate, prior to December 31, 2003, the Series D Conversion Price shall be deemed to be Fifteen and 00/100 Dollars ($15.00), subject to adjustment as provided in Section 4.7.

(iv) EBITDA Achievement Amount. For purposes hereof, the “EBITDA Achievement Amount” is determined as follows:

(A) If actual EBITDA of the Corporation for its 2003 fiscal year is less than or equal to ninety percent (90%) of the 2003 EBITDA Goal, the EBITDA Achievement Amount shall be zero (-0-);

(B) If actual EBITDA of the Corporation for its 2003 fiscal year is greater than ninety percent (90%) but less than one hundred percent (100%) of the 2003 EBITDA Goal, the EBITDA Achievement Amount shall be a cumulative amount equal to five cents ($0.05) for each tenth of a percent (0.1%) (founded to the nearest whole tenth of a percent (0.1%)) by which actual EBITDA of the Corporation for its 2003 fiscal year exceeds ninety percent of 2003 EBITDA Goal (but in no event to exceed Five and 00/100 Dollars ($5.00)); and

(C) If actual EBITDA of the Corporation for its 2003 fiscal year is equal to or greater than one hundred percent (100%) of the 2003 EBITDA Goal, the EBITDA Achievement Amount shall be Five and 00/100 Dollars ($5.00).

EBITDA of the Corporation, the Eagle Point Minority Interest EBITDA and the EBITDA Achievement Amount for the 2003 fiscal year shall be calculated by the Corporation using the audited year-end financial statements of the Corporation as approved by the Board and in accordance with GAAP applied on a basis consistent with prior periods.

(v) Challenge of Series D Conversion Price. The Corporation shall submit its calculations of the Series D Conversion Price (including, without limitation, its calculations of EBITDA of the Corporation, the Eagle Point Minority Interest EBITDA and the EBITDA Achievement Amount) to the Holders of Series D Preferred Stock within fifteen (15) days after it approves the audited 2003 year-end financial statements of the Corporation. The Holders of Series D Preferred Stock shall have the right to challenge the calculation of the Series D Conversion Price within fifteen (15) days of delivery of notice of the Series D Conversion Price, and if they elect to do so, they and their accountants and other representatives will be granted access to all of the books and records of the Corporation relevant thereto as well as to all of the Corporation’s and its accountants’ and other advisors’ work papers related thereto in order to test and challenge the calculation of all elements of such Series D Conversion Price. If, after such review, the Holders of the Series D Preferred Stock do not agree with the Corporation’s calculation of the Series D Conversion Price, an expert selected by the Holders of the Series D Preferred Stock and an expert (who may be the outside auditors of the Corporation) selected by the Board (the members of the Board designated or elected by the Holders of a majority of the outstanding Series D Preferred Stock shall not participate in the Board’s selection of the expert) shall endeavor in good faith to resolve all differences and to agree on an appropriate Series D Conversion Price. If such experts are not able to resolve their differences and agree on a Series D Conversion Price within thirty (30) days, the experts shall jointly select an expert (the “Independent Expert”), who, if available, shall be one of the so-called “big four” national accounting firms or such other national accounting firm acceptable to both the Board’s and the Holders’ experts, in each case that has not been retained by the Corporation or any significant Holder of Series D Preferred Stock (or any of their respective Affiliates) in the twelve (12)-month period prior to the date they are to be retained hereunder. The Independent Expert shall make its determination of the

Series D Conversion Price in accordance with the provisions of this Certificate. The Independent Expert shall be instructed to deliver its determination of the Series D Conversion Price within thirty (30) days of its retention and such determination shall be binding on the Corporation and the Holders of Series D Preferred Stock. The Corporation shall bear all of the costs and expenses in connection with any investigation or dispute under this Section 4.5(d) (including the cost of retention of the Independent Expert, but excluding the costs and expenses of the expert retained by the Holders of Series D Preferred Stock).

(vi) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series D Preferred Stock.

(e) Conversion to Nonvoting Series D Preferred Stock. Each share of Voting Series D Preferred Stock shall be convertible at the option of the holder thereof, from time to time and at any time prior to the conversion to Common Stock, into fully paid, validly issued and nonassessable shares of Nonvoting Series D Preferred Stock, at the rate of one (1) share of Nonvoting Series D Preferred Stock for each full share of such Voting Series D Preferred Stock. Any holder of shares of such Voting Series D Preferred Stock desiring to convert such shares into Nonvoting Series D Preferred Stock shall surrender the certificate or certificates evidencing such shares of such Voting Series D Preferred Stock at the office of the transfer agent for such Voting Series D Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Voting Series D Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Nonvoting Series D Preferred Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Voting Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Nonvoting Series D Preferred Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Voting Series D Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Nonvoting Series D Preferred Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Voting Series D Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Nonvoting Series D Preferred Stock deliverable upon conversion of such Voting Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such Nonvoting Series D Preferred Stock on such date. Upon the conversion of such Voting Series D Preferred Stock for Nonvoting Series D Preferred Stock, the shares of Nonvoting Series D Preferred Stock received upon such conversions shall retain all of the rights to any and all dividends which accrued with respect to such Voting Series D Preferred Stock as of the date of such conversion. The Nonvoting Series D Preferred Stock may not be converted into Voting Series D Preferred Stock at any time or from time to time.

(f) Voting Rights.

(i) General. The holders of Voting Series D Preferred Stock shall be entitled to the number of votes per share of such Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is convertible pursuant to Section 4.6(d) and, except as otherwise provided in this Certificate or applicable law, shall vote together with the holders of Voting Common Stock (and of any other class or series that may be similarly entitled to vote with holders of Voting Common Stock) as a single class on all matters on which holders of Voting Common Stock are entitled to vote. The holders of Nonvoting Series D Preferred Stock shall not be entitled to any voting rights except as otherwise required by law and except with respect to (A) changes to the rights, privileges or preferences of the Nonvoting Series D Preferred Stock, (B) the creation of any new class or series of securities of the Corporation having rights, privileges or preferences on parity with or senior to Nonvoting Series D Preferred Stock, (C) with respect to any Liquidation, or (D) any provision in this Certificate that provides for the vote of the holders of the Series D Preferred Stock, voting as a separate class, other than election of members of the Board. Except as set forth herein, the Voting Series D Preferred Stock and the Nonvoting Series D Preferred Stock shall be identical in all respects, including, without limitation, with respect to dividends and distributions and upon dissolution or otherwise. Any certificate representing shares of the Series D Preferred Stock shall be deemed to be Voting Series D Preferred Stock unless specifically designated on the face thereof as Nonvoting Series D Preferred Stock.

(ii) Election of Members of Board of Directors by Holders of Voting Series D Preferred Stock. So long as thirty percent (30%) or more of the shares of the Series D Preferred Stock which are issued pursuant to the Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, holders of shares of the Voting Series D Preferred Stock (or Voting Common Stock issued upon conversion of such shares) shall be entitled to elect three (3) members of the Board by the vote or consent of more than fifty percent (50%) of the shares of the Voting Series D Preferred Stock at the time outstanding (or Voting Common Stock issued upon conversion of such shares), voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

(iii) Other Voting Rights of Holders of Series D Preferred Stock. So long as twenty percent (20%) or more of the shares of the Series D Preferred Stock which are issued pursuant to the Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the holders of more than fifty percent (50%) of the shares of the Voting Series D Preferred Stock at the time outstanding (or Voting Common Stock issued upon conversion of such shares), voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision or add any provision to this Certificate or the Bylaws (whether by merger, consolidation, or otherwise) if such action would (1) adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series D Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series D Preferred Stock or (ii) add to the rights, privileges, preferences or restrictions created for the benefit of the Junior Preferred Stock or the Junior Securities;

(B) authorize, create (by reclassification or otherwise) issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences, or privileges on parity with or senior to the Series D Preferred Stock, any Junior Preferred Stock or any Junior Securities;

(C) enter into any agreement or transaction by the Corporation with any of its shareholders, officers, or director, or any individual related by blood or marriage to any such person or any entity in which such person owns a beneficial interest (other than a non-controlling interest in a public corporation), except that no vote or consent hereunder shall be required for (i) any transaction arising under this Certificate, the Employee-Shareholder Agreement or the Investor-Shareholder Agreement, or (ii) any contract between the Corporation and NYLI relating to the provision of insurance or other services by NYLI in the ordinary course of NYLI’s business on customary terms;

(D) adopt or implement any qualified or non-qualified stock option plan not otherwise in effect on the date of filing this Certificate or increase the number of option shares available for grant under qualified or non-qualified stock option plan in effect on such date;

(E) enter into any agreement that would restrict the ability of the Corporation to perform under the Stock Purchase Agreement or any other agreement entered into in connection with the transactions described in the Stock Purchase Agreement;

(F) sell or lease twenty-five percent (25%) or more of the assets of the Corporation on a consolidated basis, except in the ordinary course of business;

(G) issue additional securities to employees, officers or directors, of the Corporation or any Subsidiary, except securities issuable upon the exercise of outstanding options and warrants, or issuable upon the exercise of options granted in the future at fair market value;

(H) issue any securities for a price less than fair market value as determined in the good faith of the Board, other than as may be required by contractual commitments existing as of the date of this Certificate;

(I) prior to January 1, 2004, acquire the assets or business of any other Person if EBITDA generated by such assets or business, and by all other assets and business acquired during the one hundred eighty (180)-day period preceding the date of such acquisition, (I) was One Million and 00/100 Dollars ($1,000,000.00) or more during the twelve (12)-month period immediately prior to such acquisition or (II) is projected by the Corporation to be One Million and 00/100 Dollars ($1,000,000.00) or more during the twelve (12)-month period immediately following such acquisition;

(J) engage in any transaction which would impair or reduce the rights of the holders of the Series D Preferred Stock as a class;

(K) enter into any Sale Transaction or Asset Sale;

(L) incur any indebtedness of the Corporation and its Subsidiaries, on a consolidated basis, in excess of Two Hundred and Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate, except for draws upon revolving credit facilities as in effect on the date of this Certificate or which were previously approved by such Holders, or enter into any agreement which permits the Corporation or any Subsidiary to incur such indebtedness or any amendment to any such agreement which increases the amount which the Corporation or any Subsidiary may borrow thereunder;

(M) approve the annual performance budget of the Corporation;

(N) approve the annual capital expenditure budget of the Corporation;

(O) approve employment agreements (including any material amendments thereto) for employees of the Corporation or any Subsidiary above the general manager level; or

(P) take any action indirectly through a Subsidiary, or permit any Subsidiary to take any action which the Corporation may not take directly.

(iv) Other Rights of Holders of Series D Preferred Stock. The shares of Series D Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4.7 Adjustment of Conversion Price Number of Shares of Common Stock, etc., The applicable Conversion Prices for the Preferred Stock shall be subject to adjustment from time to time as hereinafter provided for in this Section 4.7.

(a) Stock Dividends. In case at any time the Corporation shall declare a dividend or make any other distribution upon the Common Stock which is payable in Common Stock, Convertible Securities or Options, each Conversion Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced and the number of shares of Common Stock issuable upon conversion of each series of Preferred Stock immediately prior to such dividend or other distribution shall be proportionately increased.

(b) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, each Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, each Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such combination shall be proportionately reduced.

(c) Sale of Common Stock (Series A Preferred Stock and Series D Preferred Stock). In the event the Corporation shall at any time or from time to time while any Series A Preferred Stock or Series D Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury), for a consideration per share less than any Conversion Price applicable to the Series A Preferred Stock or Series D Preferred Stock in effect immediately prior to the issuance, sale or exchange of such securities (any such issuance, sale or exchange hereinafter referred to as a “Dilutive Transaction”), then, and thereafter successively upon the consummation of any Dilutive Transaction, each Conversion Price applicable to Series A Preferred Stock or Series D Preferred Stock shall forthwith be reduced to an amount determined by multiplying each such Conversion Price by a fraction:

(i) the numerator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the Dilutive Transaction (excluding treasury shares), plus (B) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at such Conversion Price (prior to such adjustment), and

(ii) the denominator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the Dilutive Transaction (excluding treasury shares) plus (B) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

(d) Sale of Options, Rights or Convertible Securities (Series A Preferred Stock and Series D Preferred Stock). In the event the Corporation shall, at any time or from time to time while any Series A Preferred Stock or Series D Preferred Stock is outstanding, issue, agree or commit to issue Convertible Securities, Options or any other rights to subscribe for shares of Common Stock for a consideration per share (determined by dividing the net aggregate consideration by the maximum aggregate number of shares of Common Stock that would be issued if all such Convertible Securities and Options were exercised or converted to the fullest extent permitted by their terms) Less than any Conversion Price applicable to Series A Preferred Stock or Series D Preferred Stock, then each Conversion Price applicable to Series A Preferred Stock or Series D Preferred Stock shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

(i) the numerator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the issuance of such Convertible Securities, Options or other rights (excluding treasury shares), plus (B) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such Convertible Securities, Options or other rights plus the minimum amount set forth in the terms of such Convertible Securities, Options and other rights as payable to the Corporation upon the exercise or conversion thereof (i.e., the net aggregate consideration) would purchase at such Conversion Price (prior to such adjustment), and

(ii) the denominator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the issuance of such Convertible Securities, Option or other rights (excluding treasury shares), plus (B) the maximum aggregate number of shares of Common Stock that would be issued if all such Convertible Securities, Options or other rights were exercised or converted.

(e) Other Adjustments. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend, or a reorganization, merger, consolidation or sale of assets provided for in this Section 4.7), then and in each such event each Holder of Preferred Stock shall have the right thereafter to convert such Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by Holders of the number of shares of Common Stock into which such Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(f) Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of any class of its capital stock (other than an action described elsewhere in this Section 4.7), then the number of shares of Common Stock or other stock or other consideration into which the Preferred Stock are convertible and/or the Conversion Prices shall be adjusted in such mariner as may be equitable in the circumstances.

(g) Adjustments for Consolidation, Merger, Reorganization, etc. In case the Corporation (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger and such consolidation or merger does not constitute a Sale Transaction, or (ii) permits any other corporation to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets and such consolidation or merger does not constitute a Sale Transaction, or (iii) effects a capital reorganization or reclassification of the Equity Securities in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock and such reorganization or reclassification does not constitute a Sale Transaction, then, and in each such case, proper provision, in form and substance reasonably satisfactory to the Holders of a majority of the shares of Series D Preferred Stock then outstanding (measured by Series D Liquidation Preference), shall be made so that, (A) upon the basis and upon the terms and in the manner provided for in this Section 4.7(g), upon the conversion of the Preferred Stock at any time after the consummation of such consolidation, merger, reorganization or reclassification, each Holder shall be entitled to receive (at the Conversion Price in effect for shares issuable upon such conversion of each respective series of Preferred Stock immediately prior to such consummation), in lieu of shares issuable upon such conversion of the Preferred Stock prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so converted such Preferred Stock immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 4.7) and (B) the provisions of this Section 4.7 thereafter shall remain applicable to the Preferred Stock (including, in the case of any such consolidation or merger in which the successor entity is other than the Corporation, an immediate adjustment of each Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of each series of Preferred Stock, if the value so reflected is less than any Conversion Price which otherwise would be in effect immediately after such consolidation or merger). The Corporation shall not effect any such consolidation or merger, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger assumes by written instrument (in form and substance satisfactory to the Holders of a majority of the shares of Series D Preferred Stock then outstanding), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

(h) Notice of Adjustment. Whenever the number of shares issuable upon the conversion of any series of Preferred Stock or any Conversion Price is adjusted, as provided for in this Section 4.7, the Corporation shall prepare and mail to each Holder a certificate setting forth (i) each Conversion Price and the number of shares issuable upon the conversion of each series of Preferred Stock after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

(i) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Corporation. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue of Common Stock for the purposes of this Section 4.7.

(j) Certain Adjustment Rules.

(i) The provisions of this Section 4.7 shall similarly apply to successive transactions.

(ii) If the Corporation shall declare any dividend referred to in Section 4.7(b) and if any Holder converts all or any part of the Preferred Stock after such declaration, but before the payment of such dividend, the Corporation may elect to defer, until the payment of such dividend, issuing to such Holder the shares of Common Stock issuable upon such conversion over and above the shares issuable upon such conversion on the basis of the applicable Conversion Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to each such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the payment of such dividend.

(iii) If the Corporation shall declare any dividend referred to in Section 4.7(b) and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this Section 4.7 in respect of such declaration.

(iv) Notwithstanding anything in this Section 4.7 to the contrary, no adjustment to any Conversion Price shall be made (A) upon the direct or indirect conversion, exercise or exchange of (I) any securities of the Corporation outstanding on the date this Amended and Restated Certificate is filed with the office of the Secretary of State of the State of Delaware, or (II) up to four million (4,000,000) shares of Series D Preferred Stock issued pursuant to the Stock Purchase Agreement, or (B) following consummation of a Qualified Public Offering.

(k) Notice in Certain Circumstances. In case at any time the Corporation proposes to: (i) declare any dividends or other distributions (whether in cash or other property) in respect of the Common Stock or Preferred Stock; (ii) issue any shares of the Common Stock or Preferred Stock or any Options or Convertible Securities (except pursuant to the exercise of Options or Convertible Securities in accordance with their terms); (iii) offer for subscription pro rata to the holders of shares of Common Stock or Preferred Stock any additional shares or any Options or Convertible Securities; (iv) effect a capital reorganization or reclassification of the Common Stock or Preferred Stock, a consolidation or merger of the Corporation with or into another entity or a sale or other disposition of all or substantially all of its assets; or (v) effect a Liquidation; then the Corporation shall give to the holders of Common Stock and Preferred Stock notice of such event at least thirty (30) days (but not more than ninety (90) days) prior to the earlier to occur of (x) the date when the holder must be a holder of shares of Common Stock or Preferred Stock, as the case may be, in order to participate in such event (if applicable) or (y) the date when such event is scheduled to occur.

4.8 Reservation of Shares; Etc.

(a) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Preferred Stock then outstanding.

(b) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Nonvoting Common Stock, solely for the purpose of effecting the conversion of shares of Voting Common Stock, the full number of shares of Nonvoting Common Stock that would then be deliverable upon the conversion of all shares of Voting Common Stock then outstanding.

(c) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Nonvoting Series A- Preferred Stock, solely for the purpose of effecting the conversion of shares of Voting Series A- Preferred Stock, the full number of shares of Nonvoting Series A- Preferred Stock that would then be deliverable upon the conversion of all shares of Voting Series A- Preferred Stock then outstanding.

(d) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Nonvoting Series D Preferred Stock, solely for the purpose of effecting the conversion of shares of Voting Series D Preferred Stock, the full number of shares of Nonvoting Series D Preferred Stock that would then be deliverable upon the conversion of all shares of Voting Series D Preferred Stock then outstanding.

(e) If any shares of Common Stock required to be reserved hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued or freely transferred upon conversion, the Corporation will use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, as expeditiously as possible. If the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Preferred Stock. Notwithstanding the foregoing, the reference to free transferability and the reference to listing in this Section 4.8(d) shall apply only when the Preferred Stock shall have become freely transferable under the federal securities laws.

4.9 Transfer and Other Taxes. The Corporation shall pay any and all stock transfer, documentary stamp and other taxes that may be payable in respect of any issuance or delivery of shares, of Preferred Stock or shares of Common Stock or other securities issued or delivered on conversion of such Preferred Stock. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock or Common Stock or other securities in a name other than that in which the shares of such Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

4.10 No Reissuance.

(a) No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not he reissued.

(b) Redeemed or Otherwise Acquired Shares to be Retired. My shares of Preferred Stock redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Preferred Stock.

ARTICLE FIVE

BOARD OF DIRECTORS

The affairs of the Corporation shall be managed by the Board which shall initially consist of seven (7) persons selected by the holders of those shares of the Common Stock and Preferred Stock entitled to vote for the members of the Board as provided in this Certificate and the Bylaws.

ARTICLE SIX

AMENDMENT

Subject to the rights of the shareholders set forth in Article Four, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders of the Corporation herein are granted subject to this reservation. Notwithstanding the foregoing, Article Four of this Certificate may not be amended except following the affirmative vote of a majority of the issued and outstanding shares of the Common Stock and Preferred Stock of the Corporation entitled to vote on such amendment, voting together as a single class, and following any separate vote of any series or class of Equity Securities required by this Certificate or by applicable law.

ARTICLE SEVEN

BYLAWS

The Board shall adopt such Bylaws for the conduct of the business of the Corporation in carrying out its purpose as the Board may deem necessary from time to time; provided, however, such Bylaws shall not be inconsistent with the provisions of this Certificate. The Board shall have the power to amend, alter, or rescind the Bylaws or adopt new Bylaws as provided therein.

* * * * *

IN WITNESS WHEREOF the undersigned has executed this Second Amended and Restated Certificate of incorporation of Advanced Disposal Services, Inc. this 31 day of December, 2002.

ADVANCED DISPOSAL SERVICES, INC.

By:
Charles C. Appleby, President

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the Corporation is Advanced Disposal Services, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002, and effective as of April 15, 2002, was subsequently restated in its entirety by the First Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 30, 2002, which was subsequently restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of December 31, 2002. The Corporation was originally organized as a Delaware limited liability company on January 16, 2001, under the name Advanced Disposal Services, LLC. The Corporation converted from a limited liability company to a corporation under Delaware law effective April 15, 2002.

SECOND: That pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Third Amended and Restated Certificate of Incorporation restates and integrates and amends the Second Amended and Restated Certificate of Incorporation of the Corporation.

THIRD: That the Board of Directors of the Corporation, acting by unanimous written consent in lieu of a meeting, duly adopted the proposed amendment and restatement of the Certificate of Incorporation of the Corporation, in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, declaring such amendment and restatement to be advisable and directing that such amendment and restatement be submitted to the stockholders of the Corporation for approval.

FOURTH: That thereafter, pursuant to the resolution of the Board of Directors of the Corporation, the stockholders of the Corporation duly adopted the proposed amendment and restatement by written consent in lieu of a special meeting, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH: That the text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is “ADVANCED DISPOSAL SERVICES, INC.”

ARTICLE TWO

PURPOSES

The Corporation has been formed to (a) engage in and invest in enterprises engaged in the business of collection, transportation and disposal (including ownership and operation of landfills and other solid waste disposal facilities) of residential, commercial and industrial waste; (b) engage in such other activities as are reasonably incidental to the purpose and business of the Corporation set forth in clause (a); and (c) engage in such other activities as the Board may, from time to time, direct. In furtherance of the foregoing, and not in limitation thereof, the Corporation shall have the power and authority to do everything necessary, proper or incidental to the accomplishment of its purposes.

ARTICLE THREE

REGISTERED OFFICE AND AGENT

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

ARTICLE FOUR

CAPITAL STOCK

4.1 Number of Shares; Par Value. Effective as of the date and time of filing of this Certificate, the total number of shares of capital stock that the Corporation shall have authority to issue shall be one million four hundred thousand (1,400,000) shares, consisting of the following:

(a) Common Stock. Seven hundred seventy-five thousand (775,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”);

(b) Preferred Stock. Six hundred twenty-five thousand (625,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which:

(i) Series A- Preferred Stock. Seventy thousand (70,000) shares shall be designated Series A- Preferred Stock (the “Series A- Preferred Stock”);

(ii) Series A Preferred Stock. One hundred twenty thousand (120,000) shares shall be designated Series A Preferred Stock (the “Series A Preferred Stock”);

(iii) Series B Preferred Stock. Twenty thousand (20,000) shares shall be designated Series B Preferred Stock (the “Series B Preferred Stock”);

(iv) Series C Preferred Stock. Twenty-five thousand (25,000) shares shall be designated Series C Preferred Stock (the “Series C Preferred Stock”);

(v) Series D Preferred Stock. Three hundred fifty thousand (350,000) shares shall be designated Series D Preferred Stock (the “Series D Preferred Stock”); and

(vi) Undesignated. Forty thousand (40,000) shall be undesignated as to class or series.

Each of the Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have the rights and privileges set forth in this Certificate.

(c) Designation of Undesignated Preferred Stock. The Board is authorized, subject to the rights of the holders of Preferred Stock set forth herein and limitations prescribed by law, to provide for the issuance of the shares of unissued and undesignated Preferred Stock, in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series and to fix the designation, powers, preferences and rights of the shares for each such class or series and the qualifications, limitations or restrictions thereof. Without limiting the grant of authority contained in the preceding sentence, but subject to the rights of the holders of Preferred Stock set forth herein, the authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares of such class or series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board providing for the issuance of such class or series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

(ii) The dividend rate, if any, on the shares of such class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such class or series;

(iii) Whether such class or series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(iv) Whether or not the shares of such class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(v) Whether such class or series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vi) The rights of the shares of such class or series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vii) Any other relative rights, preferences and limitations of such class or series.

Any of the powers, preferences, rights and qualifications, limitations, restrictions or designations of any such class or series of Preferred Stock may be made dependent upon facts ascertainable outside of this Certificate or the resolution or resolutions adopted by the Board providing for the designation or issuance of such Preferred Stock pursuant to the authority vested in the Board; provided, that the manner in which such facts shall operate upon the powers, preferences, rights and qualifications, limitations, restrictions or designations of such class or series of Preferred

Stock is clearly and expressly set forth in this Certificate or the resolution or resolutions providing for the issuance of such Preferred Stock. The term “facts” as used in the preceding sentence shall have the meaning given to it in Section 151(a) of the General Corporation Law of the State of Delaware.

(d) Ranking of Preferred Stock. The Series D Preferred Stock shall rank senior to all other Equity Securities. The Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock shall rank senior to the Series A- Preferred Stock. The Series A- Preferred Stock shall rank senior to all Junior Securities.

4.2 Defined Terms.

(a) “2003 EBITDA Goal” means EBITDA of the Corporation for the 2003 fiscal year equal to Twenty-Four Million Eight Hundred Ninety-Four Thousand Eighty-Six and 00/100 Dollars ($24,894,086.00).

(b) “Automatic Conversion” is defined in Section 4.5(c)(i).

(c) “Automatic Conversion Date” is defined in Section 4.5(c)(i).

(d) “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

(e) “Asset Sale” means any sale or transfer of all or substantially all of the assets of the Corporation and the Subsidiaries on a consolidated basis (measured by the fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business).

(f) “Board” means the Board of Directors of the Corporation.

(g) “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in Jacksonville, Florida.

(h) “Bylaws” means the Bylaws of the Corporation.

(i) “Certificate” means this Third Amended and Restated Certificate of Incorporation of the Corporation.

(j) “Common Stock” is defined in Section 4.1(a).

(k) “Convertible Securities” means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for capital stock or other Equity Securities of the Corporation.

(1) “Corporation” means Advanced Disposal Services, Inc., a corporation organized and existing under the laws of the State of Delaware.

(m) “Dilutive Transaction” is defined in Section 4.7(c).

(n) “Eagle Point Minority interest EBITDA” means that percentage of the EBITDA for Federal Road, LLC (or any entity to which it shall transfer all or substantially all of its assets) that is equal to the percentage of Federal Road, LLC not held directly or indirectly by the Corporation.

(o) “EBITDA” of a Person means, for any fiscal year of such Person, such Person’s consolidated net income for such fiscal year, minus accrued bonuses payable to employees of such Person and its Subsidiaries in respect of such fiscal year, whether or not paid in such fiscal year, minus (in the case of the Corporation only) the Eagle Point Minority Interest EBITDA, plus (or minus), to the extent deducted (or added) in determining net income:

(i) any provisions for (or less any benefit from) income taxes and (to the extent based on such Person’s income) franchise taxes;

(ii) interest expense;

(iii) amortization and depreciation;

(iv) losses (or minus gains) from dispositions of assets or other non-cash items (Excluding sales, expenses, or losses related to current assets);

(v) extraordinary losses (or minus extraordinary gains);

(vi) management fees, director fees and any other fees payable by such Person to any stockholders or any of their respective Affiliates.

(p) “EBITDA Achievement Amount” is defined in Section 4.6(d)(iv).

(q) “Employee-Shareholders Agreement” means the Advanced Disposal Services, Inc. Employee-Shareholders Agreement as in effect on September 30, 2002.

(r) “Equity Securities” means any capital stock or other similar security of the Corporation, including, without limitation, securities containing equity features and securities containing profit participation features, Convertible Securities and Options.

(s) “Fully Diluted Common Stock Outstanding” means, at any time, the aggregate number of shares of Common Stock issued and outstanding, plus the aggregate number of shares of Common Stock that are issuable upon the conversion, exercise or exchange of all Convertible Securities or Options (regardless of the exercise price therefor) that are then outstanding, in the case of convertible or exchangeable securities at the then applicable conversion or exchange prices therefor, provided however, that Fully Diluted Common Stock Outstanding shall exclude shares reserved for issuance upon the exercise of options under a plan or otherwise with respect to which options have not been granted. For the sake of clarification, shares underlying options or warrants that have been issued shall be included in Fully Diluted Common Stock Outstanding regardless of whether they have vested or are exercisable and regardless of the exercise price of such options or warrants.

(t) “GAAP” means generally accepted accounting principals in the United States, consistently applied.

(u) “Holder” shall mean any registered holder of shares of Preferred Stock.

(v) “Independent Expert” is defined in Section 4.6(d)(v).

(w) “Investors-Shareholders Agreement” means that certain First Amended and Restated Advanced Disposal Services, Inc. Investors-Shareholders Agreement, as amended from time to time.

(x) “Issue Date” means, as to a share of Preferred Stock, the date on which such share was issued by the Corporation.

(y) “Junior Preferred Stock” means the Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, and any other class or series of Preferred Stock of the Corporation ranking junior to the Series D Preferred Stock.

(z) “Junior Securities” means any Equity Securities, except for the Preferred Stock.

(aa) “Liquidation” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(bb) “Liquidation Preference” means the Series A- Liquidation Preference, the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference, and the Series D Liquidation Preference.

(cc) “LSA Event” means a Liquidation, a Sale Transaction or an Asset Sale.

(dd) “Market Value” means the average of the closing prices of any security’s sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Value” is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Value” shall be the fair value thereof determined jointly by the Corporation and the Holders of a majority of the outstanding Preferred Stock (measured by Liquidation Preference) who would be affected by such determination of value. If such parties are unable to reach agreement within thirty (30) days after the date as of which Market Value is being determined, such Market Value shall be determined by a nationally recognized independent appraiser experienced in valuing securities jointly selected by the Board and the Holders of a majority of the outstanding Preferred Stock (measured by Liquidation Preference) affected by such determination of value; provided, however, the members of the Board designated or elected by the Holders of a majority of the outstanding Preferred Stock affected by such determination shall not participate in the Board’s selection of the independent appraiser. Additionally, in determining such Market Value, the appraiser shall not take into account any discounts for minority interests or the lack of a market for the securities being valued or any premiums for controlling or majority interests and the appraiser shall treat non-voting and voting stock equally. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

(ee) “NYLI” means New York Life Insurance Company.

(ff) “Option” means any right, option, or warrant to subscribe for, purchase, or otherwise acquire Common Stock or Convertible Securities.

(gg) “Person” shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

(hh) “Preferred Stock” is defined in Section 4.1(b).

(ii) “Public Offering” shall mean a public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

(jj) “Qualified Public Offering” shall mean a firm commitment underwritten Public Offering, subsequent to which the Common Stock is listed on a national securities exchange or on the NASDAQ System, at an offering price to the public (without deduction for underwriting fees, commission or discounts) in an aggregate amount not less than Fifty Million Dollars ($50,000,000), and which places an equity value on each share of Fully Diluted Common Stock Outstanding of the Corporation (based upon the offer price per share of Common Stock and the percentage of the Corporation being sold) of not less than 1.75 times the Series D Conversion Price, as then in effect.

(kk) “Redemption Restriction” is defined in Section 4.6(c)(ii).

(ll) “Sale Transaction” shall mean any merger, consolidation, recapitalization, sale, transfer or issuance of Equity Securities by the Corporation or any holders thereof, or any series of such transactions in each case, which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common Stock and Preferred Stock immediately following the closing of the Stock Purchase Agreement, and the Affiliates thereof, owning more than fifty percent (50%) by vote of the voting stock of the Corporation (or of the surviving corporation, if the Corporation is not the surviving corporation) outstanding at the time of the consummation of such merger, consolidation, recapitalization, sale, transfer or issuance or series of such transactions.

(mm) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto.

(nn) “Series A Liquidation Preference” means an amount equal to One Hundred and 00/100 Dollars ($100.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock.

(oo) “Series A Preferred Stock” is defined in Section 4.1(b)(ii).

(pp) “Series A- Liquidation Preference” means an amount equal to One Hundred Fifty and 00/100 Dollars ($150.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A- Preferred Stock.

(qq) “Series A- Automatic Conversion” is defined in Section 4.4(c)(i).

(rr) “Series A- Automatic Conversion Date” is defined in Section 4.4(c)(i).

(ss) “Series A- Preferred Stock” is defined in Section 4.1(b)(i).

(tt) “Series B Liquidation Preference” means an amount equal to One Hundred Fifty and 00/100 Dollars ($150.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock.

(uu) “Series B Preferred Stock” is defined in Section 4.1(b)(iii).

(vv) “Series C Liquidation Preference” means an amount equal to Two Hundred and 00/100 Dollars ($200.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock.

(ww) “Series C Preferred Stock” is defined in Section 4.1(b)(iv).

(xx) “Series D Automatic Conversion” is defined in Section 4.6(d)(ii).

(yy) “Series D Automatic Conversion Date” is defined in Section 4.6(d)(ii).

(zz) “Series D Conversion Price” is defined in Section 4.6(d)(iii).

(aaa) “Series D Dividend Payment Date” is defined in Section 4.6(a)(ii).

(bbb) “Series D Liquidation Preference” means an amount equal to One Hundred Fifty and 00/100 Dollars ($150.00), plus all accrued and unpaid dividends thereon, adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock.

(ccc) “Series D Preferred Stock” is defined in Section 4.1(b)(v).

(ddd) “Series D Redemption Price” is defined in Section 4.6(c)(i).

(eee) “Stock Purchase Agreement” means that certain Stock Purchase Agreement for the sale and purchase of Series D Preferred Stock dated as of September 30, 2002.

(fff) “Subsidiary” means (i) any corporation, fifty percent (50%) or more of whose stock of all classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned by the Corporation directly or indirectly through other Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which the Corporation, directly or indirectly through other Subsidiaries, has a fifty percent (50%) or more equity interest.

4.3 Common Stock. The holders of Common Stock shall have full voting power for all purposes. Each share of Common Stock shall be entitled to one (1) vote at any meeting of stockholders or action taken by written consent. Except as otherwise may be provided in this Certificate or by applicable law, the holders of the Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation.

4.4 Series A- Preferred Stock.

(a) Dividends. The shares of Series A- Preferred Stock do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board.

(b) Liquidation Rights.

(i) Liquidation. In the event of any Liquidation, the holders of Series A- Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Securities but subject to the rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, to receive in full an amount equal to the Series A- Liquidation Preference determined as of the payment date.

(ii) Residual Distributions. If the Series A- Liquidation Preference, determined as of the payment date, has been paid in full to all holders of Series A- Preferred Stock, and the rights of the holders of all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock have been satisfied in full in accordance with this Certificate, the holders of Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Conversion to Common Stock.

(i) Automatic Conversion. Each share of the Series A- Preferred Stock shall be automatically converted into fully paid, validly issued and non-assessable shares of Common Stock at the rate of one (1) share of Common Stock for each full share of Series A- Preferred Stock subject to the conversion (the “Series A- Automatic Conversion”) at the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the Series A- Preferred Stock then issued and outstanding, voting as a single class, to convert the Series A- Preferred Stock, or (B) the closing of a Qualified Public Offering (the “Series A- Automatic Conversion Date”). The Corporation shall mail written notice of any Series A- Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of such Series A- Preferred Stock at their respective last addresses appearing on the books of the Corporation.

Any notice mailed as provided in this Section 4.4(c)(i) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Series A- Preferred Stock shall not affect the validity of the Series A- Automatic Conversion of any other shares of such Series A- Preferred Stock. The Series A- Automatic Conversion shall be deemed to have occurred on the Series A- Automatic Conversion Date, and from and after such time the shares of such Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Series A- Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Series A- Preferred Stock must surrender the certificate or certificates representing their shares of such Series A- Preferred Stock at the office of the transfer agent for such Series A- Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Series A- Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. No payment or adjustment shall be made upon any conversion of shares of such Series A- Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(ii) Right of Conversion. Each share of Series A- Preferred Stock shall be convertible at the option of the holder thereof into fully paid, validly issued and nonassessable shares of Common Stock at any time prior to the Series A- Automatic Conversion Date, at the rate of one (1) share of Common Stock for each full share of such Series A- Preferred Stock. Any Holder of shares of such Series A- Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Series A- Preferred Stock at the office of the transfer agent for such Series A- Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Series A- Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Series A- Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Series A- Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Series A- Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A- Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(iii) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series A- Preferred Stock.

(d) Voting Rights.

(i) General. The holders of Series A- Preferred Stock shall be entitled to the number of votes per share of such Series A- Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Series A- Preferred Stock is then convertible pursuant to Section 4.4(c) and shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(ii) Other Voting Rights of Holders of Series A- Preferred Stock. So long as any shares of Series A- Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series A- Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (I) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A- Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series A- Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series A- Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(iii) Other Rights of Holders of Series A- Preferred Stock. The shares of Series A- Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4.5 Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(a) Dividends. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board.

(b) Liquidation Rights.

(i) Liquidation. In the event of any Liquidation, the holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Series A- Preferred Stock or Junior Securities but subject to the rights of the holders of Series D Preferred Stock, to receive in full an amount equal to the Series A Liquidation Preference, Series B Liquidation Preference, or Series C Liquidation Preference, as the case may be, determined as of the payment date.

(ii) Partial Payment. If the assets of the Corporation are not sufficient to pay in full each of the Series A Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference determined as of the payment date to all Holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, the amounts paid to the Holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

(iii) Residual Distributions. If the Series A Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference, determined as of the payment date, have been paid in full to all Holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the rights of the holders of all Series D Preferred Stock have been satisfied in full, the holders of Series A- Preferred Stock and Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Conversion to Common Stock.

(i) Automatic Conversion. Each share of the Series A Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock shall be automatically converted into fully paid, validly issued and non-assessable shares of Common Stock at the rate of one (1) share of Common Stock for each full share of Preferred Stock subject to the conversion (the “Automatic Conversion”) at the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the class or series of Preferred Stock then issued and outstanding, voting as a single class or series, to convert such class or series (i.e., the holders of Series A Preferred Stock shall have the ability to solely convert the Series A Preferred Stock and likewise), or (B) the closing of a Qualified Public Offering (the “Automatic Conversion Date”). The Corporation shall mail written notice of any Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of such Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this

Section 4.5(c)(i) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Preferred Stock shall not affect the validity of the Automatic Conversion of any other shares of such Preferred Stock. The Automatic Conversion shall be deemed to have occurred on the Automatic Conversion Date, and from and after such time the shares of such Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Preferred Stock must surrender the certificate or certificates representing their shares of such Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. No payment or adjustment shall be made upon any conversion of shares of such Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(ii) Right of Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be convertible at the option of the Holder thereof into fully paid, validly issued and nonassessable shares of Common Stock at any time prior to the Automatic Conversion Date, at the rate of one (1) share of Common Stock for each full share of such Preferred Stock. Any Holder of shares of such Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(iii) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

(d) Voting Rights.

(i) General. The holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to the number of votes per share of such Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is then convertible pursuant to Section 4.5(c) and shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(ii) Election of Member of Board of Directors by Holders of Series A Preferred Stock. So long as thirty percent (30%) or more of the shares of Series A Preferred Stock which are issued and outstanding on the date of this Certificate remain issued and outstanding, Holders of Series A Preferred Stock shall be entitled to elect one (1) member of the Board of Directors by the majority vote or consent of more than fifty percent (50%) of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

(iii) Other Voting Rights of Holders of Series A Preferred Stock. So long as thirty percent (30%) or more of the shares of Series A Preferred Stock which are issued and outstanding on the date of this Certificate remain issued and outstanding, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series A Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series A Preferred Stock;

(C) enter into any agreement or transaction by the Corporation with any of its shareholders, officers or directors, or any individual related by blood or marriage to any such person or any entity in which such person owns a beneficial interest (other than a non-controlling interest in a public corporation), except that no vote or consent hereunder shall be required for (i) any transaction arising under this Certificate, the Employee-Shareholder Agreement or the Investor-Shareholder Agreement, or (ii) any contract between the Corporation and NYLI relating to the provision of insurance or other services by NYLI in the ordinary course of NYLI’s business on customary terms;

(D) adopt or implement any qualified or non-qualified stock option plan not otherwise in effect on the date of filing of this certificate of designations or increase the number of option shares available for grant under any qualified or non-qualified stock option plan in effect on such date; or

(E) take any action indirectly through a Subsidiary, or permitting any Subsidiary to take any action, which the Corporation may not take directly.

(iv) Other Voting Rights of Series B Preferred Stock. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series B Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series B Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series B Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series B Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(v) Other Voting Rights of Series C Preferred Stock. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series C Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series C Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series C Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series C Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(vi) Other Rights of Holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4.6 Series D Preferred Stock.

(a) Dividends.

(i) The shares of Series D Preferred Stock are senior to the Junior Preferred Stock and the Junior Securities with respect to the right to receive dividends.

(ii) The Holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board (and as provided below), from any source of funds legally available therefor, distributions on each share of Series D Preferred Stock, at a rate per annum equal to ten percent (10%) of the Series D Liquidation Preference per share from the Issue Date of such share through September 30, 2007, compounded annually. Such dividends shall accrue on a daily basis whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. No dividends shall accrue on the Series D Preferred Stock, and previously accrued dividends shall not compound, after September 30, 2007. All dividends shall be cumulative, whether or not earned or declared, and shall be payable in cash only upon an LSA Event (a “Series D Dividend Payment Date”). Each distribution in the form of a dividend shall be payable to the Holders of record of the Series D Preferred Stock as they appear on the stock register of the Corporation on the relevant Series D Dividend Payment Date.

(iii) So long as any shares of Series D Preferred Stock are outstanding, without the prior written consent of the Holders of more than fifty percent (50%) of the Series D Preferred Stock at the time outstanding, the Corporation shall not (A) (1) declare, pay or set apart for payment any dividend on any Junior Preferred Stock or Junior Securities, or (2) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Preferred Stock or Junior Securities, or make any distribution in respect thereof, in each case, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, or (B) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Preferred Stock or Junior Securities. Notwithstanding the foregoing, the Corporation shall not require the consent of the Holders of the Series D Preferred Stock to redeem or repurchase Junior Securities from former or current employees in accordance with the Employee-Shareholders Agreement.

(b) Liquidation Rights.

(i) Liquidation. In the event of any LSA Event, the Holders of Series D Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Preferred Stock or Junior Securities, to receive in full an amount equal to the Series D Liquidation Preference per share, determined as of the payment date.

(ii) Residual Distributions. If the Series D Liquidation Preference per share, determined as of the payment date, has been paid in full to all Holders of Series D Preferred Stock, the holders of Junior Preferred Stock and Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Redemption.

(i) Redemption Right. At any time and from time to time after December 31, 2006, the Holders of more than fifty percent (50%) of the Series D Preferred Stock, then outstanding, voting as a single class, shall have the right to demand that the Corporation redeem all, and not less than all, of such Holders’ shares of Series D Preferred Stock upon two hundred seventy (270) days written notice (which notice may be given at any time after, but not before, December 31, 2006) at a price per share equal to the Series D Redemption Price payable in cash. The “Series D Redemption Price” shall be an amount equal to the greater of: (A) the Series D Liquidation Preference determined as of the date of the redemption demand notice; or (B) the Market Value of the Series D Preferred Stock.

(ii) Inability to Redeem. Notwithstanding anything in this Section 4.6(c) to the contrary, if the Corporation is in default with respect to any senior indebtedness, or if the Corporation determines in good faith that honoring the redemption right would cause a default with respect to any senior indebtedness, violate any law, rule, regulation, or order of any government authority applicable to the Corporation or its Subsidiaries or cause the Corporation or any of its Subsidiaries to be insolvent (each, a “Redemption Restriction”), then the Corporation will promptly notify the Holders of Series D Preferred Stock exercising the right of redemption under this Section 4.6(c) of such fact. In the circumstances described above, the Holders of Series D Preferred Stock (by a vote of more than fifty percent (50%) of the Series D Preferred Stock, with respect to which redemption is sought, voting as a single class) may elect (in lieu of their right to receive cash as provided above), at their sole option by giving notice to the Corporation to such effect, to either:

(A) exercise their right of redemption in return for the obligation of the Corporation to pay the Series D Redemption Price as soon as the Corporation ceases to be subject to a Redemption

Restriction, but in no event later than three (3) years from the date when such obligation is given, together with interest accrued on the unpaid balance thereof from the date when the Series D Redemption Price is determined until the date when such Holders of Series D Preferred Stock receive payment in full in cash at a rate per annum equal to the greater of (1) eight percent (8%) or (2) the rate announced by SunTrust Bank in Jacksonville, Florida from time to time as its prime rate, in each case plus three percent (3%), which obligation shall be evidenced by a promissory note or notes of the Corporation, will be secured by a pledge of the Series D Preferred Stock subject to the redemption right in this Section 4.6(c) and, if required by the holders of any senior indebtedness, will be subordinate in right of payment to such senior indebtedness so long as such subordination does not block payment on such note or notes during times when the Corporation is not in default (or when and to the extent that such payment would not cause a default) with respect to such senior indebtedness; or

(B) withdraw such exercise of their right of redemption under this Section 4.6(c), in which case the Corporation will inform the Holders of Series D Preferred Stock as soon as the Corporation can honor such right or redemption, in whole, without causing a Redemption Restriction.

(d) Conversion to Common Stock.

(i) Conversion at Option of Holders of Series D Preferred Stock. Each share of Series D Preferred Stock shall be convertible at the option of the Holder thereof, at any time prior to the Series D Automatic Conversion Date, into such number of fully paid, validly issued and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) One Hundred Fifty and 00/100 Dollars ($150.00), by (B) the Series D Conversion Price. Any holder of shares of such Series D Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Series D Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Series D Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Series D Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Series D Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(ii) Automatic Conversion. Each share of Series D Preferred Stock shall be automatically converted into such number of fully paid, validly issued and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) One Hundred Fifty and 00/100 Dollars ($150.00), by (B) the Series D Conversion Price (the “Series D Automatic Conversion”) at the earlier to occur of (X) the written consent of the holders of at least two-thirds (2/3) of the Holders of the Series D Preferred Stock then issued and outstanding voting as a single series to convert such series, or (Y) the closing of a Qualified Public Offering (the “Series D Automatic Conversion Date”). The Corporation shall mail written notice of any Series D Automatic Conversion by first class mail, postage prepaid, addressed to the Holders of record of the outstanding shares of such Series D Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.6(d)(ii) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Series D Preferred Stock shall not affect the validity of the Series D Automatic Conversion of any other shares of such Series D Preferred Stock. The Series D Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Series D Automatic Conversion Date, and from and after such time the shares of such Series D Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Series D Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Series D Preferred Stock must surrender the certificate or certificates representing their shares of such Series D Preferred Stock at the office of the transfer agent for such Series D Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Series D Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(iii) Series D Conversion Price. Subject to Section 4.6, the “Series D Conversion Price” shall be an amount equal to (A) One Hundred Fifty and 00/100 Dollars ($150.00), plus (B) the EBITDA Achievement Amount; provided that, in the event of a Sales Transaction prior to December 31, 2003, for purposes of Section 4.6(d)(i) and (ii) of this Certificate, the Series D Conversion Price shall be deemed to be the lesser of: (I) Two Hundred and 00/100 Dollars ($200.00) or (II) the effective price per share of Common Stock on a fully diluted, as converted, basis in the Sale Transaction. For all other purposes in this Certificate, prior to December 31, 2003, the Series D Conversion Price shall be deemed to be One Hundred Fifty and 00/100 Dollars ($150.00), subject to adjustment as provided in Section 4.7.

(iv) EBITDA Achievement Amount. For purposes hereof, the “EBITDA Achievement Amount” is determined as follows:

(A) If actual EBITDA of the Corporation for its 2003 fiscal year is less than or equal to ninety percent (90%) of the 2003 EBITDA Goal, the EBITDA Achievement Amount shall be zero (-0-);

(B) If actual EBITDA of the Corporation for its 2003 fiscal year is greater than ninety percent (90%) but less than one hundred percent (100%) of the 2003 EBITDA Goal, the EBITDA Achievement Amount shall be a cumulative amount equal to fifty cents ($0.50) for each tenth of a percent (0.1%) (rounded to the nearest whole tenth of a percent (0.1%)) by which actual EBITDA of the Corporation for its 2003 fiscal year exceeds ninety percent (90%) of the 2003 EBITDA Goal (but in no event to exceed Fifty and 00/100 Dollars ($50.00)); and

(C) If actual EBITDA of the Corporation for its 2003 fiscal year is equal to or greater than one hundred percent (100%) of the 2003 EBITDA Goal, the EBITDA Achievement Amount shall be Fifty and 00/100 Dollars ($50.00).

EBITDA of the Corporation, the Eagle Point Minority Interest EBITDA and the EBITDA Achievement Amount for the 2003 fiscal year shall be calculated by the Corporation using the audited year-end financial statements of the Corporation as approved by the Board and in accordance with GAAP applied on a basis consistent with prior periods.

(v) Challenge of Series D Conversion Price. The Corporation shall submit its calculations of the Series D Conversion Price (including, without limitation, its calculations of EBITDA of the Corporation, the Eagle Point Minority Interest EBITDA and the EBITDA Achievement Amount) to the Holders of Series D Preferred Stock within fifteen (15) days after it approves the audited 2003 year-end financial statements of the Corporation. The Holders of Series D Preferred Stock shall have the right to challenge the calculation of the Series D Conversion Price within fifteen (15) days of delivery of notice of the Series D Conversion Price, and if they elect to do so, they and their accountants and other representatives will be granted access to all of the books and records of the Corporation relevant thereto as well as to all of the Corporation’s and its accountants’ and other advisors’ work papers related thereto in order to test and challenge the calculation of all elements of such Series D Conversion Price. If, after such review, the Holders of the Series D Preferred Stock do not agree with the Corporation’s calculation of the Series D Conversion Price, an expert selected by the Holders of the Series D Preferred Stock and an expert (who may be the outside auditors of the Corporation) selected by the Board (the members of the Board designated or elected by the Holders of a majority of the outstanding Series D Preferred Stock shall not participate in the Board’s selection of the expert) shall endeavor in good faith to resolve all differences and to agree on an appropriate Series D Conversion Price. If such experts are not able to resolve their differences and agree on a Series D Conversion Price within thirty (30) days, the experts shall jointly select an expert (the “Independent Expert”), who, if available, shall be one of the so-called “big four” national accounting firms or such other national accounting firm acceptable to both the Board’s and the Holders’ experts, in each case that has not been retained by the Corporation or any significant Holder of Series D Preferred Stock (or any of their respective Affiliates) in the twelve (12)-month period prior to the date they are to be retained hereunder. The Independent Expert shall make its determination of the Series D Conversion Price in accordance with the provisions of this Certificate. The Independent Expert shall be instructed to deliver its determination of the Series D Conversion Price within thirty (30) days of its retention and such determination shall be binding on the Corporation and the Holders of Series D Preferred Stock. The Corporation shall bear all of the costs and expenses in connection with any investigation or dispute under this Section 4.6(d) (including the cost of retention of the Independent Expert, but excluding the costs and expenses of the expert retained by the Holders of Series D Preferred Stock).

(vi) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series D Preferred Stock.

(e) Voting Rights.

(i) General. The holders of Series D Preferred Stock shall be entitled to the number of votes per share of such Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is convertible pursuant to Section 4.6(d) and, except as otherwise provided in this Certificate or applicable law, shall vote together with the holders of Common Stock (and of any other class or series that may be similarly entitled to vote with holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(ii) Election of Members of Board of Directors by Holders of Series D Preferred Stock. So long as thirty percent (30%) or more of the shares of the Series D Preferred Stock which are issued pursuant to the Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, holders of shares of the Series D Preferred Stock (or Common Stock issued upon conversion of such shares) shall be entitled to elect three (3) members of the Board by the vote or consent of more than fifty percent (50%) of the shares of the Series D Preferred Stock at the time outstanding (or Common Stock issued upon conversion of such shares), voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

(iii) Other Voting Rights of Holders of Series D Preferred Stock. So long as twenty percent (20%) or more of the shares of the Series D Preferred Stock which are issued pursuant to the Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the holders of more than fifty percent (50%) of the shares of the Series D Preferred Stock at the time outstanding (or Common Stock issued upon conversion of such shares), voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision or add any provision to this Certificate or the Bylaws (whether by merger, consolidation, or otherwise) if such action would (1) adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series D Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series D Preferred Stock or (ii) add to the rights, privileges, preferences or restrictions created for the benefit of the Junior Preferred Stock or the Junior Securities;

(B) authorize, create (by reclassification or otherwise) issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences, or privileges on parity with or senior to the Series D Preferred Stock, any Junior Preferred Stock or any Junior Securities;

(C) enter into any agreement or transaction by the Corporation with any of its shareholders, officers, or director, or any individual related by blood or marriage to any such person or any entity in which such person owns a beneficial interest (other than a non-controlling interest in a public corporation), except that no vote or consent hereunder shall be required for (i) any transaction arising under this Certificate, the Employee-Shareholder Agreement or the Investor-Shareholder Agreement, or (ii) any contract between the Corporation and NYLI relating to the provision of insurance or other services by NYLI in the ordinary course of NYLI’s business on customary terms;

(D) adopt or implement any qualified or non-qualified stock option plan not otherwise in effect on the date of filing this Certificate or increase the number of option shares available for grant under qualified or non-qualified stock option plan in effect on such date;

(E) enter into any agreement that would restrict the ability of the Corporation to perform under the Stock Purchase Agreement or any other agreement entered into in connection with the transactions described in the Stock Purchase Agreement;

(F) sell or lease twenty-five percent (25%) or more of the assets of the Corporation on a consolidated basis, except in the ordinary course of business;

(G) issue additional securities to employees, officers or directors, of the Corporation or any Subsidiary, except securities issuable upon the exercise of outstanding options and warrants, or issuable upon the exercise of options granted in the future at fair market value;

(H) issue any securities for a price less than fair market value as determined in the good faith of the Board, other than as may be required by contractual commitments existing as of the date of this Certificate;

(I) prior to January 1, 2004, acquire the assets or business of any other Person if EBITDA generated by such assets or business, and by all other assets and business acquired during the one hundred eighty (180)-day period preceding the date of such acquisition, (I) was One Million and

00/100 Dollars ($1,000,000.00) or more during the twelve (12)-month period immediately prior to such acquisition or (II) is projected by the Corporation to be One Million and 00/100 Dollars ($1,000,000.00) or more during the twelve (12)-month period immediately following such acquisition;

(J) engage in any transaction which would impair or reduce the rights of the holders of the Series D Preferred Stock as a class;

(K) enter into any Sale Transaction or Asset Sale;

(L) incur indebtedness of the Corporation and its Subsidiaries, on a consolidated basis, in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate, except for draws upon revolving credit facilities as in effect on the date of this Certificate or which were previously approved by such Holders, or enter into any agreement which permits the Corporation or any Subsidiary to incur such indebtedness or any amendment to any such agreement which increases the amount which the Corporation or any Subsidiary may borrow thereunder;

(M) approve the annual performance budget of the Corporation;

(N) approve the annual capital expenditure budget of the Corporation;

(O) approve employment agreements (including any material amendments thereto) for employees of the Corporation or any Subsidiary above the general manager level; or

(P) take any action indirectly through a Subsidiary, or permit any Subsidiary to take any action which the Corporation may not take directly.

(iv) Other Rights of Holders of Series D Preferred Stock. The shares of Series D Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4.7 Adjustment of Conversion Price, Number of Shares of Common Stock, etc. The applicable Conversion Prices for the Preferred Stock shall be subject to adjustment from time to time as hereinafter provided for in this Section 4.7.

(a) Stock Dividends. In case at any time the Corporation shall declare a dividend or make any other distribution upon the Common Stock which is payable in Common Stock, Convertible Securities or Options, each Conversion Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced and the number of shares of Common Stock issuable upon conversion of each series of Preferred Stock immediately prior to such dividend or other distribution shall be proportionately increased.

(b) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, each Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, each Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such combination shall be proportionately reduced.

(c) Sale of Common Stock (Series A Preferred Stock and Series D Preferred Stock). In the event the Corporation shall at any time or from time to time while any Series A Preferred Stock or Series D Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury), for a consideration per share less than any Conversion Price applicable to the Series A Preferred Stock or Series D Preferred Stock in effect immediately prior to the issuance, sale or exchange of such securities (any such issuance, sale or exchange hereinafter referred to as a “Dilutive Transaction”), then, and thereafter successively upon the consummation of any Dilutive Transaction, each Conversion Price applicable to Series A Preferred Stock or Series D Preferred Stock shall forthwith be reduced to an amount determined by multiplying each such Conversion Price by a fraction:

(i) the numerator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the Dilutive Transaction (excluding treasury shares), plus (B) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at such Conversion Price (prior to such adjustment), and

(ii) the denominator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the Dilutive Transaction (excluding treasury shares) plus (B) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

(d) Sale of Options, Rights or Convertible Securities (Series A Preferred Stock and Series D Preferred Stock). In the event the Corporation shall, at any time or from time to time while any Series A Preferred Stock or Series D Preferred Stock is outstanding, issue, agree or commit to issue Convertible Securities, Options or any other rights to subscribe for shares of Common Stock for a consideration per share (determined by dividing the net aggregate consideration by the maximum aggregate number of shares of Common Stock that would be issued if all such Convertible Securities and Options were exercised or converted to the fullest extent permitted by their terms) less than any Conversion Price applicable to Series A Preferred Stock or Series D Preferred Stock, then each Conversion Price applicable to Series A Preferred Stock or Series D Preferred Stock shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

(i) the numerator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the issuance of such Convertible Securities, Options or other rights (excluding treasury shares), plus (B) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such Convertible Securities, Options or other rights plus the minimum amount set forth in the terms of such Convertible Securities, Options and other rights as payable to the Corporation upon the exercise or conversion thereof (i.e., the net aggregate consideration) would purchase at such Conversion Price (prior to such adjustment), and

(ii) the denominator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the issuance of such Convertible Securities, Option or other rights (excluding treasury shares), plus (B) the maximum aggregate number of shares of Common Stock that would be issued if all such Convertible Securities, Options or other rights were exercised or converted.

(e) Other Adjustments. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend, or a reorganization, merger, consolidation or sale of assets provided for in this Section 4.7), then and in each such event each Holder of Preferred Stock shall have the right thereafter to convert such Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by Holders of the number of shares of Common Stock into which such Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(f) Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of any class of its capital stock (other than an action described elsewhere in this Section 4.7), then the number of shares of Common Stock or other stock or other consideration into which the Preferred Stock are convertible and/or the Conversion Prices shall be adjusted in such manner as may be equitable in the circumstances.

(g) Adjustments for Consolidation, Merger, Reorganization, etc. In case the Corporation (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger and such consolidation or merger does not constitute a Sale Transaction, or (ii) permits any other corporation to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets and such consolidation or merger does not constitute a Sale Transaction, or (iii) effects a capital reorganization or reclassification of the Equity Securities in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock and such reorganization or reclassification does not constitute a Sale Transaction, then, and in each such case, proper provision, in form and substance reasonably satisfactory to the Holders of a majority of the shares of Series D Preferred Stock then outstanding (measured by Series D Liquidation Preference), shall be made so that, (A) upon the basis and upon the terms and in the manner provided for in this Section 4.7(g), upon the conversion of the Preferred Stock at any time after the consummation of such consolidation, merger, reorganization or reclassification, each Holder shall be entitled to receive (at the Conversion Price in effect for shares issuable upon such conversion of each respective series of Preferred Stock immediately prior to such consummation), in lieu of shares issuable upon such conversion of the Preferred Stock prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so converted such Preferred Stock immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 4.7) and (B) the provisions of this Section 4.7 thereafter shall remain applicable to the Preferred Stock (including, in the case of any such consolidation or merger in which the successor entity is other than the Corporation, an immediate adjustment of each Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of each series of Preferred Stock, if the value so reflected is less than any Conversion Price which otherwise would be in effect immediately after such consolidation or merger). The Corporation shall not effect any such consolidation or merger, unless prior to the consummation thereof; the successor entity (if other than the Corporation) resulting from consolidation or merger assumes by written instrument (in form and substance satisfactory to the Holders of a majority of the shares of Series D Preferred Stock then outstanding), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

(h) Notice of Adjustment. Whenever the number of shares issuable upon the conversion of any series of Preferred Stock or any Conversion Price is adjusted, as provided for in this Section 4.7, the Corporation shall prepare and mail to each Holder a certificate setting forth (i) each Conversion Price and the number of shares issuable upon the conversion of each series of Preferred Stock after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

(i) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Corporation. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue of Common Stock for the purposes of this Section 4.7.

(j) Certain Adjustment Rules.

(i) The provisions of this Section 4.7 shall similarly apply to successive transactions.

(ii) If the Corporation shall declare any dividend referred to in Section 4.7(b) and if any Holder converts all or any part of the Preferred Stock after such declaration, but before the payment of such dividend, the Corporation may elect to defer, until the payment of such dividend, issuing to such Holder the shares of Common Stock issuable upon such conversion over and above the shares issuable upon such conversion on the basis of the applicable Conversion Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to each such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the payment of such dividend.

(iii) If the Corporation shall declare any dividend referred to in Section 4.7(b) and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this Section 4.7 in respect of such declaration.

(iv) Notwithstanding anything in this Section 4.7 to the contrary, no adjustment to any Conversion Price shall be made (A) upon the direct or indirect conversion, exercise or exchange of any securities of the Corporation outstanding on the date this Certificate is filed with the office of the Secretary of State of the State of Delaware or (B) following consummation of a Qualified Public Offering.

(k) Notice in Certain Circumstances. In case at any time the Corporation proposes to: (i) declare any dividends or other distributions (whether in cash or other property) in respect of the Common Stock or Preferred Stock; (ii) issue any shares of the Common Stock or Preferred Stock or any Options or Convertible Securities (except pursuant to the exercise of Options or Convertible Securities in accordance with their terms); (iii) offer for subscription pro rata to the holders of shares of Common Stock or Preferred Stock any additional shares or any Options or Convertible Securities; (iv) effect a capital reorganization or reclassification of the Common Stock or Preferred Stock, a consolidation or merger of the Corporation with or into another entity or a sale or other disposition of all or substantially all of its assets; or (v) effect a Liquidation; then the Corporation shall give to the holders of Common Stock and Preferred Stock notice of such event at least thirty (30) days (but not more than ninety (90) days) prior to the earlier to occur of (x) the date when the holder must be a holder of shares of Common Stock or Preferred Stock, as the case may be, in order to participate in such event (if applicable) or (y) the date when such event is scheduled to occur.

4.8 Reservation of Shares; Etc.

(a) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Preferred Stock then outstanding.

(b) If any shares of Common Stock required to be reserved hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued or freely transferred upon conversion, the Corporation will use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, as expeditiously as possible. If the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Preferred Stock. Notwithstanding the foregoing, the reference to free transferability and the reference to listing in this Section 4.8(b) shall apply only when the Preferred Stock shall have become freely transferable under the federal securities laws.

4.9 Transfer and Other Taxes. The Corporation shall pay any and all stock transfer, documentary stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock or shares of Common Stock or other securities issued or delivered on conversion of such Preferred Stock. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Preferred Stock or Common Stock or other securities in a name other than that in which the shares of such Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

4.10 No Reissuance.

(a) No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

(b) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Preferred Stock.

ARTICLE FIVE

BOARD OF DIRECTORS

The affairs of the Corporation shall be managed by the Board which shall initially consist of seven (7) persons selected by the holders of those shares of the Common Stock and Preferred Stock entitled to vote for the members of the Board as provided in this Certificate and the Bylaws.

ARTICLE SIX

AMENDMENT

Subject to the rights of the shareholders set forth in Article Four, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders of the Corporation herein are granted subject to this reservation. Notwithstanding the foregoing, Article Four of this Certificate may not be amended except following the affirmative vote of a majority of the issued and outstanding shares of the Common Stock and Preferred Stock of the Corporation entitled to vote on such amendment, voting together as a single class, and following any separate vote of any series or class of Equity Securities required by this Certificate or by applicable law.

ARTICLE SEVEN

BYLAWS

The Board shall adopt such Bylaws for the conduct of the business of the Corporation in carrying out its purpose as the Board may deem necessary from time to time; provided, however, such Bylaws shall not be inconsistent with the provisions of this Certificate. The Board shall have the power to amend, alter, or rescind the Bylaws or adopt new Bylaws as provided therein.

IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation of Advanced Disposal Services, Inc. this 29th day of September, 2003.

ADVANCED DISPOSAL SERVICES, INC.

By:

Charles C. Appleby, President

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the Corporation is Advanced Disposal Services, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002, and effective as of April 15, 2002. The original Certificate of Incorporation was subsequently restated in its entirety by the First Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 30, 2002, which was subsequently restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of December 31, 2002, which was subsequently restated in its entirety by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 29, 2003. The Corporation was originally organized as a Delaware limited liability company on January 16, 2001, under the name Advanced Disposal Services, LLC. The Corporation converted from a limited liability company to a corporation under Delaware law effective April 15, 2002,

SECOND: That pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Fourth Amended and Restated Certificate of Incorporation restates and integrates and amends the Third Amended and Restated Certificate of Incorporation of the Corporation.

THIRD: That the Board of Directors of the Corporation, acting by unanimous written consent in lieu of a meeting, duly adopted the proposed amendment and restatement of the Certificate of Incorporation of the Corporation., in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, declaring such amendment and restatement to be advisable and directing that such amendment and restatement be submitted to the stockholders of the Corporation for approval.

FOURTH: That thereafter, pursuant to the resolution of the Board of Directors of the Corporation, the stockholders of the Corporation duly adopted the proposed amendment and restatement by written consent in lieu of a special meeting, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH: That the text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is “ADVANCED DISPOSAL SERVICES, NC.”

ARTICLE TWO

PURPOSES

The Corporation has been formed to (a) engage in and invest in enterprises engaged in the business of collection, transportation and disposal (including ownership and operation of landfills and other solid waste disposal facilities) of residential, commercial and industrial waste; (b) engage in such other activities as are reasonably incidental to the purpose and business of the Corporation set forth in clause (a); and (c) engage in such other activities as the Board may, from time to time, direct, In furtherance of the foregoing, and not in limitation thereof, the Corporation shall have the power and authority to do everything necessary, proper or incidental to the accomplishment of its purposes.

ARTICLE THREE

REGISTERED OFFICE AND AGENT

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company,

ARTICLE FOUR

CAPITAL STOCK

4.1 Number of Shares; Par Value. Effective as of the date and time of filing of this Certificate, the total number of shares of capital stock that the Corporation shall have authority to issue shall be one million seven hundred fifteen thousand (1,715,000) shares, consisting of the following:

(a) Common Stock. Nine hundred fifty thousand (950,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”);

(b) Preferred Stock. Seven hundred sixty-five thousand (765,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which:

(i) Series A- Preferred Stock. Seventy thousand (70,000) shares shall be designated Series A- Preferred Stock (the “Series A- Preferred Stock”);

(ii) Series A Preferred Stock. One hundred twenty thousand (120,000) shares shall be designated Series A Preferred Stock (the “Series A Preferred Stock”);

(iii) Series B Preferred Stock. Twenty thousand (20,000) shares shall be designated Series B Preferred Stock (the “Series B Preferred Stock”);

(iv) Series C Preferred Stock. Twenty-five thousand (25,000) shares shall be designated Series C Preferred Stock (the “Series C Preferred Stock”);

(v) Series D Preferred Stock. Three hundred fifty-five thousand (355,000) shares shall be designated Series D Preferred Stock (the “Series D Preferred Stock”);

(vi) Series E Preferred Stock. One hundred forty thousand (140,000) shares shall be designated Series E Preferred Stock (the “Series E Preferred Stock”); and

(vii) Undesignated. Thirty-five thousand (35,000) shall be undesignated as to class or series.

Each of the Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the rights and privileges set forth in this Certificate.

(c) Designation of Undesignated Preferred Stock. The Board is authorized, subject to the rights of the holders of Preferred Stock set forth herein and limitations prescribed by law, to provide for the issuance of the shares of unissued and undesignated Preferred Stock, in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series and to fix the designation, powers, preferences and rights of the shares for each such class or series and the qualifications, limitations or restrictions thereof. Without limiting the grant of authority contained in the preceding sentence, but subject to the rights of the holders of Preferred Stock set forth herein, the authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares of such class or series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board providing for the issuance of such class or series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

(ii) The dividend rate, if any, on the shares of such class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such class or series;

(iii) Whether such class or series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(iv) Whether or not the shares of such class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(v) Whether such class or series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vi) The rights of the shares of such class or series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vii) Any other relative rights, preferences and limitations of such class or series.

Any of the powers, preferences, rights and qualifications, limitations, restrictions or designations of any such class or series of Preferred Stock may be made dependent upon facts ascertainable outside of this Certificate or the resolution or resolutions adopted by the Board providing for the designation or issuance of such Preferred Stock pursuant to the authority vested in the Board; provided, that the manner in which such facts shall operate upon the powers, preferences, rights and qualifications, limitations, restrictions or designations of such class or series of Preferred Stock is clearly and expressly set forth in this Certificate or the resolution or resolutions providing for the issuance of such Preferred Stock. The term “facts” as used in the preceding sentence shall have the meaning given to it in Section 151(a) of the General Corporation Law of the State of Delaware.

(d) Ranking of Preferred Stock. The Series E Preferred Stock shall rank senior to all other Equity Securities. The Series D Preferred Stock shall rank senior to the Series A- Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock and to all Junior Securities. The Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock shall rank senior to the Series A- Preferred Stock and to all Junior Securities. The Series A- Preferred Stock shall rank senior to all Junior Securities.

4.2 Defined Terms.

(a) “2002 Series D Preferred Stock Purchase Agreement” means that certain Stock Purchase Agreement for the sale and purchase of Series D Preferred Stock dated as of September 30, 2002.

(b) “2004 Series E Preferred Stock Purchase Agreement” means that certain Stock Purchase Agreement for the sale and purchase of Series E Preferred Stock dated as of March 30, 2004.

(c) “Automatic Conversion” is defined in Section 4.5(c)(i).

(d) “Automatic Conversion Date’ is defined in Section 4.5(c)(i).

(e) “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

(f) “Asset Sale” means any sale or transfer of all or substantially all of the assets of the Corporation and the Subsidiaries on a consolidated basis (measured by the fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business).

(g) “Board” means the Board of Directors of the Corporation.

(h) “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or authorized by law to be closed in Jacksonville, Florida.

(i) “Bylaws” means the Bylaws of the Corporation.

(j) “Certificate” means this Fourth Amended and Restated Certificate of Incorporation of the Corporation,

(k) “Common Stock” is defined in Section 4.1(a).

(l) “Convertible Securities” means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for capital stock or other Equity Securities of the Corporation.

(m) “Corporation” means Advanced Disposal Services, Inc., a corporation organized and existing under the laws of the State of Delaware.

(n) “Dilutive Transaction” is defined in Section 4.8 (c).

(o) “Employee-Shareholders Agreement” means the Advanced Disposal Services, Inc. Employee-Shareholders Agreement as in effect on September 30, 2002.

(p) “Equity Securities” means any capital stock or other similar security of the Corporation, including, without limitation, securities containing equity features and securities containing profit participation features, Convertible Securities and Options.

(q) “Fully Diluted Common Stock Outstanding” means, at any time, the aggregate number of shares of Common Stock issued and outstanding, plus the aggregate number of shares of Common Stock that are issuable upon the conversion, exercise or exchange of all Convertible Securities or Options (regardless of the exercise price therefor) that are then outstanding, in the case of convertible or exchangeable securities at the then applicable conversion or exchange prices therefor, provided however, that Fully Diluted Common Stock Outstanding shall exclude shares reserved for issuance upon the exercise of options under a plan or otherwise with respect to which options have not been granted. For the sake of clarification, shares underlying options or warrants that have been issued shall be included in Fully Diluted Common Stock Outstanding regardless of whether they have vested or are exercisable and regardless of the exercise price of such options or warrants.

(r) “GAAP” means generally accepted accounting principals in the United States, consistently applied.

(s) “Holder” shall mean any registered holder of shares of Preferred Stock.

(t) “Investors-Shareholders Agreement” means that certain Second Amended and Restated Advanced Disposal Services, Inc. Investors-Shareholders Agreement, as amended from time to time.

(u) “Issue Date” means, as to a share of Preferred Stock, the date on which such share was issued by the Corporation.

(v) “Junior Preferred Stock” means the Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any other class or series of Preferred Stock of the Corporation ranking junior to the Series E Preferred Stock.

(w) “Junior Securities” means any Equity Securities, except for the Preferred Stock.

(x) “Liquidation” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(y) “Liquidation Preference” means the Series A- Liquidation Preference, the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference, the Series D Liquidation Preference, and the Series E Liquidation Preference.

(z) “LSA Event” means a Liquidation, a Sale Transaction or an Asset Sale.

(aa) “Market Value” means the average of the closing prices of any security’s sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of twenty-one (21) days consisting of the day as of which “Market Value” is being determined and the twenty (20) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Value” shall be the fair value thereof determined jointly by the Corporation and the Holders of a majority of the outstanding Preferred Stock (measured by Liquidation Preference) who would be affected by such determination of value. If such parties are unable to reach agreement within thirty (30) days after the date as of which Market Value is being determined, such Market Value shall be determined by a nationally recognized independent appraiser experienced in valuing securities jointly selected by the Board and the Holders of a majority of the outstanding Preferred Stock (measured by Liquidation Preference) affected by such determination of value; provided, however, the members of the Board designated or elected by the Holders of a majority of the outstanding Preferred Stock affected by such determination shall not participate in the Board’s selection of the independent appraiser. Additionally, in determining such Market Value, the appraiser shall not take into account any discounts for minority interests or the lack of a market for the securities being valued or any premiums for controlling or majority interests and the appraiser shall treat non-voting and voting stock equally. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

(bb) “NYLI” means New York Life Insurance Company.

(cc) “Option” means any right, option, or warrant to subscribe for, purchase, or otherwise acquire Common Stock or Convertible Securities.

(dd) “Person” shall mean any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

(cc) “Preferred Stock” is defined in Section 4.1(b).

(ff) “Public Offering” shall mean a public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

(gg) “Qualified Public Offering” shall mean a firm commitment underwritten Public Offering, subsequent to which the Common Stock is listed on a national securities exchange or on the NASDAQ System, at an offering price to the public (without deduction for underwriting fees, commission or discounts) in an aggregate amount not less than Fifty Million Dollars ($50,000,000), and which places an equity value on each share of Fully Diluted Common Stock Outstanding of the Corporation (based upon the offer price per share of Common Stock and the percentage of the Corporation being sold) of not less than 1.75 times the Series E Conversion Price, as then in effect.

(hh) “Redemption Restriction” means (i) that the Corporation is in default with respect to any senior indebtedness, or (ii) that, as determined by the Corporation in good faith, honoring a redemption right would cause a default with respect to any senior indebtedness, violate any law, rule, regulation, or order of any government authority applicable to the Corporation or its Subsidiaries or cause the Corporation or any of its Subsidiaries to be insolvent.

(ii) “Sale Transaction” shall mean any merger, consolidation, recapitalization, sale, transfer or issuance of Equity Securities by the Corporation or any holders thereof, or any series of such transactions in each case, which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common Stock and Preferred Stock immediately following the closing of the 2004 Series E Preferred Stock Purchase Agreement, and the Affiliates thereof, owning more than fifty percent (50%) by vote of the voting stock of the Corporation (or of the surviving corporation, if the Corporation is not the surviving corporation) outstanding at the time of the consummation of such merger, consolidation, recapitalization, sale, transfer or issuance or series of such transactions.

(jj) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto.

(kk) “Series A Liquidation Preference” means an amount equal to One Hundred and 00/100 Dollars ($100.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock.

(ll) “Series A Preferred Stock” is defined in Section 4.1(b)(ii).

(mm) “Series A- Liquidation Preference” means an amount equal to One Hundred Fifty and 00/100 Dollars ($150.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A- Preferred Stock.

(nn) “Series A- Automatic Conversion” is defined in Section 4.4(c)(i).

(oo) “Series A- Automatic Conversion Date” is defined in Section 4.4(c)(i).

(pp) “Series A- Preferred Stock” is defined in Section 4.1(b)(i).

(qq) “Series B Liquidation Preference” means an amount equal to One Hundred Fifty and 00/100 Dollars ($150.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock.

(rr) “Series B Preferred Stock” is defined in Section 4.1(b)(iii).

(ss) “Series C Liquidation Preference” means an amount equal to Two Hundred and 00/100 Dollars ($200.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock.

(tt) “Series C Preferred Stock” is defined in Section 4.1(b)(iv).

(uu) “Series D Automatic Conversion” is defined in Section 4.6(d)(ii).

(vv) “Series D Automatic Conversion Date” is defined in Section 4.6(d)(ii).

(ww) “Series D Conversion Price” means an amount equal to One Hundred Forty-Three and 28/100 Dollars ($143.28), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock.

(xx) “Series D Dividend Payment Date” is defined in Section 4.6(a)(ii).

(yy) “Series D Liquidation Preference” means an amount equal to One Hundred Fifty and 00/100 Dollars ($150.00), plus all accrued and unpaid dividends thereon, adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock.

(zz) “Series D Preferred Stock” is defined in Section 4.1(b)(v).

(aaa) “Series D Redemption Price” means an amount equal to the greater of: (i) the Series D Liquidation Preference determined as of the date of the redemption demand notice; or (ii) the Market Value of the Series D Preferred Stock.

(bbb) “Series E Automatic Conversion” is defined in Section 4.7(d)(ii).

(ccc) “Series E Automatic Conversion Date” is defined in Section 4.7(d)(ii).

(ddd) “Series E Conversion Price” means an amount equal to One Hundred and 00/100 Dollars ($100.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series E Preferred Stock.

(eee) “Series E Dividend Payment is defined in Section 4.7(a)(ii).

(fff) “Series E Liquidation Preference” means an amount equal to One Hundred and 00/100 Dollars ($100.00), plus all accrued and unpaid dividends thereon, adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series E Preferred Stock.

(ggg) “Series E Preferred Stock” is defined in Section 4.1(b)(vi).

(hhh) “Series E Redemption Price” means an amount equal to the greater of: (i) the Series E Liquidation Preference determined as of the date of the redemption demand notice; or (ii) the Market Value of the Series E Preferred Stock.

(iii) “Subsidiary” means (i) any corporation, fifty percent (50%) or more of whose stock of all classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned by the Corporation directly or indirectly through other Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which the Corporation, directly or indirectly through other Subsidiaries, has a fifty percent (50%) or more equity interest.

4.3 Common Stock. The holders of Common Stock shall have full voting power for all purposes. Each share of Common Stock shall be entitled to one (1) vote at any meeting of stockholders or action taken by written consent. Except as otherwise may be provided in this Certificate or by applicable law, the holders of the Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation.

4.4 Series A- Preferred Stock.

(a) Dividends. The shares of Series A- Preferred Stock do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board.

(b) Liquidation Rights.

(i) Liquidation. In the event of any Liquidation, the holders of Series A- Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Securities but subject to the rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock, to receive in full an amount equal to the Series A- Liquidation Preference determined as of the payment date.

(ii) Residual Distributions. If the Series A- Liquidation Preference, determined as of the payment date, has been paid in full to all holders of Series A- Preferred Stock, and the rights of the holders of all Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock have been satisfied in full in accordance with this Certificate, the holders of Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Conversion to Common Stock.

(i) Automatic Conversion. Each share of the Series A- Preferred Stock shall be automatically converted into fully paid, validly issued and non-assessable shares of Common Stock at the rate of one (1) share of Common Stock for each full share of Series A- Preferred Stock subject to the conversion (the “Series A- Automatic Conversion”) at the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the Series A- Preferred Stock then issued and outstanding, voting as a single class, to convert the Series A- Preferred Stock, or (B) the closing of a Qualified Public Offering (the “Series A- Automatic Conversion Date”). The Corporation shall mail written notice of any Series A- Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of such Series A- Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.4(c)(i) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Series A- Preferred Stock shall not affect the validity of the Series A- Automatic Conversion of any other shares of such Series A- Preferred Stock. The Series A- Automatic Conversion shall be deemed to have occurred on the Series A- Automatic Conversion Date, and from and after such time the shares of such Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent Only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Series A- Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Series A- Preferred Stock must surrender the certificate or certificates representing their shares of such Series A- Preferred Stock at the office of the transfer agent for such Series A- Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Series A-Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. No payment or adjustment shall be made upon any conversion of shares of such Series A- Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(ii) Right of Conversion. Each share of Series A- Preferred Stock shall be convertible at the option of the holder thereof into fully paid, validly issued and nonassessable shares of Common Stock at any time prior to the Series A- Automatic Conversion Date, at the rate of one (1) share of Common Stock for each full share of such Series A- Preferred Stock. Any Holder of shares of such Series A- Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Series A- Preferred Stock at the office of the transfer agent for such Series A- Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Series A- Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Series A- Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Series A- Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Series A- Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A- Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(iii) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series A- Preferred Stock.

(d) Voting Rights.

(i) General. The holders of Series A- Preferred Stock shall be entitled to the number of votes per share of such Series A- Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Series A- Preferred Stock is then convertible pursuant to Section 4.4(c) and shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(ii) Other Voting Rights of Holders Series A- Preferred Stock. So long as any shares of Series A- Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series A- Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A- Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series A- Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series A- Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock,

(iii) Other Rights of Holders of Series A- Preferred Stock. The shares of Series A- Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4.5 Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

(a) Dividends. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board.

(b) Liquidation Rights.

(i) Liquidation. In the event of any Liquidation, the holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Series A- Preferred Stock or Junior Securities but subject to the rights of the Holders of Series D Preferred Stock and the rights of the Holders of Series E Preferred Stock, to receive in full an amount equal to the Series A Liquidation Preference, Series B Liquidation Preference, or Series C Liquidation Preference, as the case may be, determined as of the payment date.

(ii) Partial Payment. If the assets of the Corporation are not sufficient to pay in full each of the Series A Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference determined as of the payment date to all Holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, the amounts paid to the Holders of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be pro rata in accordance with the respective aggregate liquidation preferences of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

(iii) Residual Distributions. If the Series A Liquidation Preference, the Series B Liquidation Preference, and the Series C Liquidation Preference, determined as of the payment date, have been paid in full to all Holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the rights of the Holders of all Series D Preferred Stock and the rights of the Holders or all Series E Preferred Stock have been satisfied in full, the holders of Series A- Preferred Stock and Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Conversion to Common Stock.

(i) Automatic Conversion. Each share of the Series A Preferred Stock, the Series B Preferred Stock, or the Series C Preferred Stock shall be automatically converted into fully paid, validly issued and non-assessable shares of Common Stock at the rate of one (1) share of Common Stock for each full share of Preferred Stock subject to the conversion (the “Automatic Conversion”) at the earlier to occur of (A) the written consent of the holders of at least two-thirds (2/3) of the class or series of Preferred Stock then issued and outstanding, voting as a single class or series, to convert such class or series (i.e., the holders of Series A Preferred Stock shall have the ability to solely convert the Series A Preferred Stock and likewise), or (B) the closing of a Qualified Public Offering (the “Automatic Conversion Date”). The Corporation shall mail written notice of any Automatic Conversion by first class mail, postage prepaid, addressed to the holders of record of the outstanding shares of such Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.5(c)(i) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Preferred Stock shall not affect the validity of the Automatic Conversion of any other shares of such Preferred Stock. The Automatic Conversion shall be deemed to have occurred on the Automatic Conversion Date, and from and after such time the shares of such Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Preferred Stock must surrender the certificate or certificates representing their shares of such. Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. No payment or adjustment shall be made upon any conversion of shares of such Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(ii) Right of Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall be convertible at the option of the Holder thereof into fully paid, validly issued and nonassessable shares of Common Stock at any time prior to the Automatic Conversion Date, at the rate of one (I) share of Common Stock for each full share of such Preferred Stock. Any Holder of shares of such Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). No payment or adjustment shall be made upon any conversion of shares of such Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(iii) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

(d) Voting Rights.

(i) General. The holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to the number of votes per share of such Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is then convertible pursuant to Section 4.5(c) and shall vote together with the holders of Common Stock (and of any other class or series that may similarly be entitled to vote with the holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(ii) Election of Member of Board of Directors by Holders of Series A Preferred Stock. So long as thirty percent (30%) or more of the shares of Series A Preferred Stock which are issued and outstanding on the date of this Certificate remain issued and outstanding, Holders of Series A Preferred Stock shall be entitled to elect one (1) member of the Board of Directors by the vote or consent of the Holders of more than fifty percent (50%) of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

(iii) Other Voting Rights of Holders of Series A Preferred Stock. So long as thirty percent (30%) or more of the shares of Series A Preferred Stock which are issued and outstanding on the date of this Certificate remain issued and outstanding, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series A Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series A Preferred Stock;

(C) enter into any agreement or transaction by the Corporation with any of its shareholders, officers or directors, or any individual related by blood or marriage to any such person or any entity in which such person owns a beneficial interest (other than a non-controlling interest in a public corporation), except that no vote or consent hereunder shall be required for (i) any transaction arising under this Certificate, the Employee-Shareholder Agreement or the Investor-Shareholder Agreement, or (ii) any contract between the Corporation and NYLI relating to the provision of insurance or other services by NYLI in the ordinary course of NYLI’s business on customary terms;

(D) adopt or implement any qualified or non-qualified stock option plan not otherwise in effect on the date of filing of this certificate of designations or increase the number of option shares available for grant under any qualified or non-qualified stock option plan in effect on such date; or

(E) take any action indirectly through a Subsidiary, or permitting any Subsidiary to take any action, which the Corporation may not take directly.

(iv) Other Voting Rights of Series B Preferred Stock. So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series B Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series B Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series B Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series B Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(v) Other Voting Rights of Series C Preferred Stock. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the certificate of incorporation, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series C Preferred Stock at the time outstanding, voting separately as a single class on the basis of one vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series C Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series C Preferred Stock;

(B) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to the Series C Preferred Stock; or

(C) increase or decrease (but not below the number of shares thereof then outstanding) the authorized number of shares of Preferred Stock.

(vi) Other Rights of Holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4.6 Series D Preferred Stock.

(a) Dividends.

(i) The shares of Series D Preferred Stock are senior to the Series A-Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Junior Securities with respect to the right to receive dividends.

(ii) The Holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board (and as provided below), from any source of funds legally available therefor, distributions on each share of Series D Preferred Stock, at a rate per annum equal to ten percent (10%) of the Series D Liquidation Preference per share from the Issue Date of such share through September 30, 2007, compounded annually. Such dividends shall accrue on a daily basis whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. No dividends shall accrue on the Series D Preferred Stock, and previously accrued dividends shall not compound, after September 30, 2007. All dividends shall be cumulative, whether or not earned or declared, and shall be payable in cash only upon an LSA Event (a “Series D Dividend Payment Date”). Each distribution in the form of a dividend shall be payable to the Holders of record of the Series D Preferred Stock as they appear on the stock register of the Corporation on the relevant Series D Dividend Payment Date.

(iii) So long as any shares of Series D Preferred Stock are outstanding, without the prior written consent of the Holders of more than fifty percent (50%) of the Series ID Preferred Stock at the time outstanding, the Corporation shall not (A) (1) declare, pay or set apart for payment any dividend on any Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Junior Securities, or (2) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Junior Securities, or make any distribution in respect thereof, in each case, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, or (B) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Junior Securities. Notwithstanding the foregoing, the Corporation shall not require the consent of the Holders of the Series D Preferred Stock to redeem or repurchase Junior Securities from former or current employees in accordance with the Employee-Shareholders Agreement.

(b) Liquidation Rights.

(i) Liquidation. In the event of any LSA Event, the Holders of Series D Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Junior Securities, but subject to the rights of the Holders of all Series E Preferred Stock, to receive in full an amount equal to the Series D Liquidation Preference per share, determined as of the payment date.

(ii) Residual Distributions. If the Series D Liquidation Preference per share, determined as of the payment date, has been paid in full to all Holders of Series D Preferred Stock, and the rights of the Holders of all Series E Preferred Stock have been satisfied in whole, the Holders of Series A- Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Redemption.

(i) Redemption Right. At any time and from time to time after December 31, 2006, the Holders of more than fifty percent (50%) of the Series D Preferred Stock, then outstanding,

voting as a single class, shall have the right to demand that the Corporation redeem all, and not less than all, of such Holders’ shares of Series D Preferred Stock upon two hundred seventy (270) days written notice (which notice may be given at any time after, but not before, December 31, 2006) at a price per share equal to the Series D Redemption Price payable in cash, provided, however, at any time any shares of the Series E Preferred Stock are issued and outstanding, the Holders of the Series D Preferred Stock may not exercise the right of redemption under this Section 4.6(c) without the vote or consent of the Holders of more than fifty percent (50%) of the issued and outstanding shares of Series E Preferred Stock. The failure of the Holders of the Series E Preferred Stock to vote to approve or to consent to the exercise of the right of redemption under this Section 4.6(c) by the Holders of the Series D Preferred Stock shall not constitute a Redemption Restriction for any purpose.

(ii) Inability to Redeem. Notwithstanding anything in this Section 4.6(c) to the contrary, if the Corporation is subject to a Redemption Restriction, then the Corporation will promptly notify the Holders of Series D Preferred Stock exercising the right of redemption under this Section 4.6(c) of such fact. In the circumstances described above, the Holders of Series D Preferred Stock (by a vote of more than fifty percent (50%) of the Series Preferred Stock, with respect to which redemption is sought, voting as a single class) may elect (in lieu of their right to receive cash as provided above), at their sole option by giving notice to the Corporation to such effect, to either:

(A) exercise their right of redemption in return for the obligation of the Corporation to pay the Series D Redemption Price as soon as the Corporation ceases to be subject to a Redemption Restriction, but in no event later than three (3) years from the date when such obligation is given, together with interest accrued on the unpaid balance thereof from the date when the Series D Redemption Price is determined until the date when such Holders of Series D Preferred Stock receive payment in full in cash at a rate per annum equal to the greater of (1) eight percent (8%) or (2) the rate announced by SunTrust Bank in Jacksonville, Florida from time to time as its prime rate, in each case plus three percent (3%), which obligation shall be evidenced by a promissory note or notes of the Corporation, will be secured by a pledge of the Series D Preferred Stock subject to the redemption right in this Section 4.6(c) and, if required by the holders of any senior indebtedness, will be subordinate in right of payment to such senior indebtedness so long as such subordination does not block payment on such note or notes during times when the Corporation is not in default (or when and to the extent that such payment would not cause a default) with respect to such senior indebtedness; or

(B) withdraw such exercise of their right of redemption under this Section 4.6(c), in which case the Corporation will inform the Holders of Series D Preferred Stock as soon as the Corporation can honor such right or redemption, in whole, without causing a Redemption Restriction.

(d) Conversion to Common Stock.

(i) Conversion at Option of Holders of Series D Preferred Stock. Each share of Series D Preferred Stock shall be convertible at the option of the Holder thereof, at any time prior to the Series D Automatic Conversion Date, into such number of fully paid, validly issued and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) One

Hundred Fifty and 00/100 Dollars ($150.00), by (B) the Series D Conversion Price. Any holder of shares of such Series D Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Series D Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the Holder elects so to convert such shares of such Series D Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Series D Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall he entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Series D Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(ii) Automatic Conversion. Each share of Series D Preferred Stock shall be automatically converted into such number of fully paid, validly issued and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) One Hundred Fifty and 00/100 Dollars ($150.00), by (B) the Series D Conversion Price (the “Series D Automatic Conversion”) at the earlier to occur of (X) the written consent of the holders of at least two-thirds (2/3) of the Holders of the Series D Preferred Stock then issued and outstanding voting as a single series to convert such series, or (Y) the closing of a Qualified Public Offering (the “Series D Automatic Conversion Date”). The Corporation shall mail written notice of any Series D Automatic Conversion by first class mail, postage prepaid, addressed to thy Holders of record of the outstanding shares of such Series D Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.6(d)(ii) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Series D Preferred Stock shall not affect the validity of the Series D Automatic Conversion of any other shares of such Series D Preferred Stock. The Series D Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Series D Automatic Conversion Date, and from and after such time the shares of such Series D Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Series D Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the holders of shares of such Series D Preferred Stock must surrender the certificate or certificates representing their shares of such Series D Preferred Stock at the office of the transfer agent for such Series D Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Series D Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series D Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(iii) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series D Preferred Stock.

(e) Voting Rights.

(i) General. The holders of Series D Preferred Stock shall be entitled to the number of votes per share of such Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is convertible pursuant to Section 4.6(d) and, except as otherwise provided in this Certificate or applicable law, shall vote together with the holders of Common Stock (and of any other class or series that may be similarly entitled to vote with holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(ii) Election of Members Board of Directors by Holders of Series D Preferred Stock. So long as thirty percent (30%) or more of the shares of the Series D Preferred Stock which are issued pursuant to the 2002 Series D Preferred Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, holders of shares of the Series D Preferred Stock (or Common Stock issued upon conversion of such shares) shall be entitled to elect three (3) members of the Board by the vote or consent of the Holders of more than fifty percent (50%) of the shares of the Series D Preferred Stock at the time outstanding (or Common Stock issued upon conversion of such shares), voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose.

(iii) Other Voting Rights of Holders of Series D Preferred Stock. So long as twenty percent (20%) or more of the shares of the Series D Preferred Stock which are issued pursuant to the 2002 Series D Preferred Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the holders of more than fifty percent (50%) of the shares of the Series D Preferred Stock at the time outstanding (or Common Stock issued upon conversion of such shares), voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision or add any provision to this Certificate or the Bylaws (whether by merger, consolidation, or otherwise) if such action would (I) adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series D Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series D Preferred Stock or (II) add to the rights, privileges, preferences or restrictions created for the benefit of the Class A- Preferred Stock, the Class A Preferred Stock, the Class B Preferred Stock, or the Class C Preferred Stock or the Junior Securities;

(B) authorize, create (by reclassification or otherwise) issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences, or privileges on parity with or senior to the Series D Preferred Stock;

(C) enter into any agreement that would restrict the ability of the Corporation to perform under the 2002 Series D Preferred Stock Purchase Agreement or any other agreement entered into in connection with the transactions described in the 2002 Series D Preferred Stock Purchase Agreement; or

(D) engage in any transaction which would impair or reduce the rights of the holders of the Series D Preferred Stock as a class.

(iv) Voting Rights of Holders of Series D Preferred Stock and Series E Preferred Stock. In addition to the other voting rights set forth in this Section 4.6(e), the vote or consent of the Holders of more than fifty percent (50%) of the Series D Preferred Stock (or Common Stock issued upon conversion of such Series D Preferred Stock) and the Series E Preferred Stock (or Common Stock issued upon conversion of such Series E Preferred Stock), voting, together as a single class, on the basis and subject to the limitations set forth in Exhibit A hereto, shall be necessary to approve those certain actions enumerated in Exhibit A.

(v) Other Rights of Holders of Series D Preferred Stock. The shares of Series D Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4.7 Series E Preferred Stock.

(a) Dividends.

(i) The shares of Series E Preferred Stock are senior to the Junior Preferred Stock and the Junior Securities with respect to the right to receive dividends.

(ii) The Holders of the outstanding shares of Series E Preferred Stock shall be entitled to receive, when, as and if declared by the Board (and as provided below), from any source of funds legally available therefor, distributions on each share of Series E Preferred Stock, at a rate per annum equal to twenty percent (20%) of the Series E Liquidation Preference per share, compounded annually, commencing on the Issue Date of such share. Such dividends shall accrue on a daily basis whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of such dividends. All dividends shall be cumulative, whether or not earned or declared, and shall be payable in cash only upon an LSA Event (a “Series E Dividend Payment Date”). Each distribution in the form of a dividend shall be payable to the Holders of record of the Series E Preferred Stock as they appear on the stock register of the Corporation on the relevant Series E Dividend Payment Date.

(iii) So long as any shares of Series E Preferred Stock are outstanding, without the prior written consent of the Holders of more than fifty percent (50%) of the Series E Preferred Stock at the time outstanding, the Corporation shall not (A) (1) declare, pay or set apart for payment any dividend on any Junior Preferred Stock or Junior Securities, or (2) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Preferred Stock or Junior Securities, or make any distribution in respect thereof, in each case, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, or (B) permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Junior Preferred Stock or Junior Securities. Notwithstanding the foregoing, the Corporation shall not require the consent of the Holders of the Series E Preferred Stock to redeem or repurchase Junior Securities from former or current employees in accordance with the Employee-Shareholders Agreement.

(b) Liquidation Rights.

(i) Liquidation. In the event of any LSA Event, the Holders of Series E Preferred Stock shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of any Junior Preferred Stock or Junior Securities, to receive in full an amount equal to the Series E Liquidation Preference per share, determined as of the payment date.

(ii) Residual Distributions. If the Series E Liquidation Preference per share, determined as of the payment date, has been paid in full to all Holders of Series E Preferred Stock, the holders of Junior Preferred Stock and Junior Securities shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(c) Redemption.

(i) Redemption Right. At any time and from time to time after December 31, 2006, the Holders of more than fifty percent (50%) of the Series E Preferred Stock, then outstanding,

voting as a single class, shall have the right to demand that the Corporation redeem all, and not less than all, of such Holders’ shares of Series E Preferred Stock upon two hundred seventy (270) days written notice (which notice may be given at any time after, but not before, December 31, 2006) at a price per share equal to the Series E Redemption Price payable in cash.

(ii) Inability to Redeem. Notwithstanding anything in this Section 4.7(c) to the contrary, if the Corporation is subject to a Redemption Restriction, then the Corporation will promptly notify the Holders of Series E Preferred Stock exercising the right of redemption under this Section 4.7(c) of such fact. In the circumstances described above, the Holders of Series E Preferred Stock (by a vote of more than fifty percent (50%) of the Series E Preferred Stock, with respect to which redemption is sought, voting as a single class) may elect (in lieu of their right to receive cash as provided above), at their sole option by giving notice to the Corporation to such effect, to either:

(A) exercise their right of redemption in return for the obligation of the Corporation to pay the Series E Redemption Price as soon as the Corporation ceases to be subject to a Redemption Restriction, but in no event later than three (3) years from the date when such obligation is given, together with interest accrued on the unpaid balance thereof from the date when the Series E Redemption Price is determined until the date when such Holders of Series E Preferred Stock receive payment in full in cash at a rate per annum equal to the greater of (1) eight percent (8%) or (2) the rate announced by SunTrust Bank in Jacksonville, Florida from time to time as its prime rate, in each case plus three percent (3%), which obligation shall be evidenced by a promissory note or notes of the Corporation, will be secured by a pledge of the Series E Preferred Stock subject to the redemption right in this Section 4.7(c) and, if required by the holders of any senior indebtedness, will be subordinate in right of payment to such senior indebtedness so long as such subordination does not block payment on such note or notes during times when the Corporation is not in default (or when and to the extent that such payment would not cause a default) with respect to such senior indebtedness; or

(B) withdraw such exercise of their right of redemption under this Section 4.7(c), in which case the Corporation will inform the Holders of Series E Preferred Stock as soon as the Corporation can honor such right or redemption, in whole, without causing a Redemption Restriction.

(d) Conversion to Common Stock.

(i) Conversion at Option of Holders of Series E Preferred Stock. Each share of Series E Preferred Stock shall be convertible at the option of the Holder thereof; at any time prior to the Series E Automatic Conversion Date, into such number of fully paid, validly issued and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) One Hundred and 00/100 Dollars ($100.00), by (B) the Series E Conversion Price. Any Holder of shares of such Series E Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates evidencing such shares of such Series E Preferred Stock at the office of the transfer agent for such Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the Holder elects so to convert such shares of such Series E Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series E Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Series E Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Series E Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series E Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(ii) Automatic Conversion. Each share of Series E Preferred Stock shall be automatically converted into such number of fully paid, validly issued and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (A) One Hundred and 00/100 Dollars ($100.00), by (B) the Series E Conversion Price (the “Series E Automatic Conversion”) at the earlier to occur of (X) the written consent of the holders of at least two-thirds (2/3) of the Holders of the Series E Preferred Stock then issued and outstanding voting as a single series to convert such series, or (Y) the closing of a Qualified Public Offering (the “Series D Automatic Conversion Date”). The Corporation shall mail written notice of any Series E Automatic Conversion by first class mail, postage prepaid, addressed to the Holders of record of the outstanding shares of such Series E Preferred Stock at their respective last addresses appearing on the books of the Corporation. Any notice mailed as provided in this Section 4.7(d)(ii) shall be conclusively presumed to have been duly given when so mailed, whether or not the Holder receives such notice, and the failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of such Series E Preferred Stock shall not affect the validity of the Series E Automatic Conversion of any other shares of such Series E Preferred Stock. The Series E Automatic Conversion shall be deemed to have occurred at the close of business in Jacksonville, Florida on the Series E Automatic Conversion Date, and from and after such time the shares of such Series E Preferred Stock shall no longer be deemed outstanding, the certificates therefore shall represent only the right to receive the Common Stock or other consideration deliverable upon the conversion of such Series E Preferred Stock and the person or persons entitled to receive such Common Stock shall be treated for all purposes as the record holder or holders of such Common Stock at such, time; provided, however, that in order to receive certificates representing such Common Stock or other consideration the Holders of shares of such Series E Preferred Stock must surrender the certificate or certificates representing their shares of such Series E Preferred Stock at the office of the transfer agent for such Series E Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates for such Series E Preferred Stock, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by an irrevocable written notice specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered. Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series E Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after such surrender and compliance, deliver at such office, to the person or persons entitled thereto (as specified in the written notice), a certificate or certificates evidencing the Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided and/or any other consideration deliverable upon such conversion.

(iii) Fractional Shares. Fractional shares of Common Stock may be issued upon conversion of Series E Preferred Stock.

(e) Voting Rights.

(i) General. The holders of Series E Preferred Stock shall be entitled to the number of votes per share of such Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is convertible pursuant to Section 4.7(d) and, except as otherwise provided in this Certificate or applicable law, shall vote together with the holders of Common Stock (and of any other class or series that may be similarly entitled to vote with holders of Common Stock) as a single class on all matters on which holders of Common Stock are entitled to vote.

(ii) Other Voting Rights of Holders of Series E Preferred Stock. So long as twenty percent (20%) or more of the shares of the Series E Preferred Stock which are issued pursuant to the 2004 Series E Preferred Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series E Preferred Stock, remain issued and outstanding, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the holders of more than fifty percent (50%) of the shares of the Series E Preferred Stock at the time outstanding (or Common Stock issued upon conversion of such shares), voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(A) amend or repeal any provision or add any provision to this Certificate or the Bylaws (whether by merger, consolidation, or otherwise) if such action would (I) adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series E Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series E Preferred Stock or (II) add to the rights, privileges, preferences or restrictions created for the benefit of Junior Preferred Stock or the Junior Securities;

(B) authorize, create (by reclassification or otherwise) issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences, or privileges on parity with or senior to the Series E Preferred Stock;

(C) enter into any agreement that would restrict the ability of the Corporation to perform under the 2004 Series E Preferred Stock Purchase Agreement or any other agreement entered into in connection with the transactions described in the 2004 Series E Preferred Stock Purchase Agreement;

(D) issue or agree to issue any additional shares of Series E Preferred Stock (other than the “Option Shares” as defined in the 2004 Series Stock Purchase Agreement); or

(E) engage in any transaction which would impair or reduce the rights of the holders of the Series E Preferred Stock as a class.

(iii) Voting Rights of Holders of Series D Preferred Stock and Series E Preferred Stock. In addition to the other voting rights set forth in this Section 4.7(e), the vote or consent of the Holders of more than fifty percent (50%) of the Series D Preferred Stock (or Common Stock issued upon conversion of such Series D Preferred Stock) and the Series E Preferred Stock (or Common Stock issued upon conversion of such Series E Preferred Stock), voting together as a single class, on the basis and subject to the limitations set forth in Exhibit A hereto, shall be necessary to approve those certain actions enumerated in Exhibit A.

(iv) Other Rights of Holders of Series E Preferred Stock. The shares of Series E Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law).

4.8 Adjustment of Conversion Price. Number a Shares of Common Stock, etc. The applicable Conversion Prices for the Preferred Stock shall be subject to adjustment from time to time as hereinafter provided for in this Section 4.8.

(a) Stock Dividends. In case at any time the Corporation shall declare a dividend or make any other distribution upon the Common Stock which is payable in Common Stock, Convertible Securities or Options, each Conversion Price in effect immediately prior to such dividend or other distribution shall be proportionately reduced and the number of shares of Common Stock issuable upon conversion of each series of Preferred Stock immediately prior to such dividend or other distribution shall be proportionately increased.

(b) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, each Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined at any time into a smaller number of shares, each Conversion Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon conversion of each series of Preferred Stock immediately prior to such combination shall be proportionately reduced.

(c) Sale of Common Stock (Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock). In the event the Corporation shall at any time or from time to time after the date hereof while any Series A Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury), for a consideration per share less than any Conversion Price applicable to the Series A Preferred Stock, the Series D Preferred Stock or Series E Preferred Stock in effect immediately prior to the issuance, sale or exchange of such securities (any such issuance, sale or exchange hereinafter referred to as a “Dilutive Transaction”), then, and thereafter successively upon the consummation of any Dilutive Transaction, each Conversion Price applicable to Series A Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall forthwith be reduced to an amount determined by multiplying each such Conversion Price by a fraction:

(i) the numerator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the Dilutive Transaction (excluding treasury shares), plus (B) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at such Conversion Price (prior to such adjustment), and

(ii) the denominator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the Dilutive Transaction (excluding treasury shares) plus (B) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

Notwithstanding the foregoing, this Section 4.8(c) shall not apply to (x) any of the fifty thousand (50,0000) shares of Common Stock subject to issuance by the Company pursuant to the 2004 Advanced Disposal Services, Inc. Restricted Stock Plan or (y) any of the one hundred five thousand (105,000) shares of the Series E Preferred Stock issued on or about March 30, 2004 pursuant to the 2004 Series E Preferred Stock Purchase Agreement; provided, however, this Section 4.8(c) shall apply to any of the “Option Shares” purchased pursuant to the 2004 Series E Preferred Stock Purchase Agreement.

(d) Sale of Options, Rights or Convertible Securities (Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock). In the event the Corporation shall, at any time or from time to time after the date hereof while any Series A Preferred Stock, Series D Preferred Stock or Series E Preferred Stock is outstanding, issue, agree or commit to issue Convertible Securities, Options or any other rights to subscribe for shares of Common Stock for a consideration per share (determined by dividing the net aggregate consideration by the maximum aggregate number of shares of Common Stock that would be issued if all such Convertible Securities and Options were exercised or converted to the fullest extent permitted by their terms) less than any Conversion Price applicable to Series A Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, then each Conversion Price applicable to Series A Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

(i) the numerator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the issuance of such Convertible Securities, Options or other rights (excluding treasury shares), plus (B) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such Convertible Securities, Options or other rights plus the minimum amount set forth in the terms of such Convertible Securities, Options and other rights as payable to the Corporation upon the exercise or conversion thereof (i.e., the net aggregate consideration) would purchase at such Conversion Price (prior to such adjustment), and

(ii) the denominator of which shall be (A) the number of shares of Fully Diluted Common Stock Outstanding immediately prior to the issuance of such Convertible Securities, Option or other rights (excluding treasury shares), plus (B) the maximum aggregate number of shares of Common Stock that would be issued if all such Convertible Securities, Options or other rights were exercised or converted.

Notwithstanding the foregoing, this Section 4.8(d) shall not apply to any of the fifty thousand (50,0000) shares of Common Stock subject to issuance by the Company pursuant to the 2004 Advanced Disposal Services, Inc. Restricted Stock Plan or to any of the “Option Shares” subject to purchase under the 2004 Series E Preferred Stock Purchase Agreement.

(e) Other Adjustments. If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend, or a reorganization, merger, consolidation or sale of assets provided for in this Section 4.8), then and in each such event each Holder of Preferred Stock shall have the right thereafter to convert such Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by Holders of the number of shares of Common Stock into which such Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(f) Other Action Affecting Common Stock. In case at any time or from time to time the Corporation shall take any action in respect of any class of its capital stock (other than an action described elsewhere in this Section 4.8), then the number of shares of Common Stock or other stock or other consideration into which the Preferred Stock are convertible and/or the Conversion Prices shall be adjusted in such manner as may be equitable in the circumstances.

(g) Adjustments for Consolidation, Merger, Reorganization, etc. In case the Corporation (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger and such consolidation or merger does not constitute a Sale Transaction, or (ii) permits any other corporation to consolidate with or merge into the Corporation and the Corporation is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets and such consolidation or merger does not constitute a Sale Transaction, or (iii) effects a capital reorganization or reclassification of the Equity Securities in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock and such reorganization or reclassification does not constitute a Sale Transaction, then, and in each such case, proper provision, in form and substance reasonably satisfactory to the Holders of a majority of the shares of Series D Preferred Stock and Series E Preferred Stock then outstanding (measured by Series D Liquidation Preference and Series E Liquidation Preference, respectively), as a single class, shall be made so that, (A) upon the basis and upon the terms and in the manner provided for in this Section 4.8(g) upon the conversion of the Preferred Stock at any time after the consummation of such consolidation, merger, reorganization or reclassification, each Holder shall be entitled to receive (at the Conversion Price in effect for shares issuable upon such conversion of each respective series of Preferred Stock immediately prior to such consummation), in lieu of shares issuable upon such conversion of the Preferred Stock prior to such consummation, the stock and other securities, cash and assets to which such Holder would have been entitled upon such consummation if such Holder had so converted such Preferred Stock immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 4.8) and (B) the provisions of this Section 4.8 thereafter shall remain applicable to the Preferred Stock (including, in the case of any such consolidation or merger in which the successor entity is other than the Corporation, an immediate adjustment of each Conversion Price to the value for the Common Stock reflected by the terms of such consolidation or merger, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of each series of Preferred Stock, if the value so reflected is less than any Conversion Price which otherwise would be in effect immediately after such consolidation or merger). The Corporation shall not effect any such consolidation or merger, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger assumes by written instrument (in form and substance satisfactory to the Holders of a majority of the shares of Series D Preferred Stock and Series E Preferred Stock then outstanding, as a single class), the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

(h) Notice of Adjustment. Whenever the number of shares issuable upon the conversion of any series of Preferred Stock or any Conversion Price is adjusted, as provided for in this Section 4.8, the Corporation shall prepare and mail to each Holder a certificate setting forth (i) each Conversion Price and the number of shares issuable upon the conversion of each series of Preferred Stock after such adjustment, (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

(i) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Corporation. The disposition of any shares of Common Stock owned or held by or for the account of the Corporation shall be considered an issue of Common Stock for the purposes of this Section 4.8.

(j) Certain Adjustment Rules.

(i) The provisions of this Section 4 shall similarly apply to successive transactions.

(ii) If the Corporation shall declare any dividend referred to in Section 4.8(b) and if any Holder converts all or any part of the Preferred Stock after such declaration, but before the payment of such dividend, the Corporation may elect to defer, until the payment of such dividend, issuing to such Holder the shares of Common Stock issuable upon such conversion over and above the shares issuable upon such conversion on the basis of the applicable Conversion Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to each such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the payment of such dividend.

(iii) If the Corporation shall declare any dividend referred to in Section 4.8(b) and shall legally abandon such dividend prior to payment, then no adjustment shall be made pursuant to this Section 4.8 in respect of such declaration.

(iv) Notwithstanding anything in this Section 4.8 to the contrary, no adjustment to any Conversion Price shall be made (A) upon the direct or indirect conversion, exercise or exchange of any securities of the Corporation outstanding on the date this Certificate is filed with the office of the Secretary of State of the State of Delaware or (B) following consummation of a Qualified Public Offering.

(k) Notice in Certain Circumstances. In case at any time the Corporation proposes to: (i) declare any dividends or other distributions (whether in cash or other property) in respect of the Common Stock or Preferred Stock; (ii) issue any shares of the Common Stock or Preferred Stock or any Options or Convertible Securities (except pursuant to the exercise of Options or Convertible Securities in accordance with their terms); (iii) offer for subscription pro rata to the holders of shares of Common Stock or Preferred Stock any additional shares or any Options or Convertible Securities; (iv) effect a capital reorganization or reclassification of the Common Stock or Preferred Stock, a consolidation or merger of the Corporation with or into another entity or a sale or other disposition of all or substantially all of its assets; or (v) effect a Liquidation; then the Corporation shall give to the holders of Common Stock and Preferred Stock notice of such event at least thirty (30) days (but not more than ninety (90) days) prior to the earlier to occur of (x) the date when the holder must be a holder of shares of Common Stock or Preferred Stock, as the case may be, in order to participate in such event (if applicable) or (y) the date when such event is scheduled to occur.

4.9 Reservation of Shares; Etc.

(a) The Corporation shall at all times reserve and keep available, free from preemptive or similar rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock, the full number of shares of Common Stock that would then be deliverable upon the conversion of all shares of Preferred Stock then outstanding.

(b) If any shares of Common Stock required to be reserved hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued or freely transferred upon conversion, the Corporation will use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, as expeditiously as possible if the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Preferred Stock. Notwithstanding the foregoing, the reference to free transferability and the reference to listing in this Section 4.9(b) shall apply only when the Preferred Stock shall have become freely transferable under the federal securities laws.

4.10 Transfer and Other Taxes. The Corporation shall pay any and all stock transfer, documentary stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Preferred Stock or shares of Common Stock or other securities issued or delivered on conversion of such Preferred Stock. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares or Preferred Stock or Common Stock or other securities in a name other than that in which the shares of such Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

4.11 No Reissuance.

(a) No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

(b) Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Preferred Stock.

ARTICLE FIVE

BOARD DIRECTORS

The affairs of the Corporation shall be managed by the Board which shall initially consist of seven (7) persons selected by the holders of those shares of the Common Stock and Preferred Stock entitled to vote for the members of the Board as provided in this Certificate and the Bylaws.

ARTICLE SIX

AMENDMENT

Subject to the rights of the shareholders set forth in Article Four, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders of the Corporation herein are granted subject to this reservation. Notwithstanding the foregoing, Article Four of this Certificate may not be amended except following the affirmative vote of a majority of the issued and outstanding shares of the Common Stock and Preferred Stock of the Corporation entitled to vote on such amendment, voting together as a single class, and following any separate vote of any series or class of Equity Securities required by this Certificate or by applicable law.

ARTICLE SEVEN

BYLAWS

The Board shall adopt such Bylaws for the conduct of the business of the Corporation in carrying out its purpose as the Board may deem necessary from time to time; provided, however, such Bylaws shall not be inconsistent with the provisions of this Certificate. The Board shall have the power to amend, alter, or rescind the Bylaws or adopt new Bylaws as provided therein.

IN WITNESS WHEREOF, the undersigned has executed this Fourth Amended and Restated Certificate of Incorporation of Advanced Disposal Services, Inc. this 30th, day of March, 2004.

ADVANCED DISPOSAL SERVICES, INC.

By:

Charles C. Appleby, President

Exhibit A

Voting Rights of Series D Preferred Stock and Series E Preferred Stock as a Single Class

Subject to the limitations set forth below, in addition to any other vote or consent of the stockholders required by law or by this Certificate, the vote or consent of the Holders of more than fifty percent (50%) of the shares of the Series D Preferred Stock and the Series E Preferred Stock at the time outstanding (or Common Stock issued upon conversion of such shares of Series D Preferred Stock or Series E Preferred Stock, as the case may be), voting together as a single class on the basis of one (1) vote per share of Preferred Stock equal to the number of shares of Common Stock into which one (1) share of such Preferred Stock is convertible pursuant to Section 4.6(d) (with respect to Series D Preferred Stock) or pursuant to Section 4.7(d) (with respect to Series E Preferred Stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(i) authorize, create (by reclassification or otherwise) issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences, or privileges on parity with or senior to any Junior Securities;

(ii) enter into any agreement or transaction by the Corporation with any of its shareholders, officers, or director, or any individual related by blood or marriage to any such person or any entity in which such person owns a beneficial interest (other than a non-controlling interest in a public corporation), except that no vote or consent hereunder shall be required for (A) any transaction arising under this Certificate, the Employee-Shareholder Agreement or the Investor-Shareholder Agreement, or (B) any contract between the Corporation and NYLI relating to the provision of insurance or other services by NYLI in the ordinary course of NYLI’s business on customary terms;

(iii) adopt or implement any qualified or non-qualified stock option plan not otherwise in effect on the date of filing this Certificate or increase the number of option shares available for grant under qualified or non-qualified stock option plan in effect on such date;

(iv) sell or lease twenty-five percent (25%) or more of the assets of the Corporation on a consolidated basis, except in the ordinary course of business;

(v) issue additional securities to employees, officers or directors, of the Corporation or any Subsidiary, except securities to be granted under the 2004 Advanced Disposal Services, Inc. Restricted Stock Plan, and securities issuable upon the exercise of outstanding options and warrants or issuable upon the exercise of options granted in the future at fair market value;

(vi) issue any securities for a price less than fair market value as determined in the good faith of the Board, other than as may be required by contractual commitments existing as of the date of this Certificate;

(vii) enter into any Sale Transaction or Asset Sale;

(viii) incur indebtedness of the Corporation and its Subsidiaries, on a consolidated basis, in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate,

except for draws upon revolving credit facilities as in effect on the date of this Certificate or which were previously approved by such Holders, or enter into any agreement which permits the Corporation or any Subsidiary to incur such indebtedness or any amendment to any such agreement which increases the amount which the Corporation or any Subsidiary may borrow thereunder;

(ix) approve the annual performance budget of the Corporation;

(x) approve the annual capital expenditure budget of the Corporation;

(xi) approve employment agreements (including any material amendments thereto) for employees of the Corporation or any Subsidiary above the general manager level; or

(xii) take any action indirectly through a Subsidiary, or permit any Subsidiary to take any action which the Corporation may not take directly.

Notwithstanding the foregoing, the Holders of the Series D Preferred Stock shall have the right to vote on or consent to the actions set forth in this Exhibit A only so long as twenty percent (20%) or more of the shares of the Series D Preferred Stock which are issued pursuant to the 2002 Series D Preferred Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding if less than twenty percent (20%) of the shares of the Series D Preferred Stock which are issued pursuant to the 2002 Series D Preferred Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, the Holders of the shares of the Series D Preferred Stock, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, shall no longer have any right to vote on or consent to any of the actions set forth in this Exhibit A. In such an event, the vote or consent of the Holders of more than fifty percent (50%) of the shares of the Series E Preferred Stock at the time outstanding (or Common Stock issued upon conversion of such shares of Series E Preferred Stock), voting separately as a single class on the basis of one (1) vote per share, given in person or in proxy, shall be necessary to approve the actions set forth above.

The Holders of the Series E Preferred Stock shall have the right to vote on or consent to the actions set forth in this Exhibit A, only so long as twenty percent (20%) or more of the shares of the Series E Preferred Stock which are issued pursuant to the 2004 Series E Preferred Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series E Preferred Stock, remain issued and outstanding. If less than twenty percent (20%) of the shares of the Series E Preferred Stock which are issued pursuant to the 2004 Series E Preferred Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series E Preferred Stock, remain issued and outstanding, the Holders of the shares of the Series E Preferred Stock, or shares of Common Stock issued upon conversion of such shares of Series E Preferred Stock, shall no longer have any right to vote on or consent to any of the actions set forth in this Exhibit A. In such an event, the vote or consent of the Holders of more than fifty percent (50%) of the shares of the Series D Preferred Stock at the time outstanding (or Common Stock issued upon conversion of such shares of Series D Preferred Stock), voting separately as a single class on the basis of one (1) vote per share, given in person or in proxy, shall be necessary to approve the actions set forth above.

If less than twenty percent (20%) of the shares of the Series D Preferred Stock which are issued pursuant to the 2002 Series D Preferred Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series D Preferred Stock, remain issued and outstanding, and if less than twenty percent (20%) of the shares of the Series E Preferred Stock which are issued pursuant to the 2004 Series E Preferred Stock Purchase Agreement, or shares of Common Stock issued upon conversion of such shares of Series E Preferred Stock, remain issued and outstanding, neither the Holders of the shares of the Series D Preferred Stock (or Common Stock issued upon conversion of such shares of Series D Preferred Stock) nor the Holders of the shares of the Series E Preferred Stock (or Common Stock issued upon conversion of such shares of Series E Preferred Stock), shall have any right to vote on or consent to any of the actions set forth in this Exhibit A

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, a corporation organized and existing under the Laws of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the Corporation is Advanced Disposal Services, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002, and effective as of April 15, 2002. The original Certificate of Incorporation was subsequently restated in its entirety by the First Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 30, 2002, which was subsequently restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of December 31, 2002, which was subsequently restated in its entirety by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 29, 2003, which was subsequently restated in its entirety by the Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on and effective as of March 30, 2004. The Corporation was originally organized as a Delaware limited liability company on January 16, 2001, under the name Advanced Disposal Services, LLC. The Corporation converted from a limited liability company to a corporation under Delaware law effective April 15, 2002.

SECOND: That pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Fifth Amended and Restated Certificate of Incorporation restates and integrates and amends the Fourth Amended and Restated Certificate of Incorporation of the Corporation.

THIRD: The stockholders of the Corporation duly adopted the proposed amendment and restatement by written consent in lieu of a special meeting, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

FOURTH: The Board of Directors of the Corporation, acting by unanimous written consent in lieu of a meeting, duly adopted the proposed amendment and restatement of the Certificate of Incorporation of the Corporation, in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation.

FIFTH: That the text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the Corporation is “ADVANCED DISPOSAL SERVICES, INC.”

ARTICLE TWO

PURPOSES

The Corporation has been formed to (a) engage in and invest in enterprises engaged in the business of collection, transportation and disposal (including ownership and operation of landfills and other solid waste disposal facilities) of residential, commercial and industrial waste; (b) engage in such other activities as are reasonably incidental to the purpose and business of the Corporation set forth in clause (a); and (c) engage in such other activities as the Board may, from time to time, direct. In furtherance of the foregoing, and not in limitation thereof, the Corporation shall have the power and authority to do everything necessary, proper or incidental to the accomplishment of its purposes.

ARTICLE THREE

REGISTERED OFFICE AND AGENT

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

ARTICLE FOUR

CAPITAL STOCK

4.1 Number of Shares; Par Value. Effective as of the date and time of filing of this Certificate, the total number of shares of capital stock that the Corporation shall have authority to issue shall be one million (1,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”). Immediately prior to the filing of this Certificate, all preferred stock of the Corporation shall have been converted to Common Stock and any warrants to purchase preferred stock of the Corporation shall have been canceled.

4.2 Voting. The holders of Common Stock shall have full voting power for all purposes. Each share of Common Stock shall be entitled to one (1) vote at any meeting of stockholders or action taken by written consent.

ARTICLE FIVE

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate by the affirmative vote of the holders of a majority of the shares of Common Stock then outstanding.

ARTICLE SIX

BYLAWS

The Board shall adopt such Bylaws for the conduct of the business of the Corporation in carrying out its purpose as the Board may deem necessary from time to time; provided, however, such Bylaws shall not be inconsistent with the provisions of this Certificate. The Board shall have the power to amend, alter, or rescind the Bylaws or adopt new Bylaws as provided therein.

IN WITNESS WHEREOF, the undersigned has executed this Fifth Amended and Restated Certificate of Incorporation of Advanced Disposal Services, Inc. this 24th day of August, 2006.

ADVANCED DISPOSAL SERVICES, INC.

By: /s/ Charles C. Appleby

Charles C. Appleby, President

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANY

INTO A

DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(e) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Advanced Disposal Services, Inc., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is Federal Road, LLC, a Delaware limited liability company.

SECOND: The Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is Advanced Disposal Services, Inc.

FOURTH: The merger is to become effective on September 21, 2006.

FIFTH: The Plan of Merger is on file at 9995 Gate Parkway, Suite 200, Jacksonville, Florida 32246, the place of business of the surviving corporation.

SIXTH: A copy of the Plan of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, Advanced Disposal Services, Inc., the surviving corporation, has caused this certificate to be signed by an authorized officer, the 21st day of September, 2006.

By:	/s/ Charles Appleby
Authorized Officer

Name:	Charles Appleby

Title:	Chief Executive Officer

FIRST AMENDMENT TO

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the name of the Corporation is Advanced Disposal Services, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002, and effective as of April 15, 2002. The original Certificate of Incorporation was subsequently restated in its entirety by the First Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 30, 2002, which was subsequently restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of December 31, 2002, which was subsequently restated in its entirety by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 29, 2003, which was subsequently restated in its entirety by the Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of the State of Delaware on and effective as of March 30, 2004, which was subsequently restated in its entirety by the Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on an effective as of August 24, 2006. The Corporation was originally organized as a Delaware limited liability company on January 16, 2001, under the name Advanced Disposal Services, LLC. The Corporation converted from a limited liability company to a corporation under Delaware law effective April 15, 2002.

SECOND: That pursuant to Section 242 of the General Corporation Law of the State of Delaware, this First Amendment to Fifth Amended and Restated Certificate of Incorporation amends the Fifth Amended and Restated Certificate of Incorporation of the Corporation.

THIRD: The stockholders of the Corporation duly adopted the proposed amendment and restatement by written consent in lieu of a special meeting, all in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: The Board of Directors of the Corporation, acting by unanimous written consent in lieu of a meeting, duly adopted the proposed amendment and restatement of the Certificate of Incorporation of the Corporation, in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation.

FIFTH: Section 4.1 of Article Four (Capital Stock) of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

4.1 Number of Shares; Par Value. Effective as of the date and time of filing of this Certificate, the total number of shares of capital stock that the Corporation shall have authority to issue shall be One Million Two Hundred Thousand (1,200,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”).

* * * * *

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to Fifth Amended and Restated Certificate of Incorporation of Advanced Disposal Services, Inc. this 24th day of May, 2007.

ADVANCED DISPOSAL SERVICES, INC.

By: /s/ Charles C. Appleby

Charles C. Appleby, Chief Executive Officer

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING ADS HOLDING CO., INC. WITH AND INTO

ADVANCED DISPOSAL SERVICES, INC.

Pursuant to Section 253 of the General Corporation of Law of the State of Delaware (the “DGCL”), ADS Holding Co., Inc., a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of the Company with and into Advanced Disposal Services, Inc., a Delaware corporation (the “Subsidiary”), with the Subsidiary remaining as the surviving corporation:

FIRST: The Company and Subsidiary are incorporated pursuant to the DGCL.

SECOND: The Company owns more than ninety percent (90%) of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on May 31, 2007, determined to merge the Company with and into the Subsidiary pursuant to Section 253 of the DGCL:

WHEREAS, ADS Holding Co., Inc., a Delaware corporation (the “Holding Company”), owns 901,164.51 shares of Advanced Disposal Services, Inc., a Delaware corporation (“Subsidiary”), the equivalent of approximately ninety-six and one tenths percent (96.1%) of the outstanding shares of the capital stock of the Subsidiary, and Etowah Environmental Group, LLC, a Georgia limited liability company (“Etowah”), owns 36,637 shares of the Subsidiary, the equivalent of approximately three and nine tenths percent (3.9%) of the outstanding shares of the capital stock of the Subsidiary; and

WHEREAS, the Board of Directors of the Holding Company have deemed it advisable that the Holding Company be merged with and into the Subsidiary pursuant to Section 253 of the General Corporation Law of the State of Delaware.

NOW, THEREFORE, BE IT RESOLVED, that the Holding Company be merged with and into the Subsidiary (the “Merger”); and

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Holding Company held by the Holding Company’s shareholders (the “Holding Company Shareholders”) immediately prior to the Merger shall be converted into and shall automatically become one share of common stock of Subsidiary, the surviving company; and

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the Holding Company Shareholders, each then outstanding share of capital stock of the Holding Company held by the Holding Company Shareholders shall be cancelled and no consideration shall be issued in respect thereof; and

FURTHER RESOLVED, that by virtue of the Merger and without any action on Etowah’s part, Etowah shall receive a one-time cash payment of Two Hundred Thirty-Three and 88/100 Dollars ($233.88) per share of outstanding capital stock of the Subsidiary that Etowah owned immediately prior to the Merger, and all such shares shall thereupon be cancelled; and

FURTHER RESOLVED, that the proper officers of the Holding Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Holding Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

FOURTH: The Subsidiary shall be the surviving corporation of the Merger.

FIFTH: The certificate of incorporation of the Subsidiary as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation.

SIXTH: The Merger has been approved by the majority stockholder of the Company pursuant to and in accordance with Sections 228 and 253 of the DGCL.

* * * * *

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer This 31st day of May 2007.

ADS HOLDING CO., INC.

By: /s/ Michael Walsh

Michael Walsh

President

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES, INC.

ADVANCED DISPOSAL SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: That the name of the Corporation is Advanced Disposal Services, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002, and effective as of April 15, 2002. The original Certificate of Incorporation was subsequently restated in its entirety by the First Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 30, 2002, which was subsequently restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of December 31, 2002, which was subsequently restated in its entirety by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 29, 2003, which was subsequently restated in its entirety by the Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of March 30, 2004, which was subsequently restated in its entirety by the Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of August 24, 2006. The Corporation was originally organized as a Delaware limited liability company on January 16, 2001, under the name Advanced Disposal Services, LLC. The Corporation converted from a limited liability company to a corporation under Delaware law effective April 15, 2002.

SECOND: That pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Sixth Amended and Restated Certificate of Incorporation restates and integrates and amends the Fifth Amended and Restated Certificate of Incorporation of the Corporation.

THIRD: That the Board of Directors of the Corporation, acting by unanimous written consent in lieu of a meeting, duly adopted the proposed amendment and restatement of the Certificate of Incorporation of the Corporation, in accordance with the provisions of Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation, declaring such amendment and restatement to be advisable and directing that such amendment and restatement be submitted to the stockholders of the Corporation for approval.

FOURTH: That thereafter the stockholders of the Corporation duly adopted the proposed amendment and restatement by written consent in lieu of a special meeting, all in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

FIFTH: That the text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE ONE

NAME

The name of the corporation is “ADVANCED DISPOSAL SERVICES, INC.”

ARTICLE TWO

PURPOSES

Advanced Disposal Services, Inc. (the “Corporation”) has been formed to (a) engage in and invest in enterprises engaged in the business of collection, transportation and disposal (including ownership and operation of landfills and other solid waste disposal facilities) of residential, commercial and industrial waste; (b) engage in such other activities as are reasonably incidental to the purpose and business of the Corporation set forth in clause (a); and (c) engage in such other activities as the Board of Directors of the Corporation (the “Board”) may, from time to time, direct. In furtherance of the foregoing, and not in limitation thereof, the Corporation shall have the power and authority to do everything necessary, proper or incidental to the accomplishment of its purposes.

ARTICLE THREE

REGISTERED OFFICE AND AGENT

The address of the registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at this address is The Corporation Trust Company.

ARTICLE FOUR

CAPITAL STOCK

4.1 Number of Shares; Par Value. Effective as of the date and time of filing of this Sixth Amended and Restated Certificate of Incorporation (this “Certificate” and, such date and time of such filing, the “Effective Date”), the total number of shares of capital stock that the Corporation shall have authority to issue shall be [one million three hundred four thousand three hundred (1,304,300)] shares, consisting of the following:

(a) Common Stock. One million three hundred thousand (1,300,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”);

(b) Series A Convertible Preferred Stock. Four thousand three hundred (4,300) shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”).

The Common Stock and Series A Preferred Stock shall have the rights and privileges set forth in this Certificate.

4.2 Common Stock. The holders of Common Stock shall have full voting power for all purposes. Each share of Common Stock shall be entitled to one (1) vote at any meeting of stockholders or action taken by written consent. Except as otherwise may be provided in this Certificate or by applicable law, the holders of the Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation.

4.3 Series A Preferred Stock.

(a) Dividends. The shares of Series A Preferred Stock do not have any preferences with respect to dividends by the Corporation. Dividends, if any, will be declared in the sole discretion of the Board. The holders of shares of Series A Preferred Stock will be entitled to participate in any dividends paid on the shares of Common Stock as if such shares of Series A Preferred Stock had been converted to shares of Common Stock in accordance with Section 4.3(c) on the date that such dividend is declared by the Board.

(b) Distribution Right upon LSA Event.

(i) For purposes of this Certificate:

(A) “LSA Event” means a Liquidation, a Sale Transaction or an Asset Sale.

(B) “Liquidation” means any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(C) “Sale Transaction” means any merger, consolidation, recapitalization, sale, transfer or issuance of equity securities by the Corporation or any holders thereof, or any series of such transactions in each case, which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, as amended), other than the direct or indirect holders of Common Stock and Series A Preferred Stock immediately following the Effective Date, owning directly or indirectly more than fifty percent (50%) by vote of the voting stock of the Corporation (or of the surviving corporation, if the Corporation is not the surviving corporation) outstanding at the time of the consummation of such merger, consolidation, recapitalization, sale, transfer or issuance or series of such transactions.

(D) “Asset Sale” means any sale or transfer of all or substantially all of the assets of the Corporation and the Subsidiaries on a consolidated basis (measured by the fair market value determined in the reasonable good faith judgment of the Board) in any transaction or series of transactions (other than sales in the ordinary course of business).

(E) “Subsidiary” means (i) any corporation, fifty percent (50%) or more of whose stock of all classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned by the Corporation directly or indirectly through other Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which the Corporation, directly or indirectly through other Subsidiaries, has a fifty percent (50%) or more equity interest.

(F) “Person” means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

(ii) Upon the occurrence of an LSA Event, the holders of any shares of Series A Preferred Stock not converted as provided in Section 4.3(c) shall be entitled, before any distribution or payment out of the assets of the Corporation may be made to or set aside for the holders of Common Stock, to receive in full an amount equal to the Series A LSA Preference per share, determined as of the payment date. For purposes of this Certificate, “Series A LSA Preference” means the higher of: (A) an amount equal to Ten Thousand and 00/100 Dollars ($10,000.00), adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to Series Preferred Stock; and (B) the amount to which the holders of such shares of Series A Preferred Stock would be entitled as if such shares of Series A Preferred Stock had been converted to shares of Common Stock as provided in Section 4.3(c).

(iii) If the Series A LSA Preference per share, determined as of the payment date, has been paid in full to all holders of Series A Preferred Stock, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation.

(c) Conversion to Common Stock.

(i) Upon the occurrence of an LSA Event, each share of Series A Preferred Stock may be converted, at the option of the holder thereof, into Twelve and Ninety-One-Thousandths (12.091) shares of fully paid, validly issued and nonassessable shares of Common Stock.

(ii) Any holder of shares of such Series A Preferred Stock desiring to convert such shares into Common Stock pursuant to Section 4.3(c)(i) shall surrender the certificate or certificates evidencing such shares of such Series A Preferred Stock at the office of the transfer agent for such Series A Preferred Stock or at such other office or offices, if any, as the Board may designate for the purpose (which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or be accompanied by proper instruments of transfer to the Corporation or in blank), accompanied by irrevocable written notice to the Corporation to the effect that the holder elects so to convert such shares of such Series A Preferred Stock (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued or to whom any other consideration deliverable upon such conversion is to be delivered). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of shares of such Series A Preferred Stock on account of any dividends accrued on such shares or on account of any dividends accrued on the shares of Common Stock issued upon such conversion. The Corporation shall, as soon as practicable after the surrender of certificates evidencing shares of such Series A Preferred Stock being converted at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of shares of Common Stock to which such person or persons shall be entitled as aforesaid. Such conversion shall be deemed to have been made as of the date of such surrender of certificates evidencing shares of such Series A Preferred Stock to be converted (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

(iii) Fractional shares of Common Stock may be issued upon conversion of Series A Preferred Stock.

(d) Voting Rights. The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as required by law (after giving effect to any limitations included herein that are permitted by such law). Notwithstanding the foregoing, so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of more than fifty percent (50%) of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class on the basis of one (1) vote per share, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary to:

(i) amend or repeal any provision of or add any provision to this Certificate or the Bylaws (whether by merger, consolidation or otherwise) if such action would adversely affect the rights, privileges, preferences or restrictions created for the benefit of the Series A Preferred Stock, including, without limitation, increasing or decreasing the total number of authorized shares of Series A Preferred Stock; or

(ii) authorize, create (by reclassification or otherwise), issue or incur any obligation to issue any new class or series of securities of the Corporation having rights, preferences or privileges on parity with or senior to Series A Preferred Stock.

ARTICLE FIVE

AMENDMENT

Subject to the rights of the shareholders set forth in Article Four, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders of the Corporation herein are granted subject to this reservation. Notwithstanding the foregoing, Article Four of this Certificate may not be amended except following the affirmative vote of a majority of the issued and outstanding shares of the Common Stock and Series A Preferred Stock of the Corporation entitled to vote on such amendment, voting together as a single class, and following any separate vote of any series or class of securities required by this Certificate or by applicable law.

ARTICLE SIX

BYLAWS

The Board shall adopt such Bylaws for the conduct of the business of the Corporation in carrying out its purpose as the Board may deem necessary from time to time; provided, however, such Bylaws shall not be inconsistent with the provisions of this Certificate. The Board shall have the power to amend, alter, or rescind the Bylaws or adopt new Bylaws as provided therein.

* * * * * *

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Sixth Amended and Restated Certificate of Incorporation of Advanced Disposal Services, Inc. this 21st day of April, 2011.

ADVANCED DISPOSAL SERVICES, INC.

By: /s/ Steven Carn

Steven Carn

Chief Financial Officer and Treasurer

Delaware          PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ADVANCED DISPOSAL SERVICES, INC.”, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES, INC.” TO “ADVANCED DISPOSAL SERVICES SOUTHEAST, INC.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF NOVEMBER, A.D. 2012, AT 5:04 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3344830          8100

121281991                  [Seal]

/s/ Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 0027183

DATE: 12-03-12

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES, INC.

This Certificate of Amendment to the Certificate of Incorporation of Advanced Disposal Services, Inc. (the “Corporation”) is being duly executed and filed by Christian B. Mills, as Assistant Secretary, pursuant to Section 242 the General Corporation Law of the State of Delaware who does hereby certify as follows:

1. The name of the Corporation is Advanced Disposal Services, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002, and effective as of April 15, 2002. The original Certificate of Incorporation was subsequently restated in its entirety by the First Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 30, 2002, which was subsequently restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of December 31, 2002, which was subsequently restated in its entirety by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 29, 2003, which was subsequently restated in its entirety by the Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and -effective as of March 30, 2004, which was subsequently restated in its entirety by the Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of August 24, 2006, which was subsequently restated in its entirety by the Sixth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of April 21, 2011. The Corporation was originally organized as a Delaware limited liability company on January 16, 2001, under the name Advanced Disposal Services, LLC. The Corporation converted from a limited liability company to a corporation under Delaware law effective April 15, 2002.

3. The First Article of the Certificate of Incorporation is hereby amended to read as follows:

FIRST: The name of the corporation is Advanced Disposal Services Southeast, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 29th day of November, 2012.

By:	/s/ Christian B. Mills
Name:	Christian B. Mills
Title:	Assistant Secretary

Delaware          PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ADVANCED DISPOSAL SERVICES SOUTHEAST, INC.”, CHANGING ITS NAME FROM “ADVANCED DISPOSAL SERVICES SOUTHEAST, INC.” TO “ADVANCED DISPOSAL SERVICES SOUTH, INC.”, FILED IN THIS OFFICE ON THE SIXTH DAY OF DECEMBER, A.D. 2012, AT 9:27 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3344830          8100              [Seal]

121307390

/s/ Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION:         0045967

DATE: 12-07-12

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ADVANCED DISPOSAL SERVICES SOUTHEAST, INC.

This Certificate of Amendment to the Certificate of Incorporation of Advanced Disposal Services Southeast, Inc. (the “Corporation”) is being duly executed and filed by Christian B. Mills, as Assistant Secretary, pursuant to Section 242 the General Corporation Law of the State of Delaware who does hereby certify as follows:

1. The name of the Corporation is Advanced Disposal Services Southeast, Inc.

2. The original Certificate of incorporation or the Corporation was filed with the Secretary of State of the State of Delaware on April 12, 2002, and effective as of April 15, 2002. The original Certificate of Incorporation was subsequently restated in its entirety by the First Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 30, 2002, which was subsequently restated in its entirety by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of December 31, 2002, which was subsequently restated in its entirety by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of September 29, 2003, which was subsequently restated in its entirety by the Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of March 30, 2004, which was subsequently restated in its entirety by the Fifth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on and effective as of August 24, 2006, which was subsequently restated in its entirety by the Sixth Amended and Restated Certificate of Incorporation filed with the Secretary or State or the State of Delaware on and effective as of April 21, 2011, which was subsequently amended by a Certificate of Amendment to the Certificate of Incorporation, changing the Corporation’s name from “Advanced Disposal Services, Inc.” to “Advanced Disposal Services Southeast, Inc.” filed on November 30, 2012. The Corporation was originally organized as a Delaware limited liability company on January 16, 2001, under the name Advanced Disposal Services, LLC. The Corporation converted from a limited liability company to a corporation under Delaware law effective April 15, 2002.

3. The First Article of the Certificate of Incorporation is hereby amended to read as follows:

FIRST; The name or the corporation is Advanced Disposal Services South, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 6th day of December, 2012.

By:
Name:	Christian B. Mills
Title:	Assistant Secretary